As filed with the Securities and Exchange Commission on December 9 , 2013

Registration No. ________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form S-1/A

(Amendment No. 2 )

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Green Automotive Company

(Exact name of registrant as specified in its charter)

Nevada	3713	22-3680581
(State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5495 Wilson Street Riverside, California 92509	(800) 863-9098
(Address, including zip code, of registrant’s principal executive offices)	(Telephone number, including area code)

Ian Hobday, Chief Executive Officer

Green Automotive Company

5495 Wilson Street

Riverside, California 92509

(800) 863-9098 (Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Craig V. Butler, Esq.

Law Offices of Craig V. Butler

9900 Research Drive

Irvine, CA  92618

(949) 484-5667

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (1)	Amount of registration fee (3)
Common Stock, $0.001 par value	25,000,000	$0.24	$6,000,000	$818.40
Total Registration Fee				$818.40

(1)

There are 25,000,000 shares of common stock being registered hereunder and as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $3,000,000. In the event the maximum aggregate offering price is reached, any remaining unsold shares shall be removed from registration.  The proposed maximum offering price per share will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder.  Pursuant to Rule 416 of the Securities Act, this registration statement shall be deemed to cover additional securities (i) to be offered or issued in connection with any provision of any securities purported to be registered hereby to be offered pursuant to terms that provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions and (ii) of the same class as the securities covered by this registration statement issued or issuable prior to completion of the distribution of the securities covered by this registration statement as a result of a split of, or a stock dividend paid with respect to, the registered securities.

(2)

Estimated solely for purposes of calculating the registration fee under Rule 457 under the Securities Act, based on the average of the bid and asked price as of June 28, 2013, a date within 5 business days prior to the date of filing the original registration statement, as reported on the OTC Bulletin Board (the “OTCBB”), which average was $0.24 per share.

(3)

The registration fee is calculated pursuant to Rule 457(c) of the Securities Act of 1933 based on the average of the bid and asked price as of June 28, 2013, a date within 5 business days prior to the date of filing the original registration statement, as reported on the OTC Bulletin Board (the “OTCBB”), which average was $0.24 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

YOU MAY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS.  NEITHER THE DELIVERY OF THIS PROSPECTUS NOR SALE OF COMMON STOCK MEANS THAT INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AFTER THE DATE OF THIS PROSPECTUS.  THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SHARES OF THE COMMON STOCK IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.

		25,000,000 SHARES GREEN AUTOMOTIVE COMPANY
__________________

TABLE OF CONTENTS

	Page

Prospectus Summary	3
Corporate Information	3	-------------------------
Risk Factors	5	PROSPECTUS
Use of Proceeds	15	-------------------------
Selling Security Holders	16
Plan of Distribution	17
Description of Securities	19
Interests of Experts and Counsel	20
Description of Business	21	December [__], 2013
Description of Property	34
Legal Proceedings	34
Index to Financial Statements	37
Management’s Discussion and Analysis or Plan of Operation	99
Changes in Accountants	108
Directors, Executive Officers	109
Executive Compensation	113
Security Ownership	117
Certain Transactions	119
Available Information	123
Experts	123

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the SEC is effective.  This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated December 9 , 2013

PROSPECTUS

Up to 25,000,000 shares of common stock

GREEN AUTOMOTIVE COMPANY

This prospectus relates to the sale of up to 25,000,000 shares of common stock of Green Automotive Company to and by Kodiak Capital Group, LLC, referred to throughout this prospectus as “Kodiak”, “Kodiak Capital”, or the “selling stockholder,” and pursuant to a “put right” under an investment agreement, also referred to as an equity line of credit that we entered into with Kodiak Capital.  The investment agreement permits us to “put” up to $3,000,000 of shares of our common stock to Kodiak Capital.  Pursuant to registration rights granted to Kodiak Capital, we are obligated to register the shares acquired by Kodiak Capital if we issue a “put” to Kodiak Capital.  Green Automotive Company is not selling any shares of common stock in the resale offering.  As a result, although we will, receive proceeds from the sale of securities to Kodiak Capital pursuant to our exercise of “put” rights under the investment agreement, we will not receive any proceeds from the sale of the shares by the selling shareholder.

This offering will terminate upon the earlier of: (i) when all 25,000,000 shares are sold, (ii) the maximum offering amount of $3,000,000 has been achieved, (iii) twelve months following the date this Registration Statement becomes effective, or (iv) it is terminated earlier by the parties in accordance with the investment documents.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on OTC Markets on the OTCQB tier under the symbol “GACR.”  The closing price of our common stock as reported on OTC Markets on October 30, 2013 was $0.24.

These shares may be sold by the selling stockholder from time to time in the over-the-counter market or other national securities exchange or automated interdealer quotation system on which our common stock is then listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.

The selling stockholder, and any participating broker-dealers, will be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the “Securities Act,” if we sell any shares to the selling stockholder under a “put” notice, and any commissions or discounts given to any such broker-dealer will be regarded as underwriting commissions or discounts under the Securities Act.  The selling stockholder will purchase the shares of our common stock for 80% of the lowest closing bid price during the five trading days immediately following the date we give them a put notice.  The closing bid price of our common stock on OTC Markets was $0.22 on October 30, 2013.  The selling stockholder received a one-time issuance of 535,715 shares of our common stock, restricted in accordance with Rule 144, as a commitment for the investment.  The selling stockholder has informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.

Investing in the common stock involves risks.  Green Automotive Company, currently has limited operations, limited income, and limited assets, is in unsound financial condition, and you should not invest unless you can afford to lose your entire investment.  See “Risk Factors” beginning on page 4.  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

1

All of the common stock registered by this prospectus will be sold by the selling stockholder at the prevailing market prices at the time they are sold.  Green Automotive Company, is not selling any of the shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of securities to Kodiak Capital pursuant to our exercise of “put” rights.

Under the recently enacted JOBS Act of 2012 (April 5, 2012) , the Company is deemed to be an “emerging growth” company (revenue under $1 Billion) will be subject to reduced public company reporting requirements. See the section entitled "JOBS Act: Jumpstart Our Business Startups Act" contained herein. We have elected not to opt out of, and to make use of, the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act of 2012.

The date of this prospectus is __________________, 2013

2

PROSPECTUS SUMMARY

GREEN AUTOMOTIVE COMPANY

We are a company involved in the automotive sector for niche vehicles and their drive train components.  We design, develop, manufacture, sell and support a range of niche vehicles or their drive trains, with a focus on the rapidly emerging market for zero / low emission solutions. We have the capability to develop and support all types of electric vehicles.  Typically these niche vehicles or drive trains are deployed in the following sectors:  passenger and shuttle buses, coaches and limousines, specialty trucks and vans, military vehicles, emergency vehicles, taxis, disabled transport solutions, construction vehicles, forestry vehicles, and off-road vehicles.  We also provide a comprehensive after sales program with the intent of maximizing the life time value of clean transport solutions, primarily through our E-Care program, which sources replacement components from around the world at the best possible prices to enable the continued use of electric vehicles when replacement with manufacturer-sourced components would make it not cost effective to continue their use.

Currently, we do not have the money or funding to achieve the above goals and we will not be able to achieve our goals unless we are successful in obtaining funding through this offering and potentially future offers as well, all of which may serve to dilute the ownership position of our current and future shareholders.

Corporate Information

We are a corporation originally organized under the laws of the State of Delaware in 1996, but re-incorporated in Nevada effective June 3, 2011.  We formerly operated under the name GANAS Corp. (“GANAS”).  Prior to November 2009, GANAS’ objective was to obtain through acquisition and/or merger transactions, assets, which could benefit our shareholders.  Effective November 4, 2009, GANAS acquired Go Green USA LLC, a Nevada limited liability company organized on April 28, 2009 (“Go”), in a share exchange transaction pursuant to which newly issued shares of GANAS common stock were issued in exchange for all of the issued and outstanding membership interests of Go (the “Go Merger”).  The Go Merger resulted in GANAS issuing 1,436,202.25 shares of its common stock with par value $0.001 for each 1% membership interest in Go, following which GANAS changed its name to Green Automotive Company Corporation.  Effective September 30, 2011, we effected a Change of Domicile, re-incorporating in Nevada and simplifying our name to Green Automotive Company, among other things (the “Re-Incorporation”).

On September 1, 2011, we entered into a Stock Purchase Agreement and Escrow Agreement with Mark E. Crone (“Crone”) and Bosch Equities, L.P. (“Bosch”), under which we purchased 100% of the outstanding equity of Matter of Time I Co., a Nevada corporation (“MOT”), and extinguished a repayment obligation of MOT totaling $6,000, all in exchange for $30,000.

On February 10, 2012, we entered into a Merger Agreement and Plan of Reorganization with Matter of Time I Co., a Nevada corporation (“MOT”) (the “MOT Agreement”).  Under the MOT Agreement, at the closing of the transaction contemplated by the MOT Agreement, MOT dissolved into and became a part of Green Automotive Company, with Green Automotive Company being the surviving corporation and assuming MOT’s status as a reporting issuer under the Securities Exchange Act of 1934, as amended.  On December 14, 2012, the transactions contemplated by the MOT Agreement closed (the “Closing”).  As a result of the Closing, MOT was merged out of existence and Green Automotive Company became a reporting issuer under the Securities Exchange Act of 1934, as amended.

On June 28, 2012, we entered into a Stock Exchange Agreement (the “Liberty Agreement”) with Liberty Electric Cars Ltd., an England and Wales private company limited (“LEC”), and its wholly-owned subsidiary LEC 2 Limited, an England and Wales private company limited (“LEC2” and together with LEC, the “LEC Entities”), under which our wholly-owned subsidiary, Liberty Automotive Group, Inc. (formerly GAC EV Motors Inc.), a Nevada corporation (“LAG”) agreed to purchase 100% of the issued and outstanding securities of LEC (the “LEC Shares”), that owns 100% of the issued and outstanding securities of LEC2 (the “LEC2 Shares”) (collectively the “LEC Securities”) in exchange for the transfer of Thirty Nine Million Seven Hundred Forty Two Thousand One Hundred Seventy Eight (39,742,178) shares of our common stock held by LAG to the LEC Shareholders.  These shares represented approximately 8.19% of our outstanding voting control at the time.

3

On October 12, 2012, we entered into an Acquisition and Stock Exchange Agreement (the “NCWI Agreement”) with Newport Coachworks, Inc., a California corporation (“NCWI”), under which we agreed to purchase 100% of the issued and outstanding securities of NCWI (the “NCWI Shares”) from Mr. Carter Read, NCWI’s sole shareholder, in exchange for the transfer of Five Million (5,000,000) shares of our common stock due at the closing of the transaction (the “GACR Closing Shares”), and up to an additional Twenty Two Million (22,000,000) shares of our common stock (the “GACR Additional Shares” and together with the GACR Closing Shares, the “GACR Shares”) to vest as follows:  upon NCWI obtaining bona fide, binding purchase orders, with a cash down payment standard in the industry to NCWI, from third party purchasers requiring NCWI to manufacturer Sixty (60) buses with diesel or compressed natural gas engines at NCWI’s manufacturing facility (each a “Qualified Purchase Order”) within the first twelve (12) months following the payment of one-half of the initial forecasted funding of $500,000.  As discussed below GACR will issue Mr. Read up to all of the GACR Additional Shares, which shares will either be kept in escrow and distributed, or kept in treasury and issued, to Mr. Read within ten (10) days of the end of each calendar quarter pro rata with the number of Qualified Purchase Orders received by NCWI for the applicable calendar quarter (the “NCWI Transaction”).  The determination as to whether the shares will be issued and held in escrow or kept in treasury will be determined by the Parties in good faith and has not been determined to date.  The GACR Shares, if all issued, currently represent approximately 7.6% of our outstanding common stock.  This transaction closed on October 12, 2012.

On January 31, 2013, we signed a binding agreement to buy UK-based electric vehicle distributor Going Green Limited (www.goingreen.co.uk). Under the brand name, “GoinGreen”, it has sold over 1400 of the highly successful G-Wiz electric vehicles, making it one of Europe’s largest single retailers of electric vehicles.  Going Green Ltd was founded in 2002 and in the early days, set itself the mission to minimize the effects of climate change by encouraging carbon-neutral motoring. The company pioneered electric vehicles in the UK with the G-Wiz, an electric vehicle designed in California and manufactured in India by the Indo-Reva Electric Car Company, making London a centerpiece of the electric vehicle (EV) market. The deal was consummated on April 1, 2013 when 1,562,498 shares of GACR common stock was exchanged for 100% of the issued and outstanding securities of Going Green Limited (an England and Wales private limited company).

On or about May 9, 2013, we issued 1,050,000 shares of our common stock to Metro-Electric PLC to secure a 30% investment in the Powabyke brand of Electric Bikes owned by Metro-Electric PLC.

On or about May 9, 2013, we issued 1,500,000 shares of our common stock each to Gary Spaniak Sr and Ron Davis to compensate them for Liberty Electric Cars Limited withdrawing from the Merger with ELCR in order to be acquired by GACR.

Our executive offices are located 5495 Wilson Street, Riverside, California 92509, telephone number (800) 863-9098.

The Offering

We are registering up to 25,000,000 shares for resale by Kodiak Capital Group, LLC pursuant to the terms of our Investment Agreement dated March 14, 2013.  Pursuant to the terms of the agreement, as amended, Kodiak has committed to invest up to $3,000,000 to purchase shares of our common stock over a twelve-month period.  The agreement provides that we may from time to time deliver a put notice to Kodiak, and Kodiak is obliged to purchase the dollar amount of common stock set forth in the notice.  The maximum amount of each put shall be $3,000,000.  The purchase price shall be 80% of the lowest closing bid price during the five (5) trading days following the put notice date.  We will not be permitted to submit a put notice or draw down any funds from the financing arrangement if the shares issued to Kodiak under the put would cause Kodiak to beneficially own more than 9.9% of our outstanding common stock on the date of the issuance of the shares.  The 25,000,000 shares being registered represent a good faith estimate of the number of shares of common stock that will be issuable pursuant to the Investment Agreement, factoring in the possibility that our stock price may decline during the time we are submitting puts to Kodiak under the Investment Agreement.

4

Kodiak has agreed that neither it nor its affiliates will engage in any short selling of the common stock.

All of the common stock registered by this prospectus will be sold by the selling stockholder at the prevailing market prices at the time they are sold.  We currently have 396,132,391 shares of common stock outstanding, and if all of the shares included in the registration statement of which this prospectus is a part are issued, we will have 421,132,391 shares of common stock outstanding.

5

RISK FACTORS

We have a limited operating history and limited historical financial information upon which you may evaluate our performance.

You should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, have a limited operating history.  We may not successfully address these risks and uncertainties or successfully market our existing and new products.  If we fail to do so, it could materially harm our business and impair the value of our common stock.  Even if we accomplish these objectives, we may not generate the positive cash flows or profits we anticipate.  To date we have limited revenues, all from our wholly-owned subsidiary, LEC, and currently our future revenues are dependent upon our ability to develop and market our EV plans and operations.  For the year ended December 31, 2012, we incurred a net loss of  $84,547,954 and had cash on hand of $87,325, while our monthly cash flow burn rate was approximately $48,000, excluding professional fees and consultants on an as needed basis.  As a result, we have significant short term cash needs. These needs are currently being satisfied through proceeds from the sales of our securities and the issuance of debt instruments.  We currently do not believe we will be able to satisfy our cash needs from our revenues for some time.  As a result, if we are not successful in continuing to raise money from the sale of our securities, we likely would not be able to continue as a going concern.  Unanticipated problems, expenses, and delays are frequently encountered in establishing a presence in the EV market.  These include, but are not limited to, inadequate funding, lack of consumer acceptance, competition, product development, and inadequate sales and marketing.  The failure by us to address satisfactorily any of these conditions would have a materially adverse effect upon us and may force us to reduce or curtail operations.  No assurance can be given that we can or will ever operate profitably.

We may not be able to meet our future capital needs.

To date, we have only generated limited revenues and we have minimal cash liquidity or capital resources.  Our future capital requirements will depend on many factors, including our ability to develop our intellectual property, our ability to generate positive cash flow from operations, and the effect of competing market developments.  We will need additional capital in the near future.  Any equity financings will result in dilution to our then-existing stockholders.  Sources of debt financing may result in high interest expense.  Any financing, if available, may be on terms deemed unfavorable.

If we are unable to meet our future capital needs, we may be required to reduce or curtail operations.

To date, we have relied on funding from investors and lenders to fund operations, and we have generated limited revenue.  We have limited cash liquidity and capital resources.  Our future capital requirements will depend on many factors, including our ability to market our products successfully, our ability to generate positive cash flow from operations, and our ability to obtain financing in the capital markets.  Our management currently estimates we will need approximately $2 million to implement our business plan over the twelve months, roughly calculated as follows: group forecast losses of $1,040,000 (excluding adjustments for derivatives and options), research and development of $500,000, capital expenditures of $300,000, and working capital of $160,000.  Our business plan requires substantial additional funding beyond our anticipated cash flow from operations.  Although we currently have the FMS Stock Agreement in place, we have no other specific plans or arrangements for other financing and we intend to raise funds through private placements, public offerings, or other financings.  Any equity financings would result in dilution to our then-existing stockholders.  Sources of debt financing may result in higher interest expense and may expose us to liquidity problems.  Any financing, if available, may be on terms deemed unfavorable.  If adequate funds are not obtained, we may be required to reduce or curtail operations.

6

Our revenue is highly concentrated among a small number of customers, and our results of operations could be harmed if we lose a key revenue source and fail to replace it.

As of September 30, 2012, our overall revenue was highly concentrated, with one customer, Navistar, Inc., accounting for all of our revenue. Post-September 30, 2012, our revenue is derived from two customers, Navistar under the agreement with LEC, and Don Brown Bus Sales, Inc. under its agreement with Newport Coachworks, Inc.  As a result, if we were to lose the Navistar contract or the Don Brown Bus Sales contract, it would have a material, adverse effect on our business and we would be forced to significantly curtail our operations.

If we are not successful raising money through the sale of equity and/or loans we will not be able to perform our obligations under our agreement with Don Brown Bus Sales, Inc., which could cause us significant financial harm.

In order to perform our obligations under our agreement with Don Brown Bus Sales, Inc. we must raise significant funding.  Our management estimates we will need to raise approximately $500,000 in order to fully perform our obligations under the agreement.  There is a risk that if we are not able to raise sufficient funding to increase production in order to meet demand from Don Brown Bus Sales then Don Brown Bus Sales might reduce its order and/or place orders intended for us with other suppliers.  If either of these were to occur it would cause us significant harm and we would be forced to drastically reduce our operations.

Our participation in government grant-based research programs can cause a delay in us getting paid for our work and a delay in our ability to recognize the revenue from such programs.

LEC is involved in two significant advanced research programs for developing next generation electric vehicle (“EV”) solutions.  These two programs, the “Deliver” project and the “Motore” project, are grant-based programs created by the European Union to develop new technologies under the Seventh Framework Programme (FP7) initiative.  When involved in government-backed research programs there is a risk that payment for the work done under such programs will not be received until after the work has been completed, causing us to pay for such work up front and in advance of receiving payment.  Additionally, due to accounting regulations we may not be able to recognize the revenue received under such programs until the programs are completed, even if we receive progress payments in the middle of the programs.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our financial statements as of December 31, 2012 have been prepared under the assumption that we will continue as a going concern for the next twelve months.  Our independent registered public accounting firm has issued a report that included an explanatory paragraph referring to our need to obtain additional financing and expressing substantial doubt in our ability to continue as a going concern.  Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, to generate revenue.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.  We are continually evaluating opportunities to raise additional funds through public or private equity financings, as well as evaluating prospective business partners, and will continue to do so.  However, if adequate funds are not available to us when we need it, and we are unable to enter into some form of strategic relationship that will give us access to additional cash resources, we will be required to even further curtail our operations which would, in turn, further raise substantial doubt about our ability to continue as a going concern.  Additionally, the mere mention by our independent registered public accounting firm that there is substantial doubt regarding our ability to continue as a going concern may make it more difficult to raise funds, which we must do in order to continue with our current business plans.

7

If we are unable to attract and retain key personnel, we may not be able to compete effectively in our market.

Our success will depend, in part, on our ability to attract and retain key management, both including and beyond what we have today.  The EV market is a specialized industry and having personnel experienced in the market is critical to our success.  In addition to the personnel we have in place now, we will attempt to enhance our management and technical expertise by recruiting qualified individuals who possess desired skills and experience in certain targeted areas.  Our inability to retain staff and to attract and retain sufficient additional employees, and the requisite information technology, engineering, and technical support resources, could have a material adverse effect on our business, financial condition, results of operations, and cash flows.  The loss of key personnel could limit our ability to develop and market our products.

Competition could have a material adverse effect on our business.

The EV industry is a highly competitive industry and the products that we have an interest in may not compete well in the marketplace, which could cause our revenues to be less than expected, and/or may cause us to increase the number of our personnel or our advertising or promotional expenditures to maintain our competitive position or for other reasons.  We also face competition from traditional automobile manufacturers, like Ford and General Motors, which are significantly larger than we are and their entry into the EV market could adversely affect our business.

An increase in government regulations could have a material adverse effect on our business.

The U.S. and certain other countries in which we operate impose certain federal and state or provincial regulations.  New or revised regulations or increased licensing fees, requirements, or taxes could also have a material adverse effect on our financial condition or results of operations.

Our international operations pose various risks, including currency risks, which may adversely affect our operating results and net income.

Certain of our operations, primarily those conducted through our wholly-owned subsidiary, Liberty Electric Cars Ltd., are conducted outside of the United States.  Some of these risks, such as the time difference, we believe are easily mitigated through technology and the willingness of our management to work hours that are outside the typical working day, but other of the risks, such as volatility in currency exchange rates and our ability to effectively manage our currency transaction and translation risks, pose greater challenges.  In general, we conduct our business, earn revenue and incur costs in the local currency of the countries in which we operate.  As a result, our international operations present risks from currency exchange rate fluctuations. The financial condition and results of operations of each of our foreign operating subsidiaries are reported in the relevant local currency and then translated to U.S. dollars at the applicable currency exchange rate for inclusion in our combined consolidated financial statements.  We do not manage our foreign currency exposure in a manner that would eliminate the effects of changes in foreign exchange rates.  Therefore, changes in exchange rates between these foreign currencies and the U.S. dollar will affect the recorded levels of our foreign assets and liabilities, as well as our revenues, cost of goods sold, and operating margins, and could result in exchange losses in any given reporting period.

In the future, we may not benefit from favorable exchange rate translation effects, and unfavorable exchange rate translation effects may harm our operating results.  In addition to currency translation risks, we incur currency transaction risks whenever we enter into either a purchase or a sale transaction using a different currency from the currency in which we receive revenues.  In such cases we may suffer an exchange loss because we do not currently engage in currency swaps or other currency hedging strategies to address this risk.

Given the volatility of exchange rates, we can give no assurance that we will be able to effectively manage our currency transaction and/or translation risks or that any volatility in currency exchange rates will not have an adverse effect on our results of operations.

8

We may be unable to adequately protect our proprietary rights.

Our ability to compete partly depends on the superiority, uniqueness, and value of our intellectual property and technology.  To protect our proprietary rights, we will rely on a combination of patent, copyright, and trade secret laws, confidentiality agreements with our employees and third parties, and protective contractual provisions.  Despite these efforts, any of the following occurrences may reduce the value of our intellectual property:

•

Our applications for patents relating to our business may not be granted and, if granted, may be challenged or invalidated;

•

Issued patents may not provide us with any competitive advantages;

•

Our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology;

•

Our efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to, those we develop; or

•

Another party may obtain a blocking patent and we would need to either obtain a license or design around the patent in order to continue to offer the contested feature or service in our products.

We may be forced to litigate to defend our intellectual property rights or to defend against claims by third parties against us relating to intellectual property rights.

We may be forced to litigate to enforce or defend our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of other parties’ proprietary rights.  Any such litigation could be very costly and could distract our management from focusing on operating our business.  The existence and/or outcome of any such litigation could harm our business.

We may not be able to effectively manage our growth and operations, which could materially and adversely affect our business.

We may experience rapid growth and development in a relatively short period of time.  The management of this growth will require, among other things, continued development of our financial and management controls and management information systems, stringent control of costs, increased marketing activities, the ability to attract and retain qualified management personnel, and the training of new personnel.  We intend to retain additional personnel in order to manage our expected growth and expansion.  Failure to successfully manage our possible growth and development could have a material adverse effect on our business and the value of our common stock.

Our future research and development projects may not be successful.

The successful development of EV products and services can be affected by many factors.  Products that appear to be promising at their early phases of research and development may fail to be commercialized for various reasons, including the failure to commercialize the product.  In addition, the research and development cycle for new products is long.

There is no assurance that all of our future research and development projects will be successful or completed within the anticipated time frame or budget or that we will receive the necessary approvals from relevant authorities for the production of these newly developed products, or that these newly developed products will achieve commercial success.  Even if such products can be successfully commercialized, they may not achieve the level of market acceptance that we expect.

9

Any products we develop, acquire, or invest in may not achieve or maintain widespread market acceptance.

The success of any products we develop, acquire, or invest in will be highly dependent on market acceptance.  We believe that market acceptance of any products will depend on many factors, including, but not limited to:

•

the perceived advantages of our products over competing products and the availability and success of competing products;

•

the effectiveness of our sales and marketing efforts;

•

our product pricing and cost effectiveness; and

•

publicity concerning our products, product candidates, or competing products.

If our products fail to achieve or maintain market acceptance, or if new products are introduced by others that are more favorably received than our products, are more cost effective, or otherwise render our products obsolete, we may experience a decline in demand for our products.  If we are unable to market and sell any products we develop successfully, our business, financial condition, results of operations, and future growth would be adversely affected.

Developments by competitors may render our products or technologies obsolete or non-competitive.

The EV industry is intensely competitive and subject to rapid and significant technological changes.  A large number of companies are pursuing the development of EV products and services for markets that we are targeting.  We face competition from companies in the United States and other countries.  In addition, companies pursuing different but related fields represent substantial competition.  Many of these organizations competing with us have substantially greater capital resources, larger research and development staffs and facilities, longer EV development history in obtaining regulatory approvals, and greater manufacturing and marketing capabilities than we do.  These organizations also compete with us to attract qualified personnel and parties for acquisitions, joint ventures, or other collaborations.

If we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls over financial reporting, we may not be able to report our financial results accurately or timely or to detect fraud, which could have a material adverse effect on our business.

An effective internal control environment is necessary for us to produce reliable financial reports and is an important part of our effort to prevent financial fraud.  We are required to periodically evaluate the effectiveness of the design and operation of our internal controls over financial reporting.  Based on these evaluations, we may conclude that enhancements, modifications, or changes to internal controls are necessary or desirable.  While management evaluates the effectiveness of our internal controls on a regular basis, these controls may not always be effective.  There are inherent limitations on the effectiveness of internal controls, including collusion, management override, and failure of human judgment.  In addition, control procedures are designed to reduce rather than eliminate business risks.  If we fail to maintain an effective system of internal controls, or if management or our independent registered public accounting firm discovers material weaknesses in our internal controls, we may be unable to produce reliable financial reports or prevent fraud, which could have a material adverse effect on our business, including subjecting us to sanctions or investigation by regulatory authorities, such as the Securities and Exchange Commission.  Any such actions could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements, which could cause the market price of our common stock to decline or limit our access to capital.

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Our common stock may be affected by limited trading volume and may fluctuate significantly.

There has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop.  This could adversely affect our shareholders’ ability to sell our common stock in short time periods or possibly at all.  Our common stock has experienced and is likely to continue to experience significant price and volume fluctuations that could adversely affect the market price of our common stock without regard to our operating performance.  Our stock price could fluctuate significantly in the future based upon any number of factors such as: general stock market trends; announcements of developments related to our business; fluctuations in our operating results; announcements of technological innovations, new products, or enhancements by us or our competitors; general conditions in the U.S. and/or global economies; developments in patents or other intellectual property rights; and developments in our relationships with our customers and suppliers.  Substantial fluctuations in our stock price could significantly reduce the price of our stock.

Our common stock is traded on the OTCQB-tier of OTC Markets, which may make it more difficult for investors to resell their shares due to suitability requirements.

Our common stock is currently traded on the OTCQB-tier of OTC Markets and we may attempt to move to the OTC Bulletin Board in the near future.  Broker-dealers often decline to trade in OTC Markets’ stocks given that the market for such securities is often limited, the stocks are often more volatile, and the risk to investors is often greater.  In addition, OTC Markets’ stocks are often not eligible to be purchased by mutual funds and other institutional investors.  These factors may reduce the potential market for our common stock by reducing the number of potential investors.  This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of their shares.  This could cause our stock price to decline.

The cyclical nature of automotive sales and production can adversely affect our business.

Our business is directly related to automotive vehicle production and subsequent automotive sales by our customers.  Automotive sales and production are highly cyclical and, in addition to general economic conditions, also depend on other factors, such as consumer confidence and consumer preferences.  In addition, automotive sales and production can be affected by labor relations issues, regulatory requirements, trade agreements, the availability of consumer financing and other factors.  Economic declines that result in a significant reduction in automotive sales and production by our customers have in the past had, and may in the future have, an adverse effect on our business, results of operations and financial condition.

In recent years, due to the global economic downturn that started in 2008, overall sales for commercial vehicles have decreased from where they were prior to 2008.  This overall decrease has had an impact on the demand for electric and alternative fuel commercial vehicles.  Our ability to be profitable depends in part on the varying conditions in the truck, bus and  mid-range diesel engine markets, which are subject to cycles in the overall business environment and are particularly sensitive to the industrial sector, which generates a significant portion of the freight tonnage hauled. Truck and engine demand is also dependent on general economic conditions, interest rate levels and fuel costs, among other external factors.

Our sales are also affected by inventory levels and OEMs’ production levels.  We cannot predict when OEMs will decide to increase or decrease inventory levels or whether new inventory levels will approximate historical inventory levels. Uncertainty and other unexpected fluctuations could have a material adverse effect on our business and financial condition.

We plan to operate in the highly competitive North American bus and truck market.

The North American bus and truck market in which we plan to operate is highly competitive. The intensity of this competition, which is expected to continue, results in price discounting and margin pressures throughout the industry and will adversely affect our ability to increase or maintain vehicle prices.  Many of our competitors have greater financial resources, which may place us at a competitive disadvantage in responding to substantial industry changes, such as changes in governmental regulations that require major additional capital expenditures. In addition, certain of our competitors may have lower overall labor costs.

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Prolonged economic downturn or economic uncertainty could adversely affect our business and cause us to require additional sources of financing, which may not be available.

Our sensitivity to economic cycles and any related fluctuation in the businesses of our customers or potential customers may have a material adverse effect on our financial condition, results of operations or cash flows.  If global economic conditions deteriorate or economic uncertainty increases, our customers and potential customers may experience deterioration of their businesses, which may result in the delay or cancellation of plans to purchase our products.  If vehicle production were to remain at low levels for an extended period of time or if cash losses for customer defaults rise, our cash flow could be adversely impacted, which could result in our needing to seek additional financing to continue our operations.  There can be no assurance that we would be able to secure such financing on terms acceptable to us, or at all.

Any changes in consumer credit availability or cost of borrowing could adversely affect our business.

Declines in the availability of consumer credit and increases in consumer borrowing costs have negatively impacted global automotive sales and resulted in lower production volumes in the past.  Substantial declines in automotive sales and production by our customers due to end users reducing demand for new vehicles based on declines in consumer credit availability or increases in the cost of borrowing could have a material adverse effect on our business, results of operations and financial condition.

A drop in the market share and changes in product mix offered by our customers can impact our revenues.

We are dependent on the continued growth, viability and financial stability of our customers. Our customers generally are OEMs in the automotive industry. This industry is subject to rapid technological change, vigorous competition, short product life cycles and cyclical and reduced consumer demand patterns.  When our customers are adversely affected by these factors, we may be similarly affected to the extent that our customers reduce the volume of orders for our products.  As a result of changes impacting our customers, sales mix can shift which may have either favorable or unfavorable impact on revenue and could include shifts in regional growth, shifts in OEM sales demand, as well as shifts in consumer demand related to vehicle segment purchases and content penetration.  For instance, a shift in sales demand favoring a particular OEM’s vehicle model for which we do not have a supply contract may negatively impact our revenue. A shift in regional sales demand toward certain markets could favorably impact the sales of those of our customers that have a large market share in those regions, which in turn would be expected to have a favorable impact on our revenue.

The mix of vehicle offerings by our OEM customers also impacts our sales.  A decrease in consumer demand for specific types of vehicles where we have traditionally provided significant content could have a significant effect on our business and financial condition.  Our sales of products in the regions in which our customers operate also depend on the success of these customers in those regions.

Any slowdown in the development of the infrastructure for electric vehicles would negatively affect our business.

The EV sector is reliant on the build-out of 'infrastructure'; which primarily means recharging facilities for EVs.  Typically a recharging facility for an EV is a post in the ground, similar to a street-side parking meter, where an EV can be plugged in to be recharged.  The development of recharging facilities for EVs is primarily the responsibility of the private sector.  Any slowdown in the development of this infrastructure could decrease sales of EVs, which would negatively impact our business.

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Any increase in the costs of materials necessary for electric vehicles would have a negative impact on our business.

The most expensive elements of an EV are the energy storage technologies - most typically Lithium polymer-based electricity storage cells which make up the battery in an EV.   Any increase in the costs of these materials would increase our cost of doing business, as well increase the costs of EVs to end consumers, thereby slowing sales, which would negatively impact our business.

The use of Lithium polymer-based electric storage cells in the batteries of electric vehicles comes with various risks, any of which could have a severe negative impact on our business.

We use Lithium polymer-based electric storage cells in the batteries of our electric vehicles.  While all batteries have certain inherent risks, Lithium polymer-based storage cells have certain, specific risks.  If any of the following were to occur with the batteries in one of our vehicles, it could have a severe, negative impact on our business:

•

Overcharging a Lithium polymer-based battery can cause an explosion or fire.

•

Lithium polymer-specific charger software is required in order to avoid fire and explosion.

•

Explosions can also occur if the battery is short-circuited, as tremendous current passes through the cell in an instant.

•

While charging the lithium polymer batteries, the individual cells in the pack should be charged evenly. For this purpose, the cells are monitored by a specific software (Battery Management System – BMS). Failure of the software can cause damage to the cells, requiring their replacement or worse, overall failure of the battery itself.

Any decrease in the favorable government incentives given to companies in the EV industry, and to consumers and businesses that purchase EVs, would negatively impact our business.

Currently, there are initiatives being led by governments around the world to incentivize the use of EV's.  Over the last decade, such incentives have been growing, which incentivizes both companies in the EV sector, as well as consumers of EV vehicles, to purchase such vehicles.  If these incentives were to decrease and/or be removed it could have a negative impact on our business as there may be less consumers of EVs as a result.

Due to the investment agreement with Kodiak we are registering 25,000,000 shares of our common stock under this Registration Statement, which could be available for resale if we exercise the maximum amount of put notices.  The availability for sale of such a large amount of our stock may decrease the price at which our investors are able to sell their shares.

Due to the investment agreement with Kodiak, we are registering 25,000,000 shares of our common stock under this Registration Statement, which could be available for resale if we exercise the maximum amount of put notices.  The sale of all or substantially all of those shares in the public market, or the market's expectation of such sales, may result in an immediate and substantial decline in the market price of our shares.  Such a decline will adversely affect our investors, and make it more difficult for us to raise additional funds through equity offerings in the future.  Additionally, any sales of the common stock by the selling stockholder will likely reduce the price of our common stock, which in turn would lead to additional shares being issued upon future put notices.  This would lead to further dilution to our shareholders.

Under the terms of the investment agreement, Kodiak will pay less than the then-prevailing market price of our common stock.

The common stock to be issued pursuant to the investment agreement will be issued at 80% of the lowest closing bid price during the five trading days following the put notice date.  This discounted purchase price could be significantly lower than our then-current stock price. These discounted sales could cause the price of our common stock to decline, which would cause the value of the shares held by existing shareholders to decline

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The selling stockholder intends to sell their shares of common stock in the open market and has an incentive under the investment agreement to do so quickly, which sales may cause our stock price to decline.

The selling stockholder intends to sell the shares of common stock being registered in this offering in the public market.  That means that up to 25,000,000 shares of common stock, the number of shares being registered in this offering, may be sold in the public market.  In addition, the selling stockholder has an incentive to sell shares received quickly, because in doing so they can ensure that they will recover the discount to market price at which they acquire those shares.  Such sales will likely cause our stock price to decline.

The sale of our stock under the investment agreement could encourage short sales by third parties, which could contribute to the further decline of our stock price.

The significant downward pressure on the price of our common stock caused by the sale of material amounts of common stock under the investment agreement could encourage short sales by third parties.  Such an event could place further downward pressure on the price of our common stock.

Our common stock has been thinly traded and we cannot predict the extent to which a trading market will develop.

Our common stock is traded on OTC Markets.  Our common stock is thinly traded compared to larger more widely known companies.  Thinly traded common stock can be more volatile than common stock trading in an active public market.  We cannot predict the extent to which an active public market for our common stock will develop or be sustained after this offering.

Kodiak may sell shares of common stock after we deliver a put notice during the pricing period, which could cause our stock price to decline.

Kodiak may sell such shares any time after we deliver a put notice.  Accordingly, Kodiak may sell such shares during the pricing period.  Such sales may cause our stock price to decline and if so would result in a lower price during the pricing period, which would result in us having to issue a larger number of shares of common stock to Kodiak in respect of the notice.

The investment agreement may restrict our ability to engage in alternative financings.

Because of the structure of investment agreement, we will be deemed to be involved in a near continuous indirect primary public offering of our securities.  As long as we are deemed to be engaged in a public offering, our ability to engage in a private placement will be limited because of integration concerns.  Additionally, we may not be as attractive of a candidate for other financing arrangements by other investors as a result of the terms of the investment arrangement with Kodiak.

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Because we are subject to the “penny stock” rules, the level of trading activity in our stock may be reduced.

Our common stock is traded on the OTC Electronic Bulletin Board.  Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.  Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

We are an “emerging growth company” under the JOBS Act and we intend to take advantage of reduced disclosure and governance requirements applicable to emerging growth companies, which could result in our stock being less attractive to potential investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  Some investors may find our common stock less attractive as a result of being exempted from these various disclosure requirements that apply to non-emerging growth companies, and, as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.  We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company, which in certain circumstances could be for up to five years.

The term ‘‘emerging growth company’’ means an issuer that had total annual gross revenues of less than $1,000,000,000 during its most recently completed fiscal year. An issuer that is an emerging growth company as of the first day of that fiscal year shall continue to be deemed an emerging growth company until the earliest of:

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non- convertible debt; or

(D) the date on which such issuer is deemed to be a ‘‘large accelerated filer’’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

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Our election to take advantage of the JOBS Act’s extended accounting transition period may not make our financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company we can elect to take advantage of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC.  We have elected take advantage of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the standard for private companies.  This may make comparisons of our financial statements to other public companies which are not either an emerging growth company, or an emerging growth company which has opted out of using the extended transition period, difficult or impossible as different or revised standards may be used.  This possible difficulty in comparing our financial statements with those of other companies may make our common stock less attractive potential investors.

The JOBS Act will also allow us to postpone the date by which we must comply with certain laws and regulations intended to protect investors and reduce the amount of information provided in reports filed with the SEC.

The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies.  We meet the definition of an emerging growth company and, as a result, so long as we qualify as an “emerging growth company,” we will, among other things:

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be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting.

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be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd-Frank Act relating to compensation of our chief executive officer;

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be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

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be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

We currently intend to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to us so long as we qualify as an “emerging growth company.”  As a result, our common stock may be less attractive to potential investors

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As long as we qualify as an emerging growth company, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting, and we may elect not to provide certain other information.

Because we have elected to take advantage of the extended time periods for compliance with new or revised accounting standards provided for under Section 102(b) of the JOBS Act, among other things, this means that our independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting so long as we qualify as an emerging growth company, which may increase the risk that weaknesses or deficiencies in our internal control over financial reporting go undetected. Likewise, so long as we qualify as an emerging growth company, we may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate us. As a result, investor confidence in us and the market price of our common stock may be adversely affected.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this prospectus, including the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” that are based on our management’s beliefs and assumptions and on information currently available to our management.  Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition.  Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions.  These statements are only predictions and involve known and unknown risks and uncertainties, including the risks outlined under “Risk Factors” and elsewhere in this prospectus.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement.  We are not under any duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results, unless required by law.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholder.  We will not receive any proceeds from the sale of shares of common stock in this offering.  However, we will receive up to $3,000,000 from the sale of common stock to Kodiak under the investment agreement.  These proceeds would be received from time-to-time as put notices are delivered to the selling stockholder, and we will use these proceeds for working capital needs.

Our allocation of proceeds represents our best estimate based upon the expected requirements of our proposed business and marketing plan.  If any of these factors change, we may reallocate some of the net proceeds.  The portion of any net proceeds not immediately required will be invested in certificates of deposit or similar short-term interest bearing instruments.

INVESTMENT AGREEMENT

On March 14, 2013, we entered into an investment agreement with Kodiak Capital Group, LLC, in order to provide a source of future funding.  The investment agreement establishes what is sometimes also referred to as an equity line of credit or drawdown facility.  The number of shares of common stock which will ultimately be issued under the investment agreement is unknown.

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Under the investment agreement, Kodiak has agreed to provide us with up to $3,000,000 of funding during a twelve-month period beginning on the date the Securities and Exchange Commission declares this registration statement effective.  During this period, we may sell shares of common stock to Kodiak by delivering a put notice to them, and they will be obligated to purchase the shares, unless the purchase of such shares would cause Kodiak to own more than 9.9% of our common stock, on a beneficially-owned basis, on the date of the issuance of the shares.  We are under no obligation to deliver any put notices or sell any shares to Kodiak under the investment agreement.

The maximum amount that we can require Kodiak to purchase in each put notice is $3,000,000.

On the day of the put notice, a pricing period of five trading days will begin.  At the end of the pricing period Kodiak will purchase that number of shares determined by dividing the amount of the put notice by 80% of the lowest closing bid price of our common stock during the pricing period.

We may submit a new put notice every seven trading days but only if the shares sold during the prior pricing period have been paid for and issued, and the issuance would not cause Kodiak to own more than 9.9% of our outstanding common stock on a beneficially-owned basis.

SELLING SECURITY HOLDERS

The Selling Securities Holder is Kodiak Capital Group, LLC, a Delaware Limited Liability Company pursuant to an Investment Agreement dated March 14, 2013.  Pursuant to our agreement with Kodiak, at our election we may sell Kodiak shares of our common stock for gross proceeds of up to $3,000,000 at a price based upon 80% of the lowest closing bid price over a five (5) trading day period after we submit a put.   Kodiak’s obligations under the Investment Agreement are irrevocable, non-transferable and expire twelve months after this registration statement is declared effective with the Commission.   Kodiak was issued 535,715 shares of our common stock as Commitment Shares upon execution of the Investment Agreement.

As of the date of this prospectus, based on our closing bid price of $0.22 on October 30, 2013, our most recent put price per share would be $0.176 and we would have to issue approximately 17,045,455 shares to receive all $3,000,000 of the Investment Agreement proceeds.  We will not pay any fees or commissions on any puts to Kodiak.

As of the date of this prospectus, there are 363,219,627 shares of our common stock held by non-affiliates, representing 91.7% of the outstanding common stock prior to any puts to Kodiak.  The 25,000,000 shares we are registering for resale by Kodiak represents approximately 6.9% of the outstanding common stock held by non-affiliates, and if all are issued will represent approximately 6.4% of the then outstanding common stock held by non-affiliates.

We cannot put shares to Kodiak if such shares would cause Kodiak to own more than 9.9% of our common stock.   As a result, as of the date of this prospectus, Kodiak cannot own more than approximately 42,113,239 shares after giving effect to that issuance to Kodiak.  If our total number of outstanding shares of common stock increases, as it will as we put shares to Kodiak under the Investment Agreement, then we would be able to put more shares to Kodiak before reaching the 9.9% threshold, and as Kodiak sells our common stock we would be able to put more shares to Kodiak before reaching the 9.9% threshold.   In the event gross proceeds reach $3,000,000 from puts of less than 25,000,000 shares, the offering will end with no further shares sold to Kodiak.   Our limited trading volume and price volatility is likely to inhibit Kodiak’s ability to sell shares put to them, which will negatively impact our ability to put more shares to them to get additional funding.  It is also likely that each put will decrease our stock price which means subsequent puts would provide less proceeds per share that the previous put.  In addition, we have only registered 25,000,000 for resale by Kodiak.  As a result of these factors there is a chance we will not realize the maximum $3,000,000 in put proceeds.

Kodiak intends to sell up to the 25,000,000 shares and is an “underwriter” within the meaning of the Securities Act of 1933, as amended, in connection with the resale of our common stock under the Investment Agreement.  As of date of this prospectus, Kodiak beneficially owns 535,715 shares of our common stock prior to the offering.  After the offering is completed, Kodiak will own no shares of our common stock.

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Our sale of the shares and Kodiak’s obligation to take the shares are subject to following conditions:

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A registration statement has been declared effective and remains effective for the resale of the common stock subject to the Investment Agreement;

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Our common stock has not been suspended from trading for a period of five consecutive trading days and we have not have been notified of any pending or threatened proceeding or other action to delist or suspend our common stock;

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We have complied with our obligations under the Investment Agreement and the Registration Rights Agreement;

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No injunction has been issued and remains in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of our common stock; or

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The issuance of the common stock will not violate any shareholder approval requirements of any exchange or market where our securities are traded.

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Kodiak does not own greater than 9.9% of the outstanding common stock following any put of shares to Kodiak.

The Investment Agreement will terminate when any of the following events occur:

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Kodiak has purchased an aggregate of $3,000,000 of our common stock; or

•

twelve months after the SEC declares this Registration Statement effective.

PLAN OF DISTRIBUTION

We are not offering any of the Selling Securities Holder’s securities. These shares may be sold by the Selling Securities Holder from time to time at prevailing market prices. We will not receive any of the proceeds from any sale by the Selling Securities Holder. The Selling Securities Holder may sell or distribute its shares in transactions through underwriters, brokers, dealers or agents from time to time or through privately negotiated transactions, including in distributions to shareholders or partners or other persons affiliated with the Selling Securities Holder. If the Selling Securities Holder enters into an agreement after the date of this prospectus to sell its shares to a broker-dealer as a principal and that broker-dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement containing this prospectus identifying the broker-dealer and disclosing required information on the plan of distribution. Additionally, prior to any involvement of any broker-dealer in the offering, such broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from the Financial Industry Regulatory Agency.

The distribution of the Selling securities holder’s shares may be effected from time to time in one or more transactions (which may involve crosses or block transactions) in the following types of transactions:

1.

Over-the-counter market sales, or on such public markets as the common stock may from time to time be trading;

2.

Privately negotiated sales;

3.

By writing of call options on the shares (whether such options are listed on an options exchange or otherwise). A call option is a contract whereby the option holder has a right to purchase the shares from the writer of the option for a set period of time at a pre-defined price;

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4.

By purchasing put options (whether such options are listed on an options exchange or otherwise) and delivering the shares to the writer of the option. A put option is a contract whereby the option holder has a right to sell the shares to the writer of the option for a set period of time at a pre-defined price; or

5.

Any combination of these methods of distribution.

Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

If the Selling Securities Holder effects such transactions by selling the shares to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Securities Holder or commissions from purchasers of the shares for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents might be in excess of those customary in the types of transactions involved).

The Selling Securities Holder and any brokers, dealers or agents that participate in the distribution of the securities are underwriters, and any profit on the sale of the securities by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents will be underwriting discounts and commissions under the Securities Act.

The Selling Securities Holder may pledge the shares from time to time in connection with such Selling securities holder’s financing arrangements. To the extent any such pledgees exercise their rights to foreclose on any such pledge, and sell the shares, such pledgees may be deemed underwriters with respect to such shares and sales by them may be effected under this prospectus.  We will not receive any of the proceeds from the sale of any of the shares by the Selling Securities Holder.

Under the Exchange Act and applicable rules and regulations promulgated thereunder, any person engaged in a distribution of any of the shares may not simultaneously engage in market making activities with respect to the shares for a period, depending upon certain circumstances, of either two days or nine days prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Securities Holder will be subject to applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the Selling Securities Holder.

Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless the shares have been registered or qualify for sale in such state or an exemption from registration or qualification is available and is complied with.

Penny Stock Rules / Section 15(g) of the Exchange Act

Our shares may be considered penny stock covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors who are generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 (including spouse's net worth and may include the fair market value of home furnishings and automobiles, but excluding from the calculation the value any primary residence and the related amount of any indebtedness on primary residence up to the fair market value of the primary residence (any indebtedness that exceeds the fair market value of the primary residence must be deducted from net worth calculation)) or annual income exceeding $200,000 or $300,000 jointly with their spouses.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

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Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person’s compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer’s account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination and that it is unlawful to effect the transaction without written authorization for the transaction from the customer.

The application of the penny stock rules may affect your ability to resell your shares due to broker-dealer reluctance to undertake the above-described regulatory burdens.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 900,000,000 shares of common stock, par value $0.001, and 100,000,000 shares of preferred stock, par value $0.001.  As of October 30, 2013, there are 396,132,391 shares of our common stock issued and outstanding, held by approximately 1,841 shareholders of record.

Common Stock.  Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments.  The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders.  There is no cumulative voting with respect to the election of our directors or any other matter.  Therefore, the holders of more than 50% of the shares that vote for the election of directors can elect all of the directors.  The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore.  Cash dividends are at the sole discretion of our Board of Directors.  In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock.  Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy.  We have never issued any dividends and do not expect to pay any stock dividend or any cash dividends on our common stock in the foreseeable future.  We currently intend to retain our earnings, if any, for use in our business.  Any dividends declared on our common stock in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Preferred Stock.  We are authorized to issue 100,000,000 shares of preferred stock, par value $0.001.  Our preferred stock is “blank check preferred” whereby our Board of Directors may create a series of preferred stock and set the rights and preferences of such preferred stock, without further shareholder approval.  The availability or issuance of preferred shares in the future could delay, defer, discourage or prevent a change in control.

We currently have two series of preferred stock authorized, our Series A Convertible Preferred Stock and our Series B Convertible Preferred Stock.

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Our Series A Convertible Preferred Stock has 2,000,000 shares authorized and has the following rights and preferences:

•

Liquidation preference over other series of preferred stock and our common stock, equal to $10 per share.

•

Each share of Series A Preferred Stock is convertible, at the option of the holder, into such number of shares of our common stock as is determined by multiplying the number of issued and outstanding shares of our common stock as of the date of conversion by .000001, then multiplying that number by the shares of Series A Preferred Stock being converted.

•

Voting rights equal to the number of votes on an “as converted” basis.

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Certain protective provisions whereby holders of Series A Preferred Stock must approve certain corporate change.

As of October 30, 2013, we had 908,475 shares our Series A Convertible Preferred Stock issued and outstanding, held by approximately 45 shareholders of record.

Our Series B Convertible Preferred Stock has 10,000,000 shares authorized and has the following rights and preferences:

•

Liquidation preference over our common stock.

•

Convertible into common stock at a conversion rate of 10 shares of our common stock for each 1 share of Series B Convertible Preferred Stock.

As of October 30, 2013, no shares of our Series B Convertible Preferred Stock were considered issued and outstanding.

Pursuant to the Liberty Agreement, we issued and transferred all 10,000,000 shares of authorized Series B Convertible Preferred Stock (the “Series B Shares”) into the name of GAC Auto, which shares are not considered outstanding since they are held by our wholly-owned subsidiary.  The Series B Shares are reserved for issuance to certain entities and/or assets that LEC and/or LEC2 have been in negotiations with at the time of execution of the Liberty Agreement if those entities are purchased by us or our subsidiaries.

Our Board of Directors has the authority, without further authorization from our stockholders, to divide, designate the preferences and relatives, participating, optional or other special rights, or qualifications, limitations or restrictions of our preferred stock, and issue from time to time any or all of our preferred stock, as one or more other classes or series.  The designations, preferences, and relative, participating, optional or other special rights, the qualifications, limitations or restrictions of our preferred stock, of each additional series, if any, may differ from those of any and all other series already outstanding.  Further, our Board of Directors has the power to fix the number of shares constituting our authorized capital stock and thereafter to increase or decrease the number of shares of any such class or series subsequent to the issue of shares of that class or series but not below the number of shares of that class or series then outstanding.

INTEREST OF NAMED EXPERTS AND COUNSEL

The Law Offices of Craig V. Butler serves as our legal counsel in connection with this offering.  Our independent auditing firm is Anton & Chia, LLP.

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DESCRIPTION OF BUSINESS

Corporate History and Development of the Company

We are a corporation originally organized under the laws of the State of Delaware in 1996, but re-incorporated in Nevada effective June 3, 2011.  We formerly operated under the name GANAS Corp. (“GANAS”).  Prior to November 2009, GANAS’ objective was to obtain through acquisition and/or merger transactions, assets, which could benefit our shareholders.  Effective November 4, 2009, GANAS acquired Go Green USA LLC, a Nevada limited liability company organized on April 28, 2009 (“Go”), in a share exchange transaction pursuant to which newly issued shares of GANAS common stock were issued in exchange for all of the issued and outstanding membership interests of Go (the “Go Merger”).  The Go Merger resulted in GANAS issuing 1,436,202.25 shares of its common stock with par value $0.001 for each 1% membership interest in Go, following which GANAS changed its name to Green Automotive Company Corporation.  Effective September 30, 2011, we effected a Change of Domicile, re-incorporating in Nevada and simplifying our name to Green Automotive Company, among other things (the “Re-Incorporation”).

In August 2009, prior to the Go Merger, Go entered into a Memorandum of Understanding with a subsidiary of  Zotye Holding Group, a Chinese automotive manufacturer (collectively, “Zotye”) which, on January 29, 2010, was reduced to a definitive Exclusive Agreement of Distribution and Service between the Issuer and Zotye (the “Zotye Agreement”).  On July 20, 2010, the Zotye Agreement was amended and restated “between the Issuer and Yongkang Titan Imp. & Exp. Co., Ltd., a reported subsidiary of Zotye,” and then on December 21, 2010, the Zotye Agreement was further amended and restated between the Issuer and Zhejiang Titan Imp. & Exp. Co., Ltd., another reported Zotye subsidiary. The purpose of the Zotye Agreement, as amended, was to explore the possibility of bringing certain electric vehicles manufactured by Zotye in China into the U.S. marketplace.  In January 2011, we further amended the Zotye Agreement through the use of a Letter of Intent (“LOI”), which was meant to be temporary until a further definitive agreement could be agreed upon by the parties.  Under the LOI the parties agreed to: (a) waive any and all payments due to Zotye by us until a revised agreement (referred to in the 2011 LOI as the “Definitive Agreement”) could be drafted to reflect an equity investment proposed by Zotye, (b) grant both parties additional time to evaluate the proposed equity investment by Zotye, (c) allow us to continue to move forward under the Zotye Agreement with the homologation1 of the all-electric Zotye Sport Utility Vehicle (“SUV”), (d) allow Zotye time to evaluate the results of the continuing homologation tests, and what effect these tests would have on the factory improvements and modifications currently underway at Zotye’s facility in China to be able to provide us with the anticipated demand for the all-electric SUV, and (e) toll all terms and conditions of the Zotye Agreement, as amended in December 2010.

On January 29, 2010, following the execution of the Zotye Agreement we changed our primary SIC Code to 5012 for automobiles.

1 Homologation is the process by which a country approves a vehicle for sale in its territory.  Countries have different rules and regulations pertaining to the vehicles that are allowed on its roadways, generally regarding safety and crash resistance and these are collectively referred to by the term "homologation".  A vehicle cannot be sold in a country without meeting the homologation requirements for that country and vehicle.

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Following the Go Merger, and throughout the 2010 and 2011 fiscal years we devoted all of our resources to the homologation of the all-electric Zotye Sport Utility Vehicle (“SUV”) with the intent to import and distribute the SUV throughout the U.S. pursuant to the Zotye Agreement.  However, after taking several SUV’s through the required tests to comply with the standard safety benchmarks required by the U.S. Department of Transportation (“DOT”) and the U.S. Federal Motor Vehicle Safety Standards (“FMVSS”) to determine the safety and U.S. marketability of the SUV, we determined the SUV could not qualify for sales in the U.S. without certain factory modifications by Zotye, and notified Zotye of the same.  While we waited for a determination from Zotye as to whether they would be willing to make the necessary modifications to their SUV for sales in the U.S., we moved forward with an evaluation of the Zotye all-electric utility van (“ZUV”), and evaluated the possibility of marketing and selling the SUV, in its current configuration, in Central America, particularly Panama and Costa Rica.  In 2011 and 2012, we believe Zotye was evaluating the costs of making the necessary required modifications to the SUV, and members of our management and consultants made several trips to China and to the Zotye manufacturing facility.  During this time, we provided Zotye with several versions of a proposed new definitive agreement, but did not come to a mutual agreement with them on the terms.  Since this time in 2012 there have not been any material discussions with Zotye regarding the proposed amendments to the definitive agreement or terminating the existing agreement.  Per the LOI, all time and payments provisions were tolled.  As a result, for accounting purposes we elected to write-off the costs associated with the homologation of the SUV.  Additionally, in 2013, our provisional permit to import the SUV’s terminated resulting in us having to destroy the SUVs we had in our possession.  Due to the current status of the Zotye Agreement we do not consider this agreement to be a material agreement for us, but that could change if we re-enter negotiations with Zotye.

In mid-2012, as a result of the lack of definitive timelines to complete the Zotye work, and not knowing whether Zotye would agree to the necessary modifications of its SUV in order to bring it into the U.S., we elected to modify our business plan so as to not be dependent upon one supplier, one product and only one segment of the new all-electric automotive industry, and instead to be involved in two areas of the industry: (1) the manufacturing and sale of our own mass transit vehicles and / or the import and distribution of foreign manufactured Eco- friendly passenger vehicles (“Passenger Vehicles”), Municipal Transit Buses, School Buses, Limousines, and Airport and Hotel Shuttle Vans (collectively, “Mass-Transit Vehicles”), and (2) the conversion of conventional internal combustion engine driven vehicles into all-electric powered vehicles (“Conversion Vehicles”), with the medium term goal of becoming a leading manufacturer of all-electric Mass-Transit Vehicles and  Conversion Vehicles.

For the years ended December 31, 2012 and 2011, we had net losses of $84,547,954 and $7,285,231, respectively.  Due to our operating losses, we did not generate positive operating cash flows during these periods.  Our cash on hand as of December 31, 2012 was $87,325 and our monthly cash flow burn rate is approximately $48,000, excluding professional fees and consultants on an as needed basis.  As a result, we have significant short term cash needs.  These needs are being satisfied through proceeds from the sales of our securities.  We currently do not believe we will be able to satisfy our cash needs from our revenues for some time.

Matter of Time Merger

On September 1, 2011, Green Automotive Company entered into a Stock Purchase Agreement and Escrow Agreement with Mark E. Crone (“Crone”) and Bosch Equities, L.P. (“Bosch”), under which we purchased 100% of the outstanding equity of Matter of Time I Co., a Nevada corporation (“MOT”), and extinguished a repayment obligation of MOT totaling $6,000, all in exchange for $30,000.  A copy of this agreement is attached hereto as Exhibit 10.16.

On February 10, 2012, Green Automotive Company entered into a Merger Agreement and Plan of Reorganization with Matter of Time I Co., a Nevada corporation (“MOT”) (the “MOT Agreement”).  Under the MOT Agreement, at the closing of the transaction contemplated by the MOT Agreement, MOT dissolved into and became a part of Green Automotive Company, with Green Automotive Company being the surviving corporation and assuming MOT’s status as a reporting issuer under the Securities Exchange Act of 1934, as amended.  On December 14, 2012, the transactions contemplated by the MOT Agreement closed (the “Closing”).  A copy of the MOT Agreement is attached hereto as Exhibit 10.5.  As a result of the Closing, MOT was merged out of existence and Green Automotive Company became a reporting issuer under the Securities Exchange Act of 1934, as amended.

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Liberty Transaction

On June 28, 2012, we entered into a Stock Exchange Agreement (the “Liberty Agreement”) with Liberty Electric Cars Ltd., an England and Wales private company limited (“LEC”), and its wholly-owned subsidiary LEC 2 Limited, an England and Wales private company limited (“LEC2” and together with LEC, the “LEC Entities”), under which our wholly-owned subsidiary, Liberty Automotive Group, Inc. (formerly GAC EV Motors Inc.), a Nevada corporation (“LAG”) agreed to purchase 100% of the issued and outstanding securities of LEC (the “LEC Shares”), that owns 100% of the issued and outstanding securities of LEC2 (the “LEC2 Shares”) (collectively the “LEC Securities”) in exchange for the transfer of Thirty Nine Million Seven Hundred Forty Two Thousand One Hundred Seventy Eight (39,742,178) shares of our common stock held by LAG to the LEC Shareholders.  These shares represent approximately 8.19% of our outstanding voting control.  We also issued Mr. West and Mr. Hobday, the executives of LEC, a total of 300,000 shares of our Series A Preferred Stock in exchange for the non-competition provisions in their independent contractor agreements.  This transaction closed on July 23, 2012.

Additionally, pursuant to the Liberty Agreement, we issued to GAC Automotive Services, Inc., a Nevada corporation and one of our wholly-owned subsidiaries (“GAC Auto”) Ten Million (10,000,000) shares of Series B Convertible Preferred Stock (the “Series B Shares”).  The issuance of the Series B shares to GAC Auto is not part of the purchase price of the LEC Entities and is not compensation to the LEC Entities or LEC Shareholders, but is reserved for issuance to certain entities and/or assets that LEC and/or LEC2 have been in negotiations with at the time of execution of the Liberty Agreement if those entities are purchased by us or our subsidiaries.  The determination as to when and if to transfer the Series B Shares from GAC Auto to a selling party must be approved by our Board of Directors.  To date, all of the Series B Shares are still held by GAC Auto.

As a result of the Liberty Transaction, we acquired LEC, a company that designs and develops electric vehicle drive solutions for use in its own converted vehicles and for sale to original equipment manufacturers (OEMs) for incorporation into their production.  LEC’s engineers have invented innovative EV drive train technologies that can be employed in a wide variety of vehicle platforms.  LEC is also involved in a number of advanced research programs for developing next generation electric vehicle (“EV”) solutions.  These programs include the prestigious “Deliver” project where LEC is working together with “tier one” automotive companies to develop a pure electric commercial vehicle, and the “Motore” project in which LEC has partnered with other “tier one” automotive companies and universities to develop a “rare earth” free electric motor technology.    Additionally, LEC has also created after sales support for EV’s, by providing a comprehensive aftermarket maintenance program throughout Europe for electric trucks and cars.  LEC maintains a contract with Navistar, Inc., whereby LEC provides support to service Navistar’s Modec trucks, which are covered by an extended warranty provided to the owners by Navistar (the work is carried out by LEC and recharged to Navistar).

The LEC team consists of 13 individuals, who have an average of 15 years of experience, and combined have over 200 man years of experience, in the automotive industry and average 7 years of experience and combined have over 95 man years in the electric vehicle (EV) sector.  During these years the LEC personnel has designed, manufactured and maintained electric vehicles that have driven over 12,000,000 miles.  Our management believes the experience of LEC’s personnel in the EV sector provides us with an advantage in the sector because the EV sector is an emerging market and as such many people working in it are "new" with often little or no experience in the sector and are “learning on the job.”  The world’s first ground up electric truck of the modern era was designed by LEC’s team 7 or 8 years ago and as such their expertise in this field goes back further than most of our competitors.  LEC’s experience in EV platform design led to the launch of two technology demonstrator vehicles, known as the Liberty E-Range.  The Liberty E-Range is the world’s first pure electric, luxury 4x4 that has a range of 200 miles on a single charge – this is the upper end of the range that any current EV is able to achieve.  The vehicle has four electric motors, one for each wheel, and the world’s largest Lithium car battery, creating a drive train design that is truly unique.  The Liberty E-Range was built under one of a number of United Kingdom government sponsored programs initiated to test electric vehicles with this particular one called "Evadine". The vehicle design parameters were a range of 200 miles, a 0-60 mph time of around 7 seconds and top speed of 100 mph.  Results from the test program confirmed that the Liberty E-Range Rover vehicles met these design parameters. The Evadine program required the vehicles to be driven by "normal" drivers for extended periods (3 to 6 months) over a 24 month period.  They were driven on normal roads, at weekends and under driving conditions intended to test the vehicles in a variety of circumstances.  The results were captured by data loggers and the information was transmitted to Newcastle University which produced and shared the results amongst the Evadine participants.  The

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results were designed to help EV manufacturers improve the efficiency of their vehicles based on feedback on how they are used and driven. The test program for the Liberty E-Range was completed in July 2013 and the Evadine program has ended... Vehicles involved in the program included those from large manufacturers like Peugeot and Nissan, and also from smaller companies like Smiths, Avid and Liberty.  LEC had two E-Range Rovers in the program and the two Liberty E-Range demonstrator vehicles were driven as test vehicles for the approximately 24 months of the program.    The end of the program coincided with the launch by Land Rover of their next generation model. As a result, the old generation model cannot be sold as anyone wanting to purchase a new electric Range Rover would want the new model.  The new Range Rover is lighter by some 400kg than the older model and we are currently evaluating the engineering required to convert this new vehicle to a pure electric version.  We are undertaking this evaluation on our own volition.  When this engineering evaluation is complete we will consider producing a prototype to evaluate market acceptance of its performance and price positioning,

Due to its experience in EV technologies and in servicing EVs, LEC recently re-signed its agreement with Navistar, Inc., a large U.S. truck manufacturer, for the on-going support of electric vehicles run by its key clients in Europe.  LEC will continue to take care of all warranty support when required by these customers, all of whom run fleets of electric commercial vehicles across Europe.  Navistar’s customers include major companies such as FedEx, UPS and Veolia, who are using the first “ground up”2 electric trucks known as the “Modec”3 that were launched some 4 years ago for the purpose of making pollution free deliveries in urban areas.  Navistar represented 100 % of LEC’s revenue from July 23, 2012 (the date we closed the acquisition with LEC) to December 31, 2012.

Newport Coachworks Transaction

On October 12, 2012, we entered into an Acquisition and Stock Exchange Agreement (the “NCWI Agreement”) with Newport Coachworks, Inc., a California corporation (“NCWI”), under which we agreed to purchase 100% of the issued and outstanding securities of NCWI (the “NCWI Shares”) from Mr. Carter Read, NCWI’s sole shareholder, in exchange for the transfer of Five Million (5,000,000) shares of our common stock due at the closing of the transaction (the “GACR Closing Shares”), and up to an additional Twenty Two Million (22,000,000) shares of our common stock (the “GACR Additional Shares” and together with the GACR Closing Shares, the “GACR Shares”) to vest as follows:  upon NCWI obtaining bona fide, binding purchase orders, with a cash down payment standard in the industry to NCWI, from third party purchasers requiring NCWI to manufacturer Sixty (60) buses with diesel or compressed natural gas engines at NCWI’s manufacturing facility (each a “Qualified Purchase Order”) within the first twelve (12) months following the payment of one-half of the initial forecasted funding of $500,000.  As discussed below GACR will issue Mr. Read up to all of the GACR Additional Shares, which shares will either be kept in escrow and distributed, or kept in treasury and issued, to Mr. Read within ten (10) days of the end of each calendar quarter pro rata with the number of Qualified Purchase Orders received by NCWI for the applicable calendar quarter (the “NCWI Transaction”).  The determination as to whether the shares will be issued and held in escrow or kept in treasury will be determined by the Parties in good faith and has not been determined to date.  The GACR Shares, if all issued, would represent approximately 6.8% of our then outstanding common stock as of October 30, 2013.  This transaction closed on October 12, 2012.

Going Green Transaction

On January 31, 2013, we signed a binding agreement to buy UK-based electric vehicle distributor Going Green Limited (www.goingreen.co.uk). Under the brand name, “GoinGreen”, it has sold over 1400 of the highly successful G-Wiz electric vehicles, making it one of Europe’s largest single retailers of electric vehicles.  Going Green Ltd was founded in 2002 and in the early days, set itself the mission to minimize the effects of climate change by encouraging carbon-neutral motoring. The company pioneered electric vehicles in the UK with the G-Wiz, an electric vehicle designed in California and manufactured in India by the Indo-Reva Electric Car Company, making London a centerpiece of the electric vehicle (EV) market. The deal was consummated on April 1, 2013 when 1,562,498 shares of GACR common stock was exchanged for 100% of the issued and outstanding securities of Going Green Limited (an England and Wales private limited company).

2 "Ground-up" refers to vehicles that were initially designed and built as electric vehicles as opposed to the conversion of an existing vehicle that has an internal combustion engine converted to run with an electric motor.

3 “Modec” is the name of the Navistar “ground-up” electric truck in Europe. It is known by the name E-Star in the United States of America.

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Other Transactions

On or about May 9, 2013, we issued 1,050,000 shares of our common stock to Metro-Electric PLC to secure a 30% investment in the Powabyke brand of Electric Bikes owned by Metro-Electric PLC.

On or about May 9, 2013, we issued 1,500,000 shares of our common stock each to Gary Spaniak Sr and Ron Davis to compensate them for Liberty Electric Cars Limited withdrawing from the Merger with ELCR in order to be acquired by GACR.

Products and Services

In August 2009, prior to the Go Merger, Go entered into a Memorandum of Understanding with a subsidiary of  Zotye Holding Group, a Chinese automotive manufacturer (collectively, “Zotye”) which, on January 29, 2010, was reduced to a definitive Exclusive Agreement of Distribution and Service between the Issuer and Zotye (the “Zotye Agreement”).  On July 20, 2010, the Zotye Agreement was amended and restated “between the Issuer and Yongkang Titan Imp. & Exp. Co., Ltd., a reported subsidiary of Zotye,” and then on December 21, 2010, the Zotye Agreement was further amended and restated between the Issuer and Zhejiang Titan Imp. & Exp. Co., Ltd., another reported Zotye subsidiary.

Following the Go Merger, and throughout the 2010 and 2011 fiscal years we devoted all of our resources to the homologation4 of the all-electric Zotye Sport Utility Vehicle (“SUV”) with the intent to import and distribute the SUV throughout the U.S. pursuant to the Zotye Agreement.  However, after taking several SUV’s through the required tests to comply with the standard safety benchmarks required by the U.S. Department of Transportation (“DOT”) and the U.S. Federal Motor Vehicle Safety Standards (“FMVSS”) to determine the safety and US marketability of the SUV, we elected to modify our business plan so as to not be dependent upon one supplier, one product and only one segment of the new all-electric automotive industry, and instead to be involved in two areas of the industry: (1) the manufacturing and sale of our own mass transit vehicles and / or the import and distribution of foreign manufactured Eco- friendly passenger vehicles (“Passenger Vehicles”), Municipal Transit Buses, School Buses, Limousines, and Airport and Hotel Shuttle Vans (collectively, “Mass-Transit Vehicles”), and (2) the conversion of conventional internal combustion engine driven vehicles into all-electric powered vehicles (“Conversion Vehicles”), with the medium term goal of becoming a leading manufacturer of all-electric Mass-Transit Vehicles and  Conversion Vehicles.

As a result, we currently consider ourselves a state-of-the-art niche vehicle design, engineering, manufacturing, and sales company, driving innovation in the use of cutting edge zero and low emission technologies.  We also provide a comprehensive after sales program with the intent of maximizing the life time value of clean transport solutions, primarily through our E-Care program, which sources replacement components from around the world at the best possible prices to enable the continued use of electric vehicles when replacement with manufacturer-sourced components would make it not cost effective to continue their use.  For example the battery pack in a Modec truck costs approximately $45,000 to replace with a new unit. LEC can refurbish the old battery pack providing a new lease on life for the vehicle for between $7,000 and $10,000. LEC is believed to be one of a very small number of companies in the world offering this type of refurbishment program.  We believe with LEC and NCWI that we possess a portfolio of synergistic businesses that are active in three main market segments: advanced vehicle technology development, engineering & design with a focus on zero and low emission solutions; manufacturing and customization of vehicles for niche markets (with the potential to be converted into low emission or electric vehicles); and after sales support programs for electric or low emission vehicles including parts, servicing and repair.

4 Homologation is the process by which a country approves a vehicle for sale in its territory.  Countries have different rules and regulations pertaining to the vehicles that are allowed on its roadways, generally regarding safety and crash resistance and these are collectively referred to by the term "homologation".  A vehicle cannot be sold in a country without meeting the homologation requirements for that country and vehicle.

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As noted above, as a result of the Liberty Transaction, we acquired LEC, a company that designs and develops electric vehicle drive solutions for use in its own converted vehicles and for sale to original equipment manufacturers (OEMs) for incorporation into their production.  LEC’s engineers have invented, IP-protected, innovative EV drive train technologies that can be employed in a wide variety of vehicle platforms.  LEC is also involved in two significant advanced research programs for developing next generation electric vehicle (“EV”) solutions.   T hese two programs, the “Deliver” project and the “Motore” project, are grant-based programs created by the European Union to develop new technologies under the Seventh Framework Programme (FP7) initiative.  These projects pull together partners from various industries to create new technologies across a broad spectrum of uses.  The purpose behind the “Deliver” project is to create a next generation electric delivery van employing lightweight composite structures in a radical new design.  We consider the program to be prestigious because this FP7 project involves two major OEM's - VAG (Volkswagen Audi group - the third largest car manufacturer in the world) and Fiat (owners of Chrysler), while FP7 programs typically do not involve large OEMs.  The second project in which we are involved, the Motore project, has the purpose of creating a new type of electric motor which avoids the use of rare earth metals.  Currently, rare earth metals are a compulsory component of electric motors - the vast majority of which come from China, and China has been raising the prices and limiting supply for some years. This increases the price of motors for the rest of the world while providing China with an unfair competitive advantage. The goal of the “Motore” project is to be able to create the same power from an electric motor without using these rare earth metals.

LEC’s subsidiary, LEC2 Limited, has two operating subsidiaries:  Liberty E-Tech and Liberty E-Care.

Liberty E-Tech provides support to Electric Vehicle manufacturers. Liberty E-Tech’s “know how” covers all electric vehicle development phases from the initial feasibility studies to electric vehicle design and concept, prototype build, pre-production tests and validation including full homologation to all international standards for passenger electric cars and commercial electric vehicles. Liberty E-Tech’s core competencies include:

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Systems specification and integration: Functional specification of vehicle systems, using unified modelling language (UML), and systems modelling language (SysML) to promote the generation of bug-free and unambiguous requirements.

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Diagnosis specification of vehicle systems, based on unified diagnostic services (ISO 14229 -1:2006) and unified diagnostic services over controller area networks (ISO 15765-X:2004)

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Vehicle architecture design, using controller area network buses (CAN buses, ISO11898), and local interconnect network sub-bus (LIN sub-bus)

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Simulation of electronic circuits

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Vehicle System Design Specification

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Design and DFMEA (design failure mode and effects analysis)

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Full Prototype build and testing

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DVP (design valuation plan), Test & Validation

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Support and planning of type approval / homologation activities

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Intellectual property registrations

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Assistance with Grant applications for early stage research and development work right up to full prototype evaluation and testing.

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System safety analysis expertise in: Potential failure modes and effects analysis for design and system level (D-FMEA and S-FMEA), to AIAG process including boundary identification and documentation, functional breakdown, block diagrams, interface diagrams, parameter diagrams (P-diagrams), Screen plots for targeting of RPNs after identification of critical and significant characteristics, functional hazard analysis.

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Diagnostics system specification for manufacturing systems, including SQL database tie-ins to production systems to accommodate product options and for storage of results in the main production management system.

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The Company is currently working on:

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Bug e, an Electric sports vehicle solution aimed at the younger market providing fun and safety in the spirit of the “Beach Buggy”;

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Next generation pure electric delivery truck in the 3.5t to 7.5t GVW category (Deliver Project)

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Developing new non-rare earth Electric motors (Motore project)

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Taxi conversion program for London

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Jeep J8 conversion program

Liberty E-Care provides a full package of after sales services for all types of electric vehicles.

The Liberty E-Care team was created from the merger of the Liberty Electric Car support team and the Modec Service operation.  Liberty E-Care operates a membership support programme called “The Club”.  For an annual membership fee, the owner of an electric vehicle can access our highly skilled operators via a telephone hotline, receive software updates as and when required, and, in the case of an intervention, avoid paying a call out fee.  The Liberty E-Care team is both field based and site based, thus intervention can take place at the owner’s location reducing down time.

Liberty E – Care is staffed by skilled EV technicians with years of experience, capable of diagnosing and repairing everything on an EV from the battery to the motors, from the software to the traction controllers.

As a result of the NCWI Transaction, through our wholly-owned subsidiary, NCWI, we are involved in bus and limousine manufacturing.  NCWI’s new manufacturing facility is based in California where it should have the capacity to produce in excess of 500 buses annually.1  Currently, NCWI has two employees and ten independent contractors it is utilizing for current bus manufacturing.  As the manufacturing increases additional personnel will be required, which NCWI believes it will be able to hire from funds provided by Green Automotive Company and/or from the sales of its manufactured buses.  As personnel are needed on a more full time basis, NCWI eventually plans to hire such personnel as employees and not as independent contractors.  NCWI is run by its President, Carter Read, who has over 29 years of experience in bus and limo manufacturing, and ran Tiffany Coachworks as its President for 23 years.  During this time he developed over 9 models of buses ranging from 11500 lb GVW to 33000 lb GVW.  Due to the this experience, although NCWI is a newly formed entity, it was able to sign a definitive distribution agreement for the manufacturing of buses over a two year period with Don Brown Bus Sales, Inc., one of North America’s leading bus distributors. Under the agreement, NCWI will provide a range of diesel and CNG-powered buses in the 12,500lb GVW to 33,000lb GVW range to customers of Don Brown Bus Sales, Inc.  As a newly-formed entity, NCWI’s current plan of operation is to manufacture buses for Don Brown Bus Sales, Inc., under its agreement with Don Brown Bus Sales, utilizing the funding to be provided by First Market Services under NCWI’s agreement until sufficient cash flow is generated from the sales to Don Brown.  As noted above, through December 31, 2012, NCWI had received approximately $125,000 in funding, has identified a new manufacturing facility and is currently in the process of manufacturing buses.  In this early stage of development any decrease in its funding could cause NCWI to not be able to meet its manufacturing obligations for Don Brown Bus Sales, Inc. under the agreement, which would be very detrimental to its business.  NCWI currently forecasts the need for an additional $250,000 in order to meet its production targets for Don Brown and we believe we will be able to raise this money through First Market Services as they are contractually bound to provide this or through the sales of securities to other third parties.  NCWI delivered its first buses to Don Brown in May 2013, and is now ramping up production to meet the required monthly production numbers in the forecasted schedule agreed with Don Brown.

1 The manufacturing facility currently leased by NCWI for manufacturing and assembling buses is approximately 20,000 sq. ft.  NCWI also has a glass shop approximately 2 miles away from the primary manufacturing facility, which manufactures fiberglass parts, (side panels, front cap, back cap, roof, etc..) along with vacuformed components, (window panels, headliners etc.).  The primary facility has six 20' x 18' ground level doors.  Based on Mr. Read’s experience, with proper tooling and jigs NCWI can manufacture over 500 buses per year based on the size of the current facilities.

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Under agreement Don Brown Bus Sales, NCWI had an initial order to manufacture 288 buses between December 2012 and December 2014.  Under an additional order received on or about January 21, 2013, Don Brown Bus Sales has increased its total order to 432 buses over the same period. In addition, NCWI has received an order for 48 “limousine” buses to be manufactured over a two year period.  Our first bus delivery (Atlas 34) against the sales order from Don Brown occurred on May 3, 2013.  Production is now increasing to meet the requirement to eventually complete 13 or 14 buses per month depending on size and specification.  We expect to reach this monthly production level by September or October 2013.  A production schedule six months out is agreed with Don Brown and updated monthly according to their customers’ requirements.

In order to manufacture electric commercial vehicles, we will need certain critical components, including, but not limited to motors, controllers, and the electric batteries.  Where we manufacture electric buses and commercial vehicles in America, we will be aiming to source as many components in the U.S. market as possible. For the motors, we should be able to purchase them from one or more of several U.S.-based motor suppliers (e.g. UQM, HPEV).  We should be able to purchase the necessary controllers from Curtis.  Regarding the batteries, the cells to make the electric batteries can come from a variety of cell manufacturers, such as Dow Kokam, Johnson Controls, Valence and other emerging cell manufacturers.  We plan for the battery assembly to be done either in house or by Voltronix an American company based in California.   We do not currently have any agreements or arrangements in place with these suppliers, but do not believe we will have any issues in purchasing the critical components as the need arises.

Recently, NCWI initiated a collaborative project to develop a range of electric buses for the North American market with our other acquisition, LEC, utilizing the proprietary electric drive train technology from LEC and combining it with the bus designs of NCWI.  The aim is to provide clean and quiet buses for the North American market – ones that provide a cost effective solution for operators and improve passenger comfort dramatically.  The parameters for electric bus performance have been already set, including, distance; charging times; speed and acceleration; across a range of buses from 11,500lb GVW through to 33,000lb GVW. This should cover the most popular segments in the shuttle and school bus markets.  We believe advances in the technology for electric vehicles should see NCWI launch electric buses with the ability to charge their batteries up to 80% in just 30 minutes.  This short charging time would provide operators with the opportunity to drive much greater distances during the working day.

Regarding being able to charge batteries up to 80% in only 30 minutes, 380v 3 phase fast chargers are battery chargers that are now available and being deployed by major vehicle manufacturers. Tesla, for example, has started to deploy these fast chargers along major routes in America to make it possible to charge their cars while completing long distance trips of circa 500 miles or more by stopping to recharge for 20 to 30 minutes for every 200 to 300 miles (depending on the range of the car). The roll out of these chargers will allow all electric vehicles to charge "quickly". The stated aim of car manufacturers is to achieve a charge level of 80% of the batteries capacity in 30 minutes or less. Nissan (Leaf), Tesla, Renault (Zoe and other models), all allow the use of these fast chargers (where available) to provide such a fast charge cycle.  For trucks and buses that return to the same points in their journey each day, these fast chargers will allow a very quick battery top up providing greater use / range during the working day.  The timeline for us to be able to leverage this new technology is by approximately September or October 2013.  Since the technology we will deploy is based on a design of an electric drive train already developed by Liberty we anticipate we can deploy vehicle components able to capitalize on these new fast chargers much more quickly than normal.

Industry Overview

We operate in the automotive industry sector, with a presence in design, development, engineering, and manufacturing with a focus on green technologies for niche vehicles.  Although our acquisitions of LEC and NCWI are recent, we believe the businesses are complementary.  For example, LEC designs EV drive trains and provides aftermarket support for EVs, while NCWI builds buses which will include the EV drive train from LEC to make an electric bus range, and eventually LEC’s aftermarket program will support the vehicles after they are sold.  Our goal is to have these businesses operate synergistically and support one another through their strengths and experience.

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The industry is dominated by large OEM’s who require large annual volumes to keep their plants working efficiently (in excess of 10,000 units per month) and thus leave low volume requirements to specialist manufacturers (usually in the order of <1,000 per month). The economies of scale necessary for the large OEM’s to achieve break even, preclude the production of these lower volumes.  The large OEM’s also buy technological development from outside their core business (which is manufacturing and marketing), primarily from design and development companies.  In particular those in the emerging technology area of EV drive trains provide a significant input into the development of OEM product for large automobile companies.  These companies are known as second or third tier suppliers.  In addition, due to the much lower sale numbers large OEMs typically do not venture into these areas of specialized vehicles, and, as a result, there is a market for niche vehicle manufacturers producing anything from military vehicles through to buses, coaches, limousines, taxis and emergency service products. These specialist companies have faced pressure to produce products with zero or low exhaust emissions in order to meet both customer and authority demands and regulations related to the environment.

Our management believes the supply chain for electric vehicle components necessary to manufacture EVs is well established since the majority of electric motors are derivatives of existing motors deployed for other purposes (e.g. trains, fork lifts, aerial lifts, etc.).  The controllers for these vehicles and motors have been around for some time and are also used in other similar industries.  Although the battery technology based on Lithium is fairly new and American cell manufacturers have had a difficult time refining the technology, Chinese manufacturers have had a great deal of success.  Our ability to be energy storage-type agnostic is one of our competitive advantages.  We have vehicles with lead acid batteries (which have been around for over 50 years), Lithium or various chemistry types and have also explored fuel cell technology.  The niche vehicle market for EV's is emerging, but the niches are the same for internal combustion engine vehicles - they are the sectors where the volume is too low for a major OEM to be able to survive economically.  For example, vehicles that typically fall in this category are ambulances, buses, taxis, agricultural vehicles, fire engines, limousines, funeral cars, airport vehicles, military vehicles, pumping vehicles, vehicles for mines, vehicles for theme parks, and forestry vehicles. In all of these categories and more, there are small, niche vehicle manufacturers servicing those industries, but they are now under pressure to do so in an environmentally clean way.  We believe the unique drive train technology Liberty created initially in the E-Range and which is now being combined with the Modec truck drive train to create a proprietary EV solution for niche markets, will enable us to create a successful business in the sectors we choose to enter (starting with EV buses).  We will also be able to offer this technology to existing niche vehicle manufacturers looking for EV drive train solutions for their existing products (we have two projects under evaluation in this category now, one for a military deployment and one in a taxi).

Continued adoption of more stringent environmental legislation, particularly reducing exhaust and pollutant emissions will be a key industry driver.  Developing and deploying low and zero emission drive trains for transport will be the fastest growing sector of the automotive industry for the foreseeable future (Frost and Sullivan 2011).

Competition

The EV industry is very competitive.  Competition ranges from other EV companies and products to other alternative fuel options such as Hydrogen fuel cells.  The majority of the major automobile companies throughout the world have multiple hybrid models as part of their fleet.  Our focus on low volume niche vehicle markets reduces the number of competitors we face. Our primary competitors in the EV drive train development industry are: Zytec, AMPD, and Siemens. In the Shuttle bus market, we face a number of competitors in the traditional fuel sector, including Tiffany and Krystal.  However, in the EV shuttle bus market we expect to be the first to market in the USA.  Some of these companies have greater resources than we do.

Additionally, we face competition from non-EV vehicles, such as those powered by petrol, bio diesel and CNG.  For the gasoline-powered vehicles the competition is from very large companies, such as Ford, General Motors, etc.  For the other types of alternative-powered vehicles, such as CNG, the larger companies include Cummins and Freightliner.

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Intellectual Property

As a result of our operations and the Liberty and Newport Coachworks Transactions, we have various patents, trademarks and other intellectual property rights.  Specifically, Liberty logo (the bird) is registered under US and EU law (85042628 US, 009115239 EU); the web addresses:

www.liberty-ecars.com, www.newportcoachworks.com and

www.thegreenautomotivecompany.com are registered, and the following technology patent: 1102200.1 removable generators.

Government Approvals and Regulations

We and our subsidiaries are subject to the same general laws and regulations that govern any company with employees, including, but not limited to, federal and state labor codes that govern employees (including wage and hour laws and health and safety codes), federal and state environmental codes governing compliance with environmental regulations, and state corporate governance statutes.

In addition, our subsidiaries LEC and NCWI are subject to specific regulations based on the industries in which they operate.  Specifically, related to LEC, it needs to comply with legislation regarding the disposal of EV batteries which it does by using a licensed recycling facility in France or Belgium. It complies with all Health and Safety legislation in relation to work on EV's and it complies with those regulations that relate to the homologation and certification of road vehicles where required.  Goingreen complies with the regulations for the provision of consumer credit, registration of road vehicles, repair and maintenance of electric vehicles, disposal of scrap vehicles, and testing of vehicles for use on the public roads.

Specifically, related to NCWI, it is a final-stage manufacturer.  It finishes incomplete chassis cabs purchased from various manufactures of the chassis cabs (i.e. Freightliner and Ford).  As a final-stage manufacturer, NCWI must comply with Canada and U.S. Motor Vehicle Safety Standards (C/FVMSS) for final-stage manufacturers, which are regulations set by the Department of Transportation (“DOT”) that govern motor vehicle manufacturers that modify existing, approved motor vehicle designs.  Since NCWI takes incomplete chassis cabs from the original manufacturers of the chassis cabs, NCWI must comply with DOT’s regulations governing motor vehicle manufacturers (primarily safety standards) and then complete and file engineering reports with the DOT.  Under the DOT’s regulations, NCWI files an initial compliance report regarding its compliance or non-compliance with DOT’s regulations and then, for those companies that receive satisfactory scores on their initial reports, they must keep, internally, quarterly updates regarding the company’s compliance with the regulations, which internal reports must be turned over to DOT upon request.

Additionally, advertising, marketing, and sales of vehicles, of which EVs are a sub set, are subject to various regulations in markets around the world.

Regulatory decisions and changes in the legal and regulatory environment could change our costs, both positively and negatively, and the potential liabilities associated with our business or impact our business activities.

Research and Development Activities

We will continue to be engaged in extensive research and development activities.  These activities will require a substantial amount of working capital and time.

At the Green Automotive Company parent company level, we are involved in research to identify new market opportunities for North America, Europe and the rest of the world. The focus is on the deployment of low emission technology for niche vehicles in either our own platforms or those of other companies wanting to build low or zero emission transport solutions.

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Our subsidiary, LEC, is involved in a number of advanced research programs for developing next generation electric vehicle (“EV”) solutions.  These programs include the prestigious “Deliver” project where LEC is working together with OEM’s and “tier one” automotive companies to develop a pure electric commercial vehicle, and the “Motore” project in which LEC has partnered with other “tier one” automotive companies and universities to develop a “rare earth” free electric motor technology.  During the fiscal years ended 2012 and 2011, LEC spent approximately $6,229 and $0, respectively, on research and development.

NCWI, another of our subsidiaries, is involved in the development of next generation fossil fuel powered shuttle buses, and electric variants of a range of shuttle buses targeting the airport, hotel and school markets.

Our research and development in NCWI is expected to be approximately $500,000 for 2013.  We expect most of our research and development to be associated with NCWI’s development of the electric bus and for the funding for such research and development to be from the sales our internal engine buses as well as sales of our securities to both First Market Services, as well as others.

Compliance with Environmental Laws

Liberty is in compliance with all environmental requirements at its technology centre in Coventry England, which requirements primarily relate to the disposal of waste (including hazardous waste).

Regarding our operations with Newport Coachworks, it complies with all environmental requirements, which also relate largely to the disposal of waste.

Employees

Our parent company, Green Automotive Company, does not currently have any employees.  Currently all of Green Automotive Company’s officers are independent contractors.  We believe that our relationship with our staff is good.  Liberty Electric Cars Ltd., our wholly-owned subsidiary, currently employs approximately 40 individuals, and Newport Coachworks, Inc., another wholly-owned subsidiary, currently employs 20 individuals.  We are not aware of any issues with the employees of our subsidiaries.

JOBS Act: Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law.  The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and such sales are exempt from state law registration, documentation or offering requirements.

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In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The Company meets the definition of an emerging growth company and will be affected by some of the changes provided in the JOBS Act and certain of the new exemptions.  The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings.  Those exemptions that impact the Company are discussed below.

Financial Disclosure.  The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies.  The Company is a smaller reporting company.  Currently, a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act goes on to exempt emerging growth companies from the requirements in 1934 Act Section 14A(e) for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

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Other Items of the JOBS Act.  The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement.  The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision.  In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period.   Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non- emerging growth companies but any such an election to opt out is irrevocable.  The Company has elected not to opt out of the transition period.

ORGANIZATION WITHIN LAST FIVE YEARS

We are a corporation originally organized under the laws of the State of Delaware in 1996, but re-incorporated in Nevada effective June 3, 2011.  We formerly operated under the name GANAS Corp. (“GANAS”).  Prior to November 2009, GANAS’ objective was to obtain through acquisition and/or merger transactions, assets, which could benefit our shareholders.  Effective November 4, 2009, GANAS acquired Go Green USA LLC, a Nevada limited liability company organized on April 28, 2009 (“Go”), in a share exchange transaction pursuant to which newly issued shares of GANAS common stock were issued in exchange for all of the issued and outstanding membership interests of Go (the “Go Merger”).  The Go Merger resulted in GANAS issuing 1,436,202.25 shares of its common stock with par value $0.001 for each 1% membership interest in Go, following which GANAS changed its name to Green Automotive Company Corporation.  Effective September 30, 2011, we effected a Change of Domicile, re-incorporating in Nevada and simplifying our name to Green Automotive Company, among other things (the “Re-Incorporation”).

On September 1, 2011, we entered into a Stock Purchase Agreement and Escrow Agreement with Mark E. Crone (“Crone”) and Bosch Equities, L.P. (“Bosch”), under which we purchased 100% of the outstanding equity of Matter of Time I Co., a Nevada corporation (“MOT”), and extinguished a repayment obligation of MOT totaling $6,000, all in exchange for $30,000.

On February 10, 2012, we entered into a Merger Agreement and Plan of Reorganization with Matter of Time I Co., a Nevada corporation (“MOT”) (the “MOT Agreement”).  Under the MOT Agreement, at the closing of the transaction contemplated by the MOT Agreement, MOT dissolved into and became a part of Green Automotive Company, with Green Automotive Company being the surviving corporation and assuming MOT’s status as a reporting issuer under the Securities Exchange Act of 1934, as amended.  On December 14, the transactions contemplated by the MOT Agreement closed (the “Closing”).  As a result of the Closing, MOT was merged out of existence and Green Automotive Company became a reporting issuer under the Securities Exchange Act of 1934, as amended.

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On June 28, 2012, we entered into a Stock Exchange Agreement (the “Liberty Agreement”) with Liberty Electric Cars Ltd., an England and Wales private company limited (“LEC”), and its wholly-owned subsidiary LEC 2 Limited, an England and Wales private company limited (“LEC2” and together with LEC, the “LEC Entities”), under which our wholly-owned subsidiary, Liberty Automotive Group, Inc. (formerly GAC EV Motors Inc.), a Nevada corporation (“LAG”) agreed to purchase 100% of the issued and outstanding securities of LEC (the “LEC Shares”), that owns 100% of the issued and outstanding securities of LEC2 (the “LEC2 Shares”) (collectively the “LEC Securities”) in exchange for the transfer of Thirty Nine Million Seven Hundred Forty Two Thousand One Hundred Seventy Eight (39,742,178) shares of our common stock held by LAG to the LEC Shareholders.  These shares represented approximately 8.19% of our outstanding voting control at the time.

On October 12, 2012, we entered into an Acquisition and Stock Exchange Agreement (the “NCWI Agreement”) with Newport Coachworks, Inc., a California corporation (“NCWI”), under which we agreed to purchase 100% of the issued and outstanding securities of NCWI (the “NCWI Shares”) from Mr. Carter Read, NCWI’s sole shareholder, in exchange for the transfer of Five Million (5,000,000) shares of our common stock due at the closing of the transaction (the “GACR Closing Shares”), and up to an additional Twenty Two Million (22,000,000) shares of our common stock (the “GACR Additional Shares” and together with the GACR Closing Shares, the “GACR Shares”) to vest as follows:  upon NCWI obtaining bona fide, binding purchase orders, with a cash down payment standard in the industry to NCWI, from third party purchasers requiring NCWI to manufacturer Sixty (60) buses with diesel or compressed natural gas engines at NCWI’s manufacturing facility (each a “Qualified Purchase Order”) within the first twelve (12) months following the payment of one-half of the initial forecasted funding of $500,000.  As discussed below GACR will issue Mr. Read up to all of the GACR Additional Shares, which shares will either be kept in escrow and distributed, or kept in treasury and issued, to Mr. Read within ten (10) days of the end of each calendar quarter pro rata with the number of Qualified Purchase Orders received by NCWI for the applicable calendar quarter (the “NCWI Transaction”).  The determination as to whether the shares will be issued and held in escrow or kept in treasury will be determined by the Parties in good faith and has not been determined to date.  The GACR Shares, if all issued, currently represent approximately 7.6% of our outstanding common stock.  This transaction closed on October 12, 2012.

On January 31, 2013, we signed a binding agreement to buy UK-based electric vehicle distributor Going Green Limited (www.goingreen.co.uk). Under the brand name, “GoinGreen”, it has sold over 1400 of the highly successful G-Wiz electric vehicles, making it one of Europe’s largest single retailers of electric vehicles.  Going Green Ltd was founded in 2002 and in the early days, set itself the mission to minimize the effects of climate change by encouraging carbon-neutral motoring. The company pioneered electric vehicles in the UK with the G-Wiz, an electric vehicle designed in California and manufactured in India by the Indo-Reva Electric Car Company, making London a centerpiece of the electric vehicle (EV) market. The deal was consummated on April 1, 2013 when 1,562,498 shares of GACR common stock was exchanged for 100% of the issued and outstanding securities of Going Green Limited (an England and Wales private limited company).

On or about May 9, 2013, we issued 1,050,000 shares of our common stock to Metro-Electric PLC to secure a 30% investment in the Powabyke brand of Electric Bikes owned by Metro-Electric PLC.

On or about May 9, 2013, we issued 1,500,000 shares of our common stock each to Gary Spaniak Sr and Ron Davis to compensate them for Liberty Electric Cars Limited withdrawing from the Merger with ELCR in order to be acquired by GACR.

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DESCRIPTION OF PROPERTY

Currently, Green Automotive Company has its executive offices at 5495 Wilson Street, Riverside, California 92509, which is at the industrial manufacturing facility leased by Newport Coachworks, Inc. and discussed below.

Our subsidiary, Newport Coachworks, Inc., leases an industrial manufacturing facility located at 5495 Wilson Avenue, Jurupa Valley Riverside California.  The space is approximately 19,950 square feet and is located on approximately 51,400 square foot lot.  The lease for this facility commenced February 1, 2013 with first month free and runs until February 28, 2018.  The rent is $5,785.50 per month in the first year rising to $6,583.50 in the fifth year.

For our Liberty subsidiary, LEC2 Limited, a 100% owned subsidiary of Liberty Electric Cars Limited, and the business in which Liberty E-Tech and E-Care reside, entered into an eight year contract for new premises in to which it relocated in January 2012. The facilities are based at Unit A Quinn Close, Seven Stars Industrial Estate, Coventry, United Kingdom and total approximately 6,200 square feet and will cost $8.80 per square foot. We secured a first year reduction to $4.40 a square foot. As a result LEC’s rent for the first year was $27,280 and is $54,560 for each of the remaining years.

LEGAL PROCEEDINGS

Our predecessor, Go Green USA, LLC (“Go Green”) was a party defendant, along with other defendants in a civil action filed in Marshall County, West Virginia by Glen Dale Motor Co. and Tomsic Motor Co, Civil Action No. 11-C-104 H.  The basis for this action was a claim by the plaintiffs that the defendants breached a dealer agreement entered into by and between the plaintiffs and the defendants by accepting a franchise fee and payment for vehicles (totaling approximately $250,000) from the plaintiffs but failing to deliver any of the purchased vehicles to the plaintiffs.  This undefended and previously unknown action resulted in a default judgment and related judgment order in the amount of $3,717,615 with interest accruing at 7% per annum from and after February 13, 2012.  There is no active effort to enforce this action against Go Green and we believe there are numerous defenses to the asserted judgment and any such enforcement effort.  Moreover, the existence of the liability pre-existed our acquisition of Go Green and its existence was not disclosed as a part of the acquisition. Management has not accrued for this event in the financial statements as its not determinable whether we are liable for this case as Steve Wells is no longer with the company. We expect that if we are properly served and are a proper party to the litigation that the expected loss could be zero to $3,717,615.

On March 22, 2013, we filed an Ex Parte Motion For Temporary Restraining Order against The Barclay Group, one of our shareholders, in the Utah District Court in Salt Lake City, Utah, entitled Green Automotive Company v. The Barclay Group, Inc., et al., Third Judicial District, Salt Lake County, Utah, Case No. 130902103 (the “Utah TRO”) requesting the Court to order GACR’s Transfer Agent to put a Rule 144 Legend on two (2) certificates (representing 1,000,000 shares of GACR Common Stock - the “TBG Shares”) which had been submitted by TBG to MTG Trading (a registered NASD Broker-Dealer) for deposit in “street name” in its brokerage account for future sale into the public market. After a brief hearing on March 22, 2013, the Court, decided there was sufficient evidence presented by GACR to justify a Temporary Restraining Order, and granted GACR's motion.

The following week, on March 27, 2013, the Court held a Hearing with all parties to settle on a form of order for the preliminary injunction requested by GACR, or allow GACR’s Transfer Agent to re-issue the TBG Shares in the name of Cede & Co. (effectively allowing the TBG Shares to be sold as “Free-Trading” shares in the public market).  At the hearing the Court decided to let the Temporary Restraining Order stand, which served to prevent GACR’s transfer agent from re-issuing the TBG Shares “free-trading” in the name of Cede & Co. but left open for additional briefing and consideration the issue of whether the amount of the bond for the injunction should be increased to the difference between the current estimated free market value of the TBG Shares (approximately $250,000) and the value on the day of the Court’s decision. The Court determined that the possible loss to TBG, if it was decided that the TBG Shares should not have been held by GACR’s Transfer Agent and re-legended, was $50,000 and ordered GACR to post a $50,000 bond, which we posted.

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On May 9, 2013, the Court issued its Memorandum Decision and Order in favor of GACR request for a Preliminary Injunction to prohibit GACR’s transfer agent from re-issuing TBG Shares without a Rule 144 restrictive legend until such shares were eligible under Rule 144 for the removal of the restrictive legend, which current eligibility is on or about December 24, 2013.  As a result, GACR’s Bond was canceled.  TBG has the right to appeal the Memorandum Decision and Order.  Additionally, as a result of a subsequent hearing on May 16, 2013, the Court released us from the terms of the Utah TRO which placed restrictions on our ability to issue new shares, so we can now meet pre-TRO agreements and other agreements to which we are a party that require the issuance of shares of our stock.

In the ordinary course of business, we are from time to time involved in various pending or threatened legal actions.  The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon our financial condition and/or results of operations.  However, in the opinion of our management, other than as set forth herein, matters currently pending or threatened against us are not expected to have a material adverse effect on our financial position or results of operations.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently listed for trading on OTC Markets (Pink Sheets), OTCQB tier, under the trading symbol “GACR”.

The following table sets forth the high and low bid information for each quarter within the fiscal years ended December 31, 2012 and 2011, as best we could estimate from publicly-available information.  The information reflects prices between dealers, and does not include retail markup, markdown, or commission, and may not represent actual transactions.

Fiscal Year Ended December 31,	Period	Bid Prices
		High	Low

2011	First Quarter	$0.60	$0.40
	Second Quarter	$1.68	$0.32
	Third Quarter	$1.55	$0.80
	Fourth Quarter	$1.43	$0.65

2012	First Quarter	$1.05	$0.74
	Second Quarter	$0.75	$0.36
	Third Quarter	$0.51	$0.21
	Fourth Quarter	$0.50	$0.35

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock.  The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to a few exceptions which we do not meet.  Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

Holders

As of December 31, 2012, there were approximately 324,551,468 shares of our common stock outstanding held by 1,601 holders of record and numerous shares held in brokerage accounts.  As of April 10, 2013, there were 349,574,514 shares of our common stock outstanding held by 1,678 holders of record and numerous shares held in brokerage accounts.  Of these shares, 342,891,176 were held by non-affiliates.  On the cover page of this filing we value the 342,891,176 shares held by non-affiliates at $65,149,323.  These shares were valued at $0.19 per share, based on our share price on May 9, 2013.

38

Warrants

As of December 31, 2012, we did not have any warrants to purchase our common stock outstanding.

Dividends

There have been no cash dividends declared on our common stock, and we do not anticipate paying cash dividends in the foreseeable future.  Dividends are declared at the sole discretion of our Board of Directors.

Securities Authorized for Issuance Under Equity Compensation Plans

As of December 31, 2012, we had options to purchase 22,000,000 shares of our common stock, which were issued under our 2011 Non-Qualified Stock Incentive Plan.  The options outstanding as of December 31, 2012 were as follows:

		Weighted-	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Options	Price	Life (Years)	Value
Outstanding at December 31, 2010	4,000,000	$0.002	2.41	$191,500
Granted	1,000,000	0.001	2.04	49,000
Exercised	(1,000,000)	0.001	2.04	(49,000)
Forfeited or expired		−	−
Outstanding at December 31, 2011	4,000,000	$0.002	1.41	$191,500
Exercisable at December 31, 2011	4,000,000	$0.002	1.41	$191,500

		Weighted-	Average
		Average	Remaining		Aggregate
		Exercise	Contractual		Intrinsic
	Options	Price	Life (Years)		Value
Outstanding at December 31, 2011	4,000,000	$0.002	1.41		$191,500
Granted	18,000,000	0.42	2.90		−
Exercised	−	−	−		−
Forfeited or expired	−	−	−		−
Outstanding at December 31, 2012	22,000,000	$0.34	2.44		$191,500
Exercisable at December 31, 2012	18,000,000	$0.42	3.00	$	−

39

FINANCIAL STATEMENTS

Index to Financial Statements	i

Report of Independent Registered Auditor Report	F-1
Restated Consolidated Balance Sheets of Green Automotive Company as of December 3 1 , 2012 and 2011	F-2
Restated Consolidated Statements of Operations of Green Automotive Company for the Years Ended December 31, 2012 and 2011	F-3
Restated Consolidated Statements of Changes in Stockholders’ Equity of Green Automotive Company for the Years Ended December 31, 2012 and 2011	F-5
Restated Consolidated Statements of Cash Flows of Green Automotive Company for the Years Ended December 31, 2012 and 2011	F-6
Notes to Financial Statements	F-7

Condensed Consolidated Balance Sheets of Green Automotive Company as of September 30, 2013 (Unaudited)	F-36
Condensed Consolidated Statement of Operations of Green Automotive Company for the Three and Nine Months Ended September 30, 2013 and 2012 (Unaudited)	F-37
Condensed Consolidated Statements of Cash Flows of Green Automotive Company for the Nine Months Ended September 30, 2013 and 2012 (Unaudited)	F-39
Notes to Condensed Consolidated Financial Statements	F-40

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Green Automotive Company

We have audited the accompanying consolidated balance sheets of Green Automotive Company and its subsidiaries (collectively the “Company”), as of December 31, 2012 and 2011 and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurances about whether the consolidated financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits include examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. Our audits also include assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statements presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Green Automotive Company and its subsidiaries, as of December 31, 2012 and 2011 and the results of their operations, their cash flows for years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 14 to the consolidated financial statements, the 2012 and 2011 consolidated financial statements have been restated to correct a misstatement.

/s/ Anton & Chia, LLP

Newport Beach, California

May 16, 2013, except for Note 14, as to which the date is June 27, 2013.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

(Formerly Green Automotive Company Corporation)

Consolidated Balance Sheets

December 31, 2012 and 2011

(As Restated)

	December 31,	December 31,
	2012	2011
Current Assets
Cash	$87,325	$906
Accounts receivable	163,389	-
Inventory and supplies	-	263,489
Notes receivable	11,329	-
Other	37,589	36,300
Total Current Assets	299,632	300,695

Property and equipment, net	164,065	7,699

Investment in licenses, net	-	331,267
Total Assets	$463,697	$639,661

Current Liabilities
Accounts payable and accrued expenses	$872,086	$165,445
Due to-related parties	-	452,064
Deferred revenue	422,182	-
Credit facility and other advances	73,916	-
Derivative liability	79,732,676	5,731,806
Shares owed to Carter Read on purchase of NCI	250,000	-
Funds received from FMS not converted into Preference Shares	120,102	-
Sums due to Global market Advisors	104,100	-
Value added Taxes owed	39,944	-
Sums due to Equity Market D	25,000	-
Lease creditor	15,062	-
Sundry creditors	27,474	-
Total Current Liabilities	81,682,542	6,349,315

Long-term Liabilities
Notes payable, net of current maturities	384,507	-
Total Long-term Liabilities	384,507	-
Total Liabilities	82,067,049	6,349,315

Contingencies	-	-

Stockholder's Deficit
Preferred stock, Class A Convertible Preferred Stock 100,000,000 shares and 1 share authorized at December 31, 2012 and 2011, respectively, $.001 par value, 895,801 and 500,000 shares issued and outstanding at December 31, 2012 and 2011, respectively.	896	500
Preferred stock, Class B Convertible Preferred Stock 10,000,000 shares and 1 share authorized at December 31, 2012 and 2011, respectively, $.001 par value, 10,000,000 and 0 shares issued and outstanding at December 31, 2012 and 2011, respectively.	10,000	-
Common stock, 900,000,000 shares authorized $.001 par value, 324,551,468 and 272,750,110 shares issued and outstanding at December 31, 2012 and 2011, respectively	324,551	272,750
Additional paid-in capital	12,700,403	3,997,036
Accumulated other comprehensive loss	(111,307)	-
Accumulated deficit	(94,527,895)	(9,979,940)
Total Stockholder's Deficit	(81,603,352)	(5,709,654)
Total Liabilities and Stockholders' Deficit	$463,697	$639,661

The accompanying notes are an integral part of the consolidated financial statements.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

(Formerly Green Automotive Company Corporation)

Consolidated Statements of Operations

For The Years Ended December 31, 2012 and 2011

(As Restated)

	December 31,
	2012	2011
Revenues	$320,648	$-

Cost of Goods Sold	75,379	-

Gross Profit	245,269	-

Operating Expenses
Depreciation and amortization	324,172	325,220
(Gain) or Loss on disposal of equipment	11,113	(9,784)
Impairment of assets	4,502,984	-
Research and development	6,229	-
Stock based compensation	3,266,541	-
General and administrative	1,915,700	1,174,931
	10,026,739	1,490,367

Loss before other expenses	(9,781,470)	(1,490,367)

Other Income/Expenses
Change in fair value of derivative liability	(74,243,141)	-
Loss on settlement of debt	-	(5,731,806)
Other expense	(410,551)	-
Interest expense	(112,792)	(63,058)
	(74,766,484)	(5,794,864)

Loss before income taxes	(84,547,954)	(7,285,231)

Income taxes	-	-

Net Loss	$(84,547,954)	$(7,285,231)

Loss per share (basic and diluted)	$(0.29)	$(0.03)

Weighted average shares outstanding (basic and diluted)	296,039,071	272,380,247

The accompanying notes are an integral part of the consolidated financial statements.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

(Formerly Green Automotive Company Corporation)

Consolidated Statements of Comprehensive Loss

For The Years Ended December 31, 2012 and 2011

(As Restated)

	December 31,
	2012	2011
Net Loss	$(84,547,954)	$(7,285,231)

Other Comprehensive Loss, net of tax:
Foreign currency translation	$(111,308)	$-

Comprehensive Loss	$(84,659,262)	$(7,285,231)

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

(As Restated)

									Accumulated
	Preferred Stock		Preferred Stock				Additional		Other	Total
	Series A		Series B		Common Stock		Paid-In	Accumulated	Comprehensive	Stockholders
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Equity/(Deficit)
Balance-January 1, 2011	1	-	-	-	271,750,110	$271,750	$2,742,586	$(2,694,709)	$-	$319,627

Issuance of preferred stock to settle debt	500,000	500	-	-	-	-	1,205,450	-	-	1,205,950

Cancellation of share	(1)	-	-	-	-	-	-	-	-	-

Issuance of stock for cash	-	-	-	-	1,000.000	1,000	49,000	-	-	50,000

Net (loss) for the year ended 31st December 2011	-	-	-	-	-	-	-	(7,285,231)	-	(7,285,231)

Balance-January 1, 2012	500,000	$500	-	$-	272,750,110	$272,750	$3,997,036	$(9,979,940)	$-	$(5,709,654)

Stock based compensation	-	-	-	-	-	-	3,266,541	-	-	3,266,541

Conversion of debt for common stock	-	-	-	-	10,809,180	10,809	932,707	-	-	943,516

Issuance of stock for Liberty acquisition	300,000	300	-	-	39,742,178	39,742	3,447,067	-	-	3,487,109

Issuance of common stock for compensation	-	-	-	-	1,250,000	1,250	548,750	-	-	550,000

Issuance of preferred stock for cash	65,801	66	-	-	-	-	368,332	-	-	368,398

Issuance of preferred stock to settle debt	30,000	30	-	-	-	-	149,970	-	-	150,000

Issuance of preferred stock to Subsidiary	-	-	10,000,000	10,000	-	-	(10,000)	-	-	-

Total other comprehensive loss, net of tax	-	-	-	-	-	-	-	-	(111,308)	(111,308)

Net (loss)	-	-	-	-	-	-	-	(84,547,954)	-	(84,547,954)

Balance- December 31 2012	895,801	$896	10,000,000	$10,000	324,551,468	$324,551	$12,700,403	$(94,527,894)	$(111,308)	$(81,603,352)

The accompanying notes are an integral part of the consolidated financial statements.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

(Formerly Green Automotive Company Corporation)

Consolidated Statements of Cash Flows

For The Years Ended December 31, 2012 and 2011

(As Restated)

	December 31,
	2012	2011
OPERATING ACTIVITIES:
Net loss	$(84,547,954)	$(7,285,231)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	324,172	325,220
Gain/(loss) on disposal of assets	-	(9,784)
Issuance of shares for services	550,000	40,000
Gain/(loss) on conversion of debt	(19,684)	-
Impairment of assets	4,502,984	-
Change in fair value of derivative liability	74,243,141	-
Loss on settlement of debt	-	5,731,806
Share based compensation	3,266,541	-
Changes in assets and liabilities:
Accounts receivable	(163,389)	-
Inventories	-	(192,889)
Other assets	454,585	(61,200)
Prepaid expenses	-	(36,300)
Accounts payable and accrued expenses	216,471	58,138
Deferred revenue	239,200	-
Due to related party	322,592	1,417,261
Other liabilities	67,417
Net cash (used in) operating activities	(543,924)	(12,979)

INVESTING ACTIVITIES:
Disposal of vehicle	14,660	-
Cash received on acquisition	149,497	-
Purchase of property and equipment	15,330	-
Net cash provided by investing activities	179,487	-

FINANCING ACTIVITIES:
Proceeds from issuance of preferred stock	368,398	-
Proceeds from issuance of common stock	-	10,000
Borrowings on line of credit, net	167,978	-
Payments on long-term debt, net	(84,886)	-
Proceeds from notes payable	399,202	-
Payments to notes payable	(288,529)	-
Net cash provided by financing activities	562,163	10,000

Effect of change in exchange rate on cash	(111,307)

Net Increase (decrease) in cash	197,726	(2,979)

CASH AT BEGINNING PERIOD	906	3,885
CASH AT END OF PERIOD	$87,325	$906

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

NON-CASH INVESTING AND FINANCING TRANSACTIONS
Common shares issued to settle liabilities	$943,516	$-
Common shares issued for services	$-	$-
Common shares issued in relation to acquisition	$1,987,109	$-
Preferred shares issued in relation to acquisition	$1,500,000	$-
Preferred shares issued to settle debt	$150,000	$1,205,950
Preferred shares issued to subsidiary	$10,000	$-

The accompanying notes are an integral part of the consolidated financial statements.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS

We are a corporation originally organized under the laws of the State of Delaware in 1996, but re-incorporated in Nevada effective June 3, 2011. We formerly operated under the name GANAS Corp. (“GANAS”). Prior to November 2009, GANAS’ objective was to obtain through acquisition and/or merger transactions, assets, which could benefit our shareholders. Effective November 4, 2009, GANAS acquired Go Green USA LLC, a Nevada limited liability company organized on April 28, 2009 (“Go”), in a share exchange transaction pursuant to which newly issued shares of GANAS common stock were issued in exchange for all of the issued and outstanding membership interests of Go (the “Go Merger”). The Go Merger resulted in GANAS issuing 1,436,202 shares of its common stock with par value $0.001 for each 1% membership interest in Go, following which GANAS changed its name to Green Automotive Company Corporation. Effective September 30, 2011, we effected a Change of Domicile, re-incorporating in Nevada and simplifying our name to Green Automotive Company, among other things (the “Re-Incorporation”).

In August 2009, prior to the Go Merger, Go entered into a Memorandum of Understanding with a subsidiary of  Zotye Holding Group, a Chinese automotive manufacturer (collectively, “Zotye”) which, on January 29, 2010, was reduced to a definitive Exclusive Agreement of Distribution and Service between the Issuer and Zotye (the “Zotye Agreement”).  On July 20, 2010, the Zotye Agreement was amended and restated “between the Issuer and Yongkang Titan Imp. & Exp. Co., Ltd., a reported subsidiary of Zotye,” and then on December 21, 2010, the Zotye Agreement was further amended and restated between the Issuer and Zhejiang Titan Imp. & Exp. Co., Ltd., another reported Zotye subsidiary.

Following the Go Merger, and throughout the 2010 and 2011 fiscal years we devoted all of our resources to the homologation of the all-electric Zotye Sport Utility Vehicle (“SUV”) with the intent to import and distribute the SUV throughout the U.S. pursuant to the Zotye Agreement.  However, after taking several SUV’s through the required tests to comply with the standard safety benchmarks required by the U.S. Department of Transportation (“DOT”) and the U.S. Federal Motor Vehicle Safety Standards (“FMVSS”) to determine the safety and US marketability of the SUV, we elected to modify our business plan so as to not be dependent upon one supplier, one product and only one segment of the new all-electric automotive industry, and instead to be involved in two areas of the industry: the import, testing and distribution of foreign and domestic manufactured Eco- friendly passenger vehicles (“Passenger Vehicles”), Municipal Transit Buses, School Buses, Limousines, and Airport and Hotel Shuttle Vans (collectively, “Mass-Transit Vehicles”), and the conversion of convention internal combustion engine driven vehicles into all-electric powered vehicles (“Conversion Vehicles”), with the medium term goal of becoming the first manufacturer of all-electric Mass-Transit Vehicles and Conversion Vehicles.

Following the restructuring, our business plan was modified to focus on the import and distribution of Eco-friendly vehicles and we are presently planning to bring All-Electric and other Eco-friendly vehicles into the United States market. We are currently involved in assessing a number of All-Electric and alternate fuel vehicles including an All-Electric Intra-City and Municipal Mass Transit Bus and School Bus, for introduction to the U.S. market, to be manufactured by our subsidiary, Newport Coach Works, Inc.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS (continued)

Liberty Transaction

On June 28, 2012, we entered into a Stock Exchange Agreement (the “Liberty Agreement”) with Liberty Electric Cars Ltd., an England and Wales private company limited (“LEC”), and its wholly-owned subsidiary LEC 2 Limited, an England and Wales private company limited (“LEC2” and together with LEC, the “LEC Entities”), under which our wholly-owned subsidiary, Liberty Automotive Group, Inc. (formerly GAC EV Motors Inc.), a Nevada corporation (“LAG”) agreed to purchase 100% of the issued and outstanding securities of LEC (the “LEC Shares”), that owns 100% of the issued and outstanding securities of LEC2 (the “LEC2 Shares”) (collectively the “LEC Securities”) in exchange for the transfer of Thirty Nine Million Seven Hundred Forty Two Thousand One Hundred Seventy Eight (39,742,178) shares of our common stock held by LAG to the LEC Shareholders. These shares represented approximately 8.19% of our outstanding voting control. We also issued to Mr. West and Mr. Hobday, the executives of LEC, a total of 300,000 shares of our Series A Preferred Stock in exchange for the non-competition provisions in their independent contractor agreements. This transaction closed on July 23, 2012.

Additionally, pursuant to the Liberty Agreement, we issued to GAC Automotive Services, Inc., a Nevada corporation and one of our wholly-owned subsidiaries (“GAC Auto”) Ten Million (10,000,000) shares of Series B Convertible Preferred Stock (the “Series B Shares”).  The issuance of the Series B shares to GAC Auto is not part of the purchase price of the LEC Entities and is not compensation to the LEC Entities or LEC Shareholders, but is reserved for issuance to certain entities and/or assets that LEC and/or LEC2 have been in negotiations with at the time of execution of the Liberty Agreement if those entities are purchased by us or our subsidiaries.  The determination as to when and if to transfer the Series B Shares from GAC Auto to a selling party must be approved by our Board of Directors.  To date, all of the Series B Shares are still held by GAC Auto.

As a result of the Liberty Transaction, we acquired LEC, a company that designs and develops electric vehicle drive solutions for use in its own converted vehicles and for sale to original equipment manufacturers (OEMs) for incorporation into their production. LEC’s engineers have invented innovative EV drive train technologies that can be employed in a wide variety of vehicle platforms. LEC is also involved in a number of advanced research programs for developing next generation electric vehicle (“EV”) solutions. These programs include the prestigious “Deliver” project where LEC is working together with “tier one” automotive companies to develop a pure electric commercial vehicle, and the “Motore” project in which LEC has partnered with other “tier one” automotive companies and universities to develop a “rare earth” free electric motor technology. Additionally, LEC has also created after sales support for EV’s, by providing a comprehensive aftermarket maintenance program throughout Europe for electric trucks and cars.

Due to its experience in EV technologies and in servicing EVs, LEC recently re-signed its agreement with, a large U.S. truck manufacturer, for the on-going support of electric vehicles run by its key clients in Europe. LEC will continue to take care of all warranty support when required by these customers, all of whom run fleets of electric commercial vehicles across Europe. This truck manufacturer’s customers include major companies such as FedEx, UPS and Veolia, who are using the first “ground up” electric trucks known as the “Modec” that were launched some 4 years ago for the purpose of making pollution free deliveries in urban areas.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS (continued)

Newport Coachworks Transaction (as Restated)

On October 12, 2012, we entered into an Acquisition and Stock Exchange Agreement (the “NCWI Agreement”) with Newport Coachworks, Inc., a California corporation (“NCWI”), under which we agreed to purchase 100% of the issued and outstanding securities of NCWI (the “NCWI Shares”) from Mr. Carter Read, NCWI’s sole shareholder, in exchange for the transfer of Five Million (5,000,000) shares of our common stock due at the closing of the transaction (the “GACR Closing Shares”), and up to an additional Twenty Two Million (22,000,000) shares of our common stock (the “GACR Additional Shares” and together with the GACR Closing Shares, the “GACR Shares”) to vest as follows:  upon NCWI obtaining bona fide, binding purchase orders, with cash down payment standard in the industry to NCWI, from third party purchasers requiring NCWI to manufacturer Sixty (60) buses with diesel or compressed natural gas engines at NCWI’s manufacturing facility (each a “Qualified Purchase Order”) within the first twelve (12) months following the payment of one-half of the initial forecasted funding of $500,000. As discussed below GACR will issue to Mr. Read up to all of the GACR Additional Shares, which shares will either be kept in escrow and distributed, or kept in treasury and issued, to Mr. Read within ten (10) days of the end of each calendar quarter pro rata with the number of Qualified Purchase Orders received by NCWI for the applicable calendar quarter (the “NCWI Transaction”).  The determination as to whether the shares will be issued and held in escrow or kept in treasury will be determined by the Parties in good faith and has not been determined to date.  The GACR Shares, if all issued, currently represent approximately 7.6% of our outstanding common stock.  This transaction closed on October 12, 2012. The shares were not issued to NCWI as of December 31, 2012.

Due to administrative delays combined with the imposed restrictions placed upon our Transfer agent following the TRO as explained in Note 13 Subsequent Events the 5,000,000 shares were not issued until July 18, 2013.

Matter of Time Merger

On September 1, 2011, Green Automotive Company entered into a Stock Purchase Agreement and Escrow Agreement with Mark E. Crone (“Crone”) and Bosch Equities, L.P. (“Bosch”), under which we purchased 100% of the outstanding equity of Matter of Time I Co., a Nevada corporation (“MOT”), and extinguished a repayment obligation of MOT totaling $6,000, all in exchange for $30,000.

On February 10, 2012, Green Automotive Company entered into a Merger Agreement and Plan of Reorganization with Matter of Time I Co., a Nevada corporation (“MOT”) (the “MOT Agreement”).  Under the MOT Agreement, at the closing of the transaction contemplated by the MOT Agreement, MOT dissolved into and became a part of Green Automotive Company, with Green Automotive Company being the surviving corporation and assuming MOT’s status as a reporting issuer under the Securities Exchange Act of 1934, as amended.  On December 14, 2012 the transactions contemplated by the MOT Agreement closed (the “Closing”). As a result of the Closing, MOT was merged out of existence and Green Automotive Company became a reporting issuer under the Securities Exchange Act of 1934, as amended.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

2. BASIS OF PRESENTATION

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (as Restated)

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s consolidated financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies conform to GAAP in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Principles of Consolidation

The Company’s consolidated financial statements include the assets, liabilities and operating results of majority-owned subsidiaries. The Company does not hold significant variable interests in any variable interest entities. All significant intercompany accounts and transactions have been eliminated.

Reverse Merger Accounting

The MOT Merger was accounted for as a reverse-merger and recapitalization in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Green Automotive Company was the acquirer for financial reporting purposes and MOT was the acquired company. Consequently, the assets and liabilities and operations that are reflected in the historical financial statements prior to the Merger will be those of Green Automotive Company and will be recorded at the historical cost basis of the Company. The consolidated financial statements after completion of the Merger include the assets and liabilities of Green Automotive Company. Common stock and the corresponding capital amounts of the Company pre-merger have been retroactively restated as capital stock shares reflecting the exchange ratio in the Merger.

Going Concern

Our consolidated financial statements have been prepared assuming the Company will continue as a going concern. However, as of December 31, 2012, we have sustained recurring losses totaling $84,547,954 and have a stockholders’ deficit of $94,527,894. These conditions, among others, give rise to substantial doubt about our ability to continue as a going concern. Management is continuing to seek additional equity capital to fund the acquisition or to purchase an ongoing business and improving profitability of existing operations. Until such time, we anticipate our working capital needs will be funded through the issuance of debt and equity instruments. Management believes these steps will provide us with adequate funds to sustain our continued existence. There is, however, no assurance that the steps taken by management will meet all of our needs or that we will continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of Estimates

The preparation of the financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The assumptions used by management in future estimates could change significantly due to changes in circumstances, including, but not limited to, challenging economic conditions. Accordingly, future estimates may differ significantly.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (as Restated) (continued)

Cash and Cash Equivalents

Cash and cash equivalents consist of amounts held as bank deposits and highly liquid debt instruments purchased with an original maturity of three months or less. The Company had no cash equivalents as of December 31, 2012 and 2011.

Concentrations

The Company currently maintains substantially all of its cash with major financial institutions. At times, cash balances may be in excess of the amounts insured by the Federal Deposit Insurance Corporation.

Comprehensive Loss

In June 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-05, Presentation of Comprehensive Income (“ASU 2011-05”), which amends FASB Codification Topic 220 on comprehensive income disclosures. The new guidance allows an entity to present components of net income and other comprehensive income in one continuous statement, referred to as the statement of comprehensive income, or in two separate, but consecutive statements, while eliminating the option to report other comprehensive income and its components in the statement of changes in shareholders’ equity. The provisions of ASU 2011-05 were adopted in 2012. The adoption of ASU 2011-05 did not impact the Company’s consolidated financial position, results of operations or cash flows as it required only a change in the format of presentation.

Intangible Assets

Acquired intangible assets are amortized over their useful lives unless the lives are determined to be indefinite. Acquired intangible assets are carried at cost, less accumulated amortization and impairment.

Property and Equipment

Property and equipment consist of leasehold improvements, furniture and fixtures, equipment and vehicles are stated at cost. Property and equipment are depreciated using the straight-line method over the estimated service lives ranging from three to seven years. Maintenance and repairs are expensed as incurred and improvements are capitalized. Gains or losses on the disposition of fixed assets are recorded upon disposal.

Impairment of Long-Lived Assets (Restated)

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.

If the carrying amount of an asset exceeds its undiscounted estimated future cash flows, an impairment review is performed. An impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet. An impairment charge related to licenses and homologation costs amounted to $258,754 and $0 for the years ended December 31, 2012 and 2011, respectively. Impairment charge related to goodwill and other intangibles acquired in business acquisitions amounted to $4,013,005 and $0 for the years ended December 31, 2012 and 2011, respectively. The Company has recorded the impairment loss of goodwill and other intangible assets under operating expense (Impairment of assets). The Company determined that there was an indicator of impairment in goodwill and other intangibles during the year ended December 31, 2012 because of the lowered revenue and cash flow projections. The Company use the present value technique to test for impairment.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (as Restated) (continued)

The Company determined that there was an indicator of impairment related to license and homologation costs during the year ended December 31, 2012 due to the failure to get the Zyote vehicle through the homologation process. The Company use the present value technique to test for impairment.

Fair Value Measurements

ASC 820, “Fair Value Measurements”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value: Level 1, defined as observable inputs such as quoted prices in active markets for identical assets or liabilities; Level 2, inputs other than level one that are either directly or indirectly observable such as quoted prices for identical or similar assets or liabilities on markets that are not active; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

Income Taxes

We account for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are recorded, when necessary, to reduce deferred tax assets to the amount expected to be realized.

As a result of the implementation of certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertainty in tax positions, as defined, ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes.  We adopted the provisions of ASC 740 as of January 1, 2007, and have analyzed filing positions in each of the federal and state jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions. We have identified the U.S. federal and California as our "major" tax jurisdictions. Generally, we remain subject to Internal Revenue Service examination of our 2007 through 2012 U.S. federal income tax returns, and remain subject to California Franchise Tax Board examination of our 2007 through 2012 California Franchise Tax Returns. However, we have certain tax attribute carryforwards which will remain subject to review and adjustment by the relevant tax authorities until the statute of limitations closes with respect to the year in which such attributes are utilized.

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740. Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Revenue Recognition

We recognize revenues related to annual subscriptions and services of electric vehicles in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) No. 605, Revenue Recognition. Revenue is recognized when we have evidence of an arrangement, a determinable fee, and when collection is considered to be probable and services are provided. In the event that final acceptance of our product by the customer is uncertain, revenue is deferred until all acceptance criteria have been met.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (as Restated) (continued)

Grant Income

Grant income is not recognized until grant claim has been submitted and approved by Government representatives.

E-tech services

Revenues from consultancy services are recognized only when all services have been rendered and collectability is reasonably assured.

E-Care services

Revenues from maintenance, repair, and overhaul services are recognized only when all services have been rendered and collectability is reasonably assured.

Trade Receivables	December 31, 2012	December 31. 2011
Trade receivables, net	$113,429	$-
Grant monies receivable	$49,960	$-
	$163,389	$-

Deferred Revenues	December 31, 2012	December 31. 2011
Deferred Grant Income	$307,226	$-
Deferred Membership Fees	$114,956	$-
	$422,182	$-

Net Loss per Common Share

The Company computes net loss per share in accordance with ASC 260, "Earnings per Share". ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive. There are dilutive securities which are considered to be anti-dilutive and are not included in diluted loss per shares, which consists of stock options, of 18,000,000 and 4,000,000 for the years ended December 31, 2012 and 2011, respectively, and Class A convertible preferred stock of 895,801 and 500,000 for the years ended December 31, 2012 and 2011, respectively.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Share-Based Payment Arrangements

Generally, all forms of share-based payments, including stock option grants, restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on the estimated number of awards that are ultimately expected to vest. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expenses resulting from share-based payments are recorded in operating expenses in the consolidated statement of operations.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation. Such reclassifications had no impact on previously reported net loss.

Recent Accounting Pronouncements

Effective January 2012, the Company adopted ASU No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs (ASU 2011-04). ASU 2011-04 represents the converged guidance of the Financial Accounting Standards Board (FASB) and the International Accounting Standards Board (IASB) on fair value measurement. A variety of measures are included in the update intended to either clarify existing fair value measurement requirements, change particular principles requirements for measuring fair value or for disclosing information about fair value measurements. For many of the requirements, the FASB does not intend to change the application of existing requirements under Accounting Standards Codification (ASC) Topic 820, Fair Value Measurements. ASU 2011-04 was effective for interim and annual periods beginning after December 15, 2011. The adoption of this update did not have a material impact on the consolidated financial statements and related disclosures.

Effective January 2012, the Company adopted ASU No. 2011-05, Presentation of Comprehensive Income (ASU 2011-05). ASU 2011-05 is intended to increase the prominence of items reported in other comprehensive income and to facilitate convergence of accounting guidance in this area with that of the IASB. The amendments require that all non-owner changes in shareholders’ equity be presented in a single continuous statement of comprehensive income or in two separate but consecutive statements. In December 2011, the FASB issued ASU No. 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05 (ASU 2011-12). ASU 2011-12 defers the provisions of ASU 2011-05 that require the presentation of reclassification adjustments on the face of both the statement of income and statement of other comprehensive income. Amendments under ASU 2011-05 that were not deferred under ASU 2011-12 will be applied retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2011.

In December 2011, the FASB issued ASU No. 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities (ASU 2011-11). The amendments in ASU 2011-11 require the disclosure of information on offsetting and related arrangements for financial and derivative instruments to enable users of its financial statements to understand the effect of those arrangements on its financial position. Amendments under ASU 2011-11 will be applied retrospectively for fiscal years, and interim periods within those years, beginning after January 1, 2013. The Company is evaluating the effect, if any, the adoption of ASU 2011-11 will have on its consolidated financial statements and related disclosures.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In July 2012, the FASB issued guidance on testing for indefinite-lived intangible assets for impairment. The new guidance allows an entity to simplify the testing for a drop in value of intangible assets such as trademarks, patents, and distribution rights. The amended standard reduces the cost of accounting for indefinite-lived intangible assets, especially in cases where the likelihood of impairment is low. The changes permit businesses and other organizations to first use subjective criteria to determine if an intangible asset has lost value. The amendments to U.S. GAAP will be effective for fiscal years starting after September 15, 2012. The adoption of this accounting guidance will not have a material impact on our consolidated financial statements and related disclosures.

In February 2013, the FASB issued ASU No. 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive (ASU 2013-02). This guidance is the culmination of the FASB’s deliberation on reporting reclassification adjustments from accumulated other comprehensive income (AOCI). The amendments in ASU 2013-02 do not change the current requirements for reporting net income or other comprehensive income. However, the amendments require disclosure of amounts reclassified out of AOCI in its entirety, by component, on the face of the statement of operations or in the notes thereto. Amounts that are not required to be reclassified in their entirety to net income must be cross-referenced to other disclosures that provide additional detail. This standard is effective prospectively for annual and interim reporting periods beginning after December 15, 2012. The Company is evaluating the effect, if any, the adoption of ASU 2013-02 will have on its consolidated financial statements and related disclosures.

Other recent pronouncements issued by FASB (including its Emerging Task Force), the American Institute of Certified Public Accountants, and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

4. ACQUISITIONS (as Restated)

On June 28, 2012, we entered into a Stock Exchange Agreement (the “Agreement”) with Liberty Electric Cars Ltd., an England and Wales private company limited (“LEC”), and its wholly-owned subsidiary LEC 2 Limited, an England and Wales private company limited (“LEC2” and together with LEC, the “LEC Entities”), under which our wholly-owned subsidiary, Liberty Automotive Group, Inc. (formerly GAC EV Motors Inc.), a Nevada corporation (“LAG”) agreed to purchase 100% of the issued and outstanding securities of LEC Entities in exchange for Thirty Nine Million Seven Hundred Forty Two Thousand One Hundred Seventy Eight (39,742,178) shares of our common stock held by LAG to the LEC Shareholders. The Company valued the common shares at $0.05 per share based on price paid in similar transactions involving the Company’s common stock. These shares represent approximately Ten percent (10%) of our outstanding voting control.  This transaction closed on July 23, 2012.

Additionally, pursuant to the Agreement, we issued to GAC Automotive Services, Inc., a Nevada corporation and one of our wholly-owned subsidiaries (“GAC Auto”) Ten Million (10,000,000) shares of Series B Convertible Preferred Stock (the “Series B Shares”). The issuance of the Series B shares to GAC Auto is not part of the purchase price of the LEC Entities and is not compensation to the LEC Entities or LEC Shareholders, but is reserved for issuance to certain entities and/or assets that LEC and/or LEC2 have been in negotiations with at the time of execution of the Agreement if those entities are purchased by us or our subsidiaries. The determination as to when and if to transfer the Series B Shares from GAC Auto to a selling party must be approved by our Board of Directors.

As part of the Agreement, the Company issued 300,000 shares of restricted preferred stock to two LEC Directors as a covenant not to compete. The preferred shares are fully forfeitable in the event the Directors terminated their employment before the third year anniversary. Additionally, these preferred shares were valued at $5 per share and were recoded as part of purchase price. The Company valued the preferred shares at $5.00 per share based on price paid in similar transactions involving the Company’s preferred stock.

Contemporaneously with the Agreement, we entered into a Stock Purchase Agreement No 1. (the “Stock Agreement”) with First Market Services, a Nevada corporation (“FMS”), under which we may sell up to One Hundred Twenty Thousand (120,000) shares of our Series A Preferred Stock (the “Series A Shares”) with the purchase price of Five Dollars ($5) per share. Pursuant to the Stock Agreement, FMS has the right to purchase the Series A Shares in increments of One Thousand Dollars ($1,000) with a minimum purchase of Fifty Thousand Dollars ($50,000) per month for a minimum of twelve (12) months, with Forty Thousand Dollars ($40,000) being earmarked for the LEC Entities to fund their operations and growth, and Ten Thousand Dollars ($10,000) being earmarked to fund the costs associated with the Company being a public company.

On October 12, 2012, we entered into an Acquisition and Stock Exchange Agreement (the “NCWI Agreement”) with Newport Coachworks, Inc., a California corporation (“NCWI”), under which we agreed to purchase 100% of the issued and outstanding securities of NCWI (the “NCWI Shares”) from Mr. Carter Read, NCWI’s sole shareholder, in exchange for the transfer of Five Million (5,000,000) shares of our common stock (The Company valued the common shares at $0.05 per share based on price paid in similar transactions involving the Company’s common stock ) due at the closing of the transaction (the “GACR Closing Shares”), and up to an additional Twenty Two Million (22,000,000) shares of our common stock (the “GACR Additional Shares” and together with the GACR Closing Shares, the “GACR Shares”) to vest as follows:  upon NCWI obtaining bona fide, binding purchase orders, with cash down payment standard in the industry to NCWI, from third party purchasers requiring NCWI to manufacturer Sixty (60) buses with compressed natural gas engines at NCWI’s manufacturing facility (each a “Qualified Purchase Order”) within the first twelve (12) months following the payment of one-half of the initial forecasted funding ($500,000) as discussed below GACR will issue Mr. Read up to all of the GACR Additional Shares, which shares will either be kept in escrow and distributed, or kept in treasury and issued, to Mr. Read within ten (10) days of the end of each calendar quarter pro rata with the number of Qualified Purchase Orders for that quarter.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

4. ACQUISITIONS (as Restated) (continued)

Qualified Purchase Orders received by NCWI for the applicable calendar quarter. The determination as to whether the shares will be issued and held in escrow or kept in treasury will be determined by the Parties in good faith and has not been determined to date. The GACR Shares, if all issued, would currently represent approximately 7.6% of our outstanding common stock. This transaction closed on October 12, 2012.

The Goodwill arising on consolidation was fully impaired on the basis that the business was a new start up and it was difficult to determine future cash flow projections.

As noted above, we have a financing obligation to NCWI under the NCWI Agreement under which we are agreed to provide up to One Million Dollars ($1,000,000) to NCWI pursuant to the forecasted timeline set forth in Schedule 1.7 of the NCWI Agreement. The total funding is made up of $500,000 as the forecasted requirement for initiating internal combustion engine based bus manufacturing and $500,000 as the forecasted requirement for reaching pre-production stage in electric bus manufacturing. Both parties to the NCWI Agreement agreed that the funding requirements are forecasted amounts which may rise or fall according to business requirements and may be modified by the parties as needed.

The final allocation of the purchase price and the estimated fair market values of the assets acquired and liabilities assumed for the LEC and NCWI are shown below.

	LIBERTY ELECTRIC CARS LIMITED	NEWPORT COACHWORKS
Cash	$149,497	$1,000
Notes receivable	212,773	-
Other current assets	492,174	-
Property and equipment, net	197,469	-
Intangible asset (covenant not to compete)	1,500,000	-
Other intangible assets	2,233,543	249,000
Total assets acquired	4,785,456	250,000

Accounts payable and accrued expenses	446,945	-
Deferred revenue	182,982	-
Notes payable	625,195	-
Other	43,225	-
Total liabilities assumed	1,298,347	-

Net assets acquired	$3,487,109	$250,000

Final Consideration
39,742,178 Common Stock issued for Liberty @ 5 cents	$1,987,109
300,000 Series A Preferred Shares issued @$5	$1,500,000
5,000,000 Common Stock issued for NCI @ 5 cents		$250,000
	$3,487,109	$250,000

The acquisition method of accounting is based on ASC Subtopic 805-10, “Business Combinations,” and uses the fair value concepts defined in ASC Subtopic 820-10, “Fair Value Measurements and Disclosures”. The purchase price for the LEC and NCWI Businesses was allocated to the net tangible and intangible assets based upon their fair values as of the respective acquisition dates. The allocation of the purchase price was based upon a valuation and the estimates and assumptions were subject to change within the measurement period. The excess of the purchase price over the fair values of the net tangible assets and intangible assets, if any, was recorded as goodwill and is generally driven by our expectations of our ability to realize synergies and achieve our strategic growth objectives.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

4. ACQUISITIONS (as Restated) (continued)

The goodwill recorded in connection with the LEC and NCWI acquisitions were $3,733,543 and $249,000, respectively, on each transaction acquisition date.

In accordance with U.S. GAAP, impairment testing for goodwill is performed at least annually.  The Company performs its annual impairment test as of December 31.  Goodwill is tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value.

The impairment test for goodwill uses a two-step approach, which is performed at the entity level as the Company has one reporting unit. Step 1 compares the fair value of the reporting unit to its carrying value including goodwill. If the carrying value exceeds the fair value, there is a potential impairment and Step 2 must be performed. Step 2 compares the carrying value of the reporting unit’s goodwill to its implied fair value (i.e., the fair value of the reporting unit less the fair value of the unit’s assets and liabilities, including identifiable intangible assets). If the carrying value of goodwill exceeds its implied fair value, the excess is recorded as an impairment.

The Company performed its annual test of goodwill as of December 31, 2012.  The Company determined the fair value of the reporting unit exceeded the carrying value of the reporting unit.

For the year ended December 31, 2012, the Company concluded there were indicators of potential goodwill impairment, including the decline in the value of the Company’s revenue recognition. As a result of identifying indicators of impairment, the Company performed an impairment test of goodwill as of December 31, 2012.

In performing Step 1 of the impairment test, the Company estimated the fair value of the reporting unit using the market approach for purposes of estimating the total enterprise value for the Company.

The market approach is based on the guideline publicly traded company method to determine the fair value of the reporting unit. Under this method, market multiples ratios were applied to the reporting unit’s earnings with consideration given to the Company’s size, product offerings, growth, and other relevant factors compared to those of the guideline companies. The guideline companies selected were engaged in the same or a similar line of business as the Company. Market multiples were then selected based on consideration of risk, growth, and profitability differences between the Company and the guideline companies.  The selected market multiples were then multiplied by the Company’s earnings streams for the twelve months ended December, 2012 and an annual 2013 forecast, with each given equal weighting, to arrive at an estimate of fair value for the Company.

Based on the above analysis, it was determined that the carrying value of the reporting unit including goodwill exceeded the fair value of the reporting unit, requiring the Company to perform Step 2 of the goodwill impairment test to measure the amount of impairment loss, if any.

In performing Step 2 of the goodwill impairment test, the Company compared the implied fair value of the reporting unit’s goodwill to its carrying value of goodwill.  This test resulted in a non-cash, goodwill impairment charge of $3,982,543 which was recognized during the year ended December 31, 2012.  This charge had no impact on our cash flows or our compliance with debt covenants.

The following table sets forth the balance of the Company’s goodwill as of December 31, 2011 and December 31, 2012:

	December 31, 2011	Additions	Impairments	December 31, 2012
Goodwill, gross	$-	$3,982,543	$(3,982,543)	$-
Accumulated impairment losses	-	-	-	-
Total goodwill, net	$-	$3,982,543	$(3,982,543)	$-

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

4. ACQUISITIONS (as Restated) (continued)

The fair value estimates used in the goodwill impairment analysis required significant judgment. The Company’s fair value estimates for purposes of determining the goodwill impairment charge are considered Level 3 fair value measurements.  We based our fair value estimates on assumptions that we believe to be reasonable but that are inherently uncertain, including estimates of future revenues and operating margins and assumptions about the overall economic climate and the competitive environment for our business. Our estimates assume that revenues will decline into the foreseeable future. There can be no assurance that our estimates and assumptions will prove to be accurate predictions of the future. If our assumptions regarding business plans, competitive environments or anticipated operating results are not correct, we may be required to record goodwill impairment charges in future periods.

The following are unaudited pro-forma results of operations as if the acquisition had occurred at the beginning of the period for the year ended December 31, 2012.

	Dec-31 2012	Dec-31 2011
Revenues	$680,462	$1,163,964
Cost of revenues	266,165	81,876
Gross Margin	414,297	1,082,088

Operating Expenses
Depreciation and amortization	339,155	343,200
Impairment of assets	799,834	(9,784)
Research and development	129,512	4,284,886
Stock Compensation	3,754,041	741,744
General and administrative	1,618,267	2,348,920
Total operating expenses	6,640,809	7,708,966

Loss from operations	(6,226,512)	(6,626,878)

Other income/(expenses)
Change in fair value of derivative liability	(73,866,998)	(5,731,806)
	36,606
Other income (expense)	-	160,759
Interest income (expense)	(44,102)	(65,690)
Total other income/(expense)	(73,874,494)	(5,636,737)

Income tax	-	-

Net Loss	$(80,101,006)	$(12,263,615)

Loss per share (basic and diluted)	$(0.25)	$(0.04)

Weighted average number of shares (basic and diluted)	317,648,153	312,122,425

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

5. PROPERTY AND EQUIPMENT

Property and equipment consists of the following: as of December 31, 2012 and 2011:

	December 31, 2012	December 31, 2011
Leasehold improvements	$10,149	$	−
Furniture and fixtures	8,086		8,080
Equipment	111,973		−
Computer hardware and software	32,963		−
Vehicles	92,938		4,500
	256,109		12,580
Less accumulated depreciation	(92,044)		(4,881)

	$164,065		$7,699

Substantially all property and equipment in 2012 are located in UK and were acquired as part of LEC Entities acquisition (see Note 4). For the year ended December 31, 2012 and 2011, depreciation expense was $87,164 and $4,881, respectively.

6. INTANGIBLE ASSETS (as Restated)

Intangible assets consist of the following and were mainly related to the LEC acquisition:

	December 31, 2012		December 31, 2011
Go License		$500,000	$500,000
Crash test homologation costs		228,912	301,423
Liberty acquired technology		619,462	−
Assembled workforce		689,000	−
Trade name and website		45,000	−
Non-compete agreement		1,500,000	−
		3,582,374	801,423
Less amortization and impairment		(3,582,374)	(470,156)

	$	−	$331,267

Amortization expense was $237,808 for the year ended December 31, 2012. Additionally, the Company impaired the remaining balance of its intangibles during the year ended December 31, 2012 as management revised its sales forecast for the product which impaired the goodwill and intangibles as of December 31, 2012.

7. DUE TO RELATED PARTY

Due to related party consist of advances from and accrued salaries to officers and directors of the Company. These advances do not bear interest and are due on demand.

In March 2012, Investment & Finance Company IFC Ltd (“IFC”) agreed to settle the disputes and the Company’s accrued debt of $430,689 to certain of its former officers, Directors and employees consisting of claims for back/accrued salaries, un-reimbursed out of pocket expenses paid on behalf of the Company in exchange for 8,000,000 shares of the Company’s common stock. The Company recorded $30,689 gain on settlement of liability.

The Company has received advances during the twelve months ended December 31, 2012 in the amount of $250,000. These advances were either made directly from the major shareholder. These advances are due upon demand and do not bear any interest. The Company converted $150,000 of the advances in the third quarter of 2012 to 30,000 shares of the Company’s preferred stock at $5.00 per share.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

8. DEBT (as Restated)

Notes Payable	December 31, 2012	December 31, 2011

N Eckert - £116,625 Note Payable, 12% interest, due upon the company raising in excess of £500,000 once on OTCBB market, unsecured	$188,478	$-

R Knight £38,500 Note Payable, Nil Interest, when funds permit, convertible based on a conversion price of 50% of close price on date of notification, unsecured	$62,220	$-

P Beitl £37,983 Note Payable, Nil Interest, when funds permit, convertible based on a conversion price of 50% of close price on date of notification, unsecured	$61,384	$-

R Mcwaters – £25,000 Note payable, 12% interest, convertible based on a conversion price of 50% of close price on date of notification, unsecured	$40,403	$-

D Voss – £25,000 Note payable, 12% interest, convertible based on a conversion price of 50% of close price on date of notification, unsecured	$40,403	$-

M Elson – £20,000 Note payable, 12% interest, convertible based on a conversion price of 50% of close price on date of notification, unsecured	$32,322	$-

N Jones £10,053 Note Payable, Nil Interest, when funds permit, convertible based on a conversion price of 50% of close price on date of notification, unsecured	$16,247	$-

I Hobday – £3,525 Note payable, Nil interest, convertible based on a conversion price of 50% of close price on date of notification, unsecured	$5,697	$-

P Lilley £700 Note Payable, Nil Interest, when funds permit, convertible based on a conversion price of 50% of close price on date of notification, unsecured	$1,130	$-
	$448,284	$-

Debt Discount	$(63,777)	$-
	$384,507	$-

During the year 2011 and through December 21, 2011, the Company borrowed a total of $1,139,670 from FMS under the Agreement, all advances were supported individually by a Convertible Preferred Note (“CPN”), the notes bore interest at 18% per annum and were convertible into the Company’s common stock at the rate of 0.05 limited to a ceiling of 4.99% of total outstanding shares on date of conversion.

On December 21, 2011, the Company and FMS entered into the Settlement & Conversion Agreement (“SCA”) whereby the parties agreed that FMS should forgive all amounts owed from the Company under the agreement including the accrued interest of $66,280 as documented under the individual CPN for a total of $1,205,950 in consideration the Company issued to FMS 500,000 shares of the Company’s restricted no par value Series A Convertible Preferred Stock (“CPS”) (see Note 10). The CPS is convertible into Company’s common stock in accordance with the following formula:

No. of common shares to be issued upon conversion of CPS =

No. of common stock outstanding on date of conversion x 0.000001 x No. of shares of preferred stock being converted.

The Company recorded a loss on settlement of the convertible notes of $5,731,806 and was recorded in the 2011 consolidated statement of operations.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

8. DEBT (as Restated) (Continued)

On January 1, 2012 the Company made and entered into a credit facility with Global Trade Finance (“GTF”) to provide credit up to $250,000.  The Company had drawn down $79,000 of the facility through the second quarter of 2012.  The effective rate of interest is 8% on the facility, and the facility was to be secured by 5,000,000 shares of Green Auto common stock, and the advances made to the Company under the credit facility were not reduced to Convertible Notes.  The facility was to be due January 1, 2013, or up to twenty four months if demand for repayment is not made, however, effective June 30, 2012, the $79,000 was converted into 1,500,000 shares of Green Auto common stock. The Company recorded $4,000 gain on settlement of debt. The Company has borrowed another $25,000 on this facility that it still owes under the same terms listed above.

As part of the acquisition of Liberty Electric described in Note 4 above, the Company had $625,195 in notes payable.  Most of these notes are non-interest bearing and due upon demand, four notes with a total amount of $211,240 were converted into 1,004,180 shares of GACR common stock.  One note in the amount of $5,697 has an interest rate of nil% and is due to a related party.  The balance due on Liberty’s notes at December 31, 2012 is $378,810.

9. STOCK INCENTIVE PLAN

On May 30, 2011, the Company adopted the 2011 Non-Qualified Stock Incentive Plan (the “Plan”). Under the Plan, participants, including both employees and nonemployees of the Company, have the opportunity to acquire common units of the Company. For awards made under the Plan, participants purchase common units at the time the award is made at (i) a stated value, or (ii) a percentage that is not less than 50% of the current fair market value of the stock. Award agreements with employees have a term of ten years and typically have a graded vesting terms over five years. If a participant ceases to be employed with the Company prior to the end of the vesting period, the participant forfeits his/her rights to any unvested units at the date of the termination.

There were 4,000,000 and 0 unvested stock options as of December 31, 2012 and 2011. The Company granted 18,000,000 and 1,000,000 stock options during the years ended December 31, 2012 and 2011, respectively. The Company has recorded a stock option expense of approximately $3,267,000 and $49,000 during the years ended December 31, 2012 and 2011, respectively, in general and administrative expenses. Stock options exercised were 0 and 1,000,000 during the years ended December 31, 2012 and 2011, respectively.

The fair value of each option award is estimated on the date of grant using the Black-Scholes option valuation model that uses the assumptions noted in the following table. Because the Black-Scholes option valuation model incorporate ranges of assumptions for inputs, those ranges are disclosed. Expected volatilities are based on historical volatilities of the Company’s stock. The Company uses historical data to estimate option exercise and employee termination within the valuation model. The expected term of options granted is derived from estimates and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

	December 31, 2012		December 31, 2011
Expected Volatility	88%		98%
Expected dividends	−	%	−	%
Expected terms (in years)	3		3
Risk-free rate	0.36%		1.00%
Forfeiture rate	−	%	−	%

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

9. STOCK INCENTIVE PLAN (continued)

A summary of option activity as of December 31, 2012 and 2011, and changes during the years then ended is presented below:

		Weighted-	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Options	Price	Life (Years)	Value
Outstanding at December 31, 2010	4,000,000	$0.002	2.41	$191,500
Granted	1,000,000	0.001	2.04	49,000
Exercised	(1,000,000)	0.001	2.04	(49,000)
Forfeited or expired	−	−	−	−
Outstanding at December 31, 2011	4,000,000	$0.002	1.41	$191,500
Exercisable at December 31, 2011	4,000,000	$0.002	1.41	$191,500

		Weighted-	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Options	Price	Life (Years)	Value
Outstanding at December 31, 2011	4,000,000	$0.002	1.41	$191,500
Granted	18,000,000	0.42	2.90	−
Exercised	−	−	−	−
Forfeited or expired	−	−	−	−
Outstanding at December 31, 2012	22,000,000	$0.34	2.44	$191,500
Exercisable at December 31, 2012	18,000,000	$0.42	3.00	$ −

10. EQUITY (As Restated) (See Note 14)

Convertible Preferred Stock and Derivative Liability

On December 21, 2011, the Company and FMS entered into the Settlement & Conversion Agreement (“SCA”) whereby the parties agreed that FMS should forgive all amounts owed from the Company under the agreement including the accrued interest as documented under the individual convertible promissory notes for a total of $1,205,950 in consideration the Company issued to FMS 500,000 shares of the Company’s restricted no par value Series A Convertible Preferred Stock (“CPS”).

On July 23, 2012 and in relation with the LEC Acquisition (Note 4), the Company issued 300,000 shares of restricted preferred stock to two LEC Directors as a covenant not to compete. The preferred shares are fully forfeitable in the event the Directors terminated their employment or violated the non-compete provision before the third year anniversary. Additionally, these preferred shares were valued at $5 per share and were recoded as part of purchase price.

On September 29, 2012, The Company issued an additional 30,000 CPS to FMS to settle $150,000 of advances owed to FMS (see Note 6) at a conversion rate of $5 per CPS.

On December 26, 2012, The Company issued an additional 53,680 CPS to FMS for cash at a price of $5 per CPS.

On December 26, 2012, The Company issued an additional 12,121 CPS to FMS for cash at a price of $5 per CPS.

The CPS is convertible into Company’s common stock in accordance with the following formula:

No. of common shares to be issued upon conversion of CPS =

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

10. EQUITY (As Restated) (Continued)

Additionally, the financial statements presented here have been restated to give effect that subsequent to the filing date of the Original Form 10-K the Company the Black Scholes calculation for Derivative Transactions relating to the Series A Convertible Preferred Stock incorrectly assumed that there was a 16.667% restriction in the number of common shares that the preferred shares could be converted into. This had the effect of understating the cost of the transactions in 2011 and 2012 and understating the liability. Please see restatement note 14 below.

No. of common stock outstanding on date of conversion x 0.000001 x No. of shares of preferred stock being converted.

Due to their being no explicit limit to the number of shares to be delivered upon settlement of the above conversion option embedded in the CPS, the conversion feature is classified as derivative liabilities and recorded at fair value.

Pursuant to ASC 815, “Derivatives and Hedging,” the Company initially recognized the fair value of the embedded conversion feature of the CPS on date of issuance and was charged to operations. On December 31, 2012, the Company recorded a mark-to-market adjustment based on the fair value of the derivative liability on that date which resulted in a charge of $74,243,141 to operations. The fair value of the derivative liability was determined using the Black Scholes option pricing model with a quoted market price of $0.42, a conversion price of $0.029, expected volatility of 106%, no expected dividends, an expected term of one year and a risk-free interest rate of 0.16%. As of December 31, 2012, the number of common shares that could be potentially issued to settle the conversion of the preferred stock is 193,368,089 common shares.

The following table sets forth by level with the fair value hierarchy the Company’s financial assets and liabilities measured at fair value on December 31, 2012 and 2011.

	Level 1	Level 2	Level 3	Total
Assets
None	$-	$-	$-	$-
Liabilities
Derivative Financial instruments	$-	$-	$79,732,676	$79,732,676

The following table summarizes the derivative liabilities included in the consolidated balance sheet at December 31, 2012 and 2011:

Balance at December 31, 2010	-
Derivative liability on settlement of debt	5,731,806
Balance at December 31, 2011	$5,731,806
Derivative liability related to LEC debt conversion feature	133,872
Derivative liability related to preferred stock conversion feature	73,866,998
Balance at December 31, 2012	$79,732,676

Common Stock

During the quarter ended June 30, 2011, a third party individual purchased 1,000,000 shares of common stock for $10,000 cash. In addition, this third party provided services to the company valued at $40,000 based on market prices of those services.

On January 1, 2012 the Company made and entered into a credit facility with Global Trade Finance (“GTF”) to provide credit up to $250,000. The Company had drawn down $79,000 of the facility through the second quarter of 2012. The effective rate of interest is 8% on the facility, and the facility was to be secured by 5,000,000 shares of Green Auto common stock, and the advances made to the Company under the credit facility were not reduced to Convertible Notes. The facility was to be due January 1, 2013, or up to twenty four months if demand for repayment is not made, however, effective June 30, 2012, the $79,000 was converted into 1,500,000 shares of Green Auto common stock. The Company recorded $4,000 loss on settlement of debt. The Company has borrowed another $25,000 on this facility that it still owes under the same terms listed above.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

10. EQUITY (continued)

On January 27, 2012, the Company issued 8,000,000 shares of its common stock for the settlement of $430,689 of payables due to related parties.

On June 28, 2012, we entered into a Stock Exchange Agreement (the “Agreement”) with Liberty Electric Cars Ltd., an England and Wales private company limited (“LEC”), and its wholly-owned subsidiary LEC 2, Limited, an England and Wales private company limited (“LEC2” and together with LEC, the “LEC Entities”), under which our wholly-owned subsidiary, Liberty Automotive Group, Inc. (formerly GAC EV Motors Inc.), a Nevada corporation (“LAG”) agreed to purchase 100% of the issued and outstanding securities of LEC (the “LEC Shares”), and LEC owns 100% of the issued and outstanding securities of LEC2 (the “LEC2 Shares”) (collectively the “LEC Securities”) in exchange for the transfer of Thirty Nine Million Seven Hundred Forty Two Thousand One Hundred Seventy Eight (39,742,178) shares of our common stock held by LAG to the LEC Shareholders.  These shares represent approximately Ten percent (10%) of our outstanding voting control.  This transaction closed on July 23, 2012.

On or about November 13, 2012, we issued an aggregate of 1,004,180 shares of our common stock to four non-affiliate investors in exchange for $211,240 owed by Liberty under debt instruments. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was either accredited or sophisticated and familiar with our operations.

On or about November 13, 2012, we issued 300,000 shares of our common stock to one non-affiliate investor in exchange for $47,038 owed by Liberty for services performed. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was either accredited or sophisticated and familiar with our operations.

11. INCOME TAXES

Our provisions for income taxes for the years ended December 31, 2012 and 2011, respectively, were as follows (using our blended effective Federal and State income tax rate of 35.0%):

	2012	2011
Current Tax Provision:
Federal and state
Taxable income	$-	$-
Total current tax provision	$-	$-

Deferred Tax Provision:
Federal and state
Net loss carryforwards	$(84,547,954)	$(7,285,231)
Change in valuation allowance	84,547,954	7,285,231
Total deferred tax provision	$-	$-

Deferred tax assets at December 31, 2012 and 2011 consisted of the following:

	2012	2011
Deferred tax assets:
Net operating loss carryforwards	$29,591,783	$2,549,831

Valuation allowance	(29,591,783)	(2,549,831)

Net deferred tax assets	$-	$-

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

11. INCOME TAXES (Continued)

Internal Revenue Code Section 382 and similar California rules place a limitation on the amount of taxable income that can be offset by net operating loss carryforwards (“NOL”) after a change in control (generally greater than a 50% change in ownership). Transactions such as planned future sales of our common stock may be included in determining such a change in control.  These factors give rise to uncertainty as to whether the net deferred tax assets are realizable.  We have approximately $12,393,000 in NOL at December 31, 2012 that will begin to expire in 2030 for federal and state purposes and could be limited for use under IRC Section 382. We have recorded a valuation allowance against the entire net deferred tax asset balance due because we believe there exists a substantial doubt that we will be able to realize the benefits due to our lack of a history of earnings and due to possible limitations under IRC Section 382. A reconciliation of the expected tax benefit computed at the U.S. federal and state statutory income tax rates to our tax benefit for the years ended December 31, 2012 and 2011 is as follows:

	Years ended December 31,
	2012		2011
Federal income tax rate at 35%	$(29,591,783)	35.0%	$(2,549,831)	35.0%
State income tax, net of federal benefit	-	-%	-	-%
Change in valuation allowance	29,591,783	(35.0)%	2,549,831	(35.0)%

Benefit for income taxes	$-	-%	$-	-%

We file income tax returns in the U.S. with varying statutes of limitations. Our policy is to recognize interest expense and penalties related to income tax matters as a component of our provision for income taxes. There were no accrued interest and penalties associated with uncertain tax positions as of December 31, 2012 and 2011. We have no unrecognized tax benefits and thus no interest or penalties included in the financial statements.

12.  CONTINGENCIES & COMMITMENTS

Our predecessor, Go Green USA, LLC (“Go Green”) was a party defendant, along with other defendants in a civil action filed in Marshall County, West Virginia by Glen Dale Motor Co. and Tomsic Motor Co, Civil Action No. 11-C-104 H.  This undefended and previously unknown action resulted in a default judgment and related judgment order in the amount of $3,717,615 with interest accruing at 7% per annum from and after February 13, 2012.  There is no active effort to enforce this action against Go Green and we believe there are numerous defenses to the asserted judgment and any such enforcement effort.  Moreover, the existence of the liability pre-existed our acquisition of Go Green and its existence was not disclosed as a part of the acquisition.

Management has not accrued for this event in the financial statements as its not determinable whether the Company is liable for this case as Steve Wells is no longer with the company. The Company expects that if they are served that the expected loss could be zero to $3,717,615.

Contractual Obligations

The following table summarizes our contractual obligations as of December 31, 2012:

	2012	2013	2014	2015	2016	Total
Debt obligations (including Interest)	$384,507	$36,193	$-	$-	$-	$420,700
Service contracts	$273,735	$520,830	$520,830	$520,830	$36,000	$1,872,225
Operating leases	$13,391	$112,964	$126,530	$128,924	$131,318	$513,127
	$671,633	$669,987	$647,360	$649,754	$167,318	$2,806,052

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

12.  CONTINGENCIES & COMMITMENTS (Continued)

Operating leases

On December 12, 2011, LEC2 Limited began leasing operating facilities under an agreement expiring on December 11, 2019. Future quarterly lease payments under the agreement are $13,777 (£8,525), which are due in advance each month.

Minimum future lease payments under non-cancellable operating leases having remaining terms in excess of one year as of December 31, 2012 are as follows:

Year ended December 31, 2013	$55,109
Year ended December 31, 2014	55,109
Year ended December 31, 2015	55,109
Year ended December 31, 2016	55,109
Year ended December 31, 2017	55,109
Thereafter	$110,218

On January 7, 2013, Newport Coachworks, Inc. began leasing operating facilities under an agreement expiring on February 28, 2018.  Minimum future lease payments under non-cancellable operating leases having remaining terms in excess of one year as of December 31, 2012 are as follows:

Aggregate maturities of lease obligations are as follows:

Year ended December 31, 2013	$57,855
Year ended December 31, 2014	71,421
Year ended December 31, 2015	73,815
Year ended December 31, 2016	76,209
Year ended December 31, 2017	78,602
Thereafter	$13,168

13. SUBSEQUENT EVENTS

On or about January 21, 2013, Don Brown Bus Sales increased its order with Newport Coachworks (a 100% subsidiary of GACR) by 50% taking the order from 288 bus units to 432 over the period December 2012 and December 2014.

On January 31st 2013, the Company signed a binding agreement to buy UK-based electric vehicle distributor Going Green Limited (www.goingreen.co.uk). Trading under the brand name, “GoinGreen”, it has sold over 1400 of the highly successful G-Wiz electric vehicles, making it one of Europe’s largest single retailer of electric vehicles.  The transaction was completed on April 1st 2013 when 1,562,498 shares of GACR common stock was exchanged for 100% of the issued and outstanding securities of Going Green Limited (an England and Wales private limited company).

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

13. SUBSEQUENT EVENTS (Continued)

On March 18th 2013, the Company announced that it has entered into a $3 million common stock purchase agreement with Kodiak Capital Group LLC, a Newport Beach-based institutional investor. The Company has agreed to file a registration statement with the U.S. Securities & Exchange Commission (“SEC”) covering the shares that may be issued to Kodiak under the terms of the common stock purchase agreement. After the SEC has declared the registration statement related to the transaction effective, the Company has the right at its sole discretion over a period of one year to sell up $3 million of its common stock to Kodiak under the terms set forth in the agreement. Proceeds from this transaction will be used to fund the company’s business development and for general corporate purposes.

On May 7, 2013 GACR filed an Ex Parte Motion For Temporary Restraining Order against TBG in the Utah District Court in Salt Lake City, Utah (the “Utah TRO”) requesting the Court for permission to instruct the GACR Transfer Agent to put a Rule 144 Legend on two (2) certificates (representing 1,000,000 shares of GACR Common Stock - the “TBG Shares”) which had been submitted by TBG to MTG Trading (a registered NASD Broker-Dealer) for deposit in “street name” for future sale into the public market. After a brief hearing on May 7th, the Court, decided that there was enough evidence presented by GACR to justify a Temporary Restraining Order, and granted GACR's motion.

The following week the Court held a Hearing with all parties to settle on a form of order for the permanent injunction requested by GACR, or allow the GACR Transfer Agent to re-issue the TBG Shares in the name of Cede & Co. (effectively allowing the TBG Shares to be sold as “Free-Trading” shares in the public market).: the Court decided to Court let the Temporary Restraining Order stand, which served to prevent Action Stock Transfer from re-issuing the TBG Shares in the name of Cede & Co. but left open for additional briefing and consideration the issue of whether the amount of the bond for the injunction should be increased to the difference between the current estimated free market value of the TBG Shares ($250,000 give or take) and the value on the day of the Courts decision. The Court determined that the possible loss to TBG, if it was decided that the TBG Shares should not have been held by the GACR Transfer Agent and re-legended, was$50,000 and ordered GACR to post a $50,000 Bond., which we posted.

However, on May 9, 2013 the Court issued its Memorandum Decision and Order in favor of GACR placing a Permanent Injunction on the re-issuance of the TBG Shares without a Rule 144 Legend until such shares were eligible under Rule 144 for the removal of the restrictive Legend, which is on or about December 24, 2013. As a result, GACR’s Bond will be canceled and, while TBG has the right to appeal the Memorandum Decision and Order, in managements view it is more likely than not that TBG will not do so and, failing an appeal by TBG, released from the terms of the Utah TRO as to the restriction on issuance of additional shares to meet pre-TRO agreements and other agreements to which we are a party which require the issuance of additional shares of our stock. See attached Memorandum Decision and Order.

NOTE 14 - RESTATEMENT

The Black Scholes calculation for Derivative Transactions relating to the Series A Convertible Preferred Stock incorrectly assumed that there was a 16.667% restriction in the number of common shares that the preferred shares could be converted into. This had the effect of understating the cost of the transactions in 2011 and 2012 and understating the liability.

(a) The original Valuation was based on 500,000 Series A Preferred shares (Convertible to Common Stock) converting to a restricted 45,397,167 of common stock at a Black Scholes value of $0.03 per share giving a liability of $1,373,045. The revised valuation was based on an unrestricted 136,375,055 of common stock at a Black Scholes value of $0.042 per share giving a liability of $5,731,806. This gave rise to a further $4,358,761 of derivative liability.

500,000 Series A preferred shares were issued to FMS on February 8, 2012.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 – RESTATEMENT (continued)

(b) The original Valuation was based on 595,801 Series A Preferred shares (Convertible to Common Stock) converting to a restricted 54,092,993 of common stock at a Black Scholes value of $0.39 per share giving a total liability of $21,114,932. The revised valuation was based on an unrestricted 193,368,089 of common stock at a Black Scholes value of $0.41 per share giving a total liability of $79,598,804. This gave rise to a further $58,483,872 of derivative liability to date and a movement of $54,125,111 when you deducted the 2011 movement of $4,538,761 in (a) above

500,000 Series A preferred shares were issued to FMS on February 8, 2012

  30,000 Series A preferred shares were issued to FMS on September 29, 2012

  12,121 Series A preferred shares were issued to FMA on December 17, 2012

  30,000 Series A preferred shares were issued to FMA on December 17, 2012

  23,680 Series A preferred shares were issued to FMS on December 26, 2012

595,801

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

(Formerly Green Automotive Company Corporation)

Restated Consolidated Balance Sheet

December 31, 2012

	Balance Sheets
	as at December 31, 2012
	December 31,	Adjustments		Restated
Current Assets
Total Assets	$463,697	$-		$463,697

Current Liabilities
Accounts payable and accrued expenses	872,086	-		872,086
Due to related parties	-	-		-
Deferred revenue	422,182	-		422,182
Current portion of notes payable	-	-		-
Credit facility and other advances	73,916	-		73,916
Derivative liability	21,248,804	58,483,872		79,732,676
Shares owed to Carter Read on purchase of NCI	250,000	-		250,000
Funds received from FMS not converted into Preference Shares	120,102	-		120,102
Sums due to Global market Advisors	104,100	-		104,100
Value added Taxes owed	39,944	-		39,944
Sums due to Equity Market D	25,000	-		25,000
Lease creditor	15,062	-		15,062
Sundry Creditors	27,474	-		27,474
Total Current Liabilities	23,198,670	58,483,872		81,682,542
Total Long-term Liabilities	384,507	-		384,507
Total Liabilities	23,583,177	58,483,872		82,067,049

Contingencies	-	-		-

Stockholder's Deficit
Preferred stock, Class A Convertible Preferred Stock 100,000,000 shares and 1 share authorized at December 31, 2012 and 2011, respectively, $.001 par value, 895,801 and 500,000 shares issued and outstanding at December 31, 2012 and 2011, respectively.	896	-		896
Preferred stock, Class B Convertible Preferred Stock 10,000,000 shares and 1 share authorized at December 31, 2012 and 2011, respectively, $.001 par value, 10,000,000 and 0 shares issued and outstanding at December 31, 2012 and 2011, respectively.	10,000	-		10,000
Common stock, 900,000,000 shares authorized $.001 par value, 324,551,468 and 272,750,110 shares issued and outstanding at December 31, 2012 and 2011, respectively	324,551	-		324,551
Additional paid-in capital	12,700,403	-		12,700,403
Accumulated other comprehensive loss	(111,308)	-		(111,308)
Accumulated deficit	(36,044,022)	(58,483,872)		(94,527,894)
Total Stockholder's Deficit	(23,119,480)	(58,483,872)		(81,603,352)
Total Liabilities and Stockholders' Deficit	$463,697	$-		$463,697

Accumulated deficit
Opening 2012	(5,621,179)	(4,358,761)	(a)	(9,979,940)
Comprehensive Loss for 2012	(30,422,843)	(54,125,111)	(b)	(84,547,954)
Closing	(36,044,022)	(58,483,872)		(94,527,894)

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

(Formerly Green Automotive Company Corporation)

Restated Consolidated Statements of Operations

For The Year Ended December 31, 2012

	Year ended December 31, 2012
	As Reported	Adjustments	Restated
Revenues	$320,648	$-	$320,648

Costs of goods sold	75,379	-	75,379

Gross profit	245,269	-	245,269

Operating expenses
Depreciation and amortization	324,172	-	324,172
Loss on disposal of equipment	11,113	-	11,113
Impairment of assets	4,502,984	-	4,502,984
Research and development	6,229		6,229
Stock Based Compensation	3,266,541	-	3,266,541
General and administrative	1,915,700	-	1,915,700
	10,026,739		10,026,739

Loss before other expenses	(9,781,470)	-	(9,781,470)

Other income (expenses)
Change in fair value of derivative liability	(20,118,030)	(54,125,111)	(74,243,141)
Other income (expense)	(410,551)	-	(410,551)
Interest expense	(112,792)	-	(112,792)
	(20,641,373)	(54,125,111)	(74,766,484)

Profit / (loss) before income taxes	(30,422,843)	(54,125,111)	(84,547,954)

Income taxes	-	-	-
			-
Net income / (loss)	$(30,422,843)	$(54,125,111)	$(84,547,954)

Net income / (loss) per share (basic and diluted)	$(0.10)		$(0.29)

Weighted average shares outstanding (basic and diluted)	301,108,508	5,068,807	296,039,701

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

(Formerly Green Automotive Company Corporation)

Restatement Consolidated Statements of Cash Flows

For The Year Ended December 31, 2012

	Year ended December 31, 2012
	As Reported	Adjustments	Restated
OPERATING ACTIVITIES:
Net loss	$(30,422,843)	$(54,125,111)	$(84,547,954)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	324,172	-	324,172
Issuance of shares for services	550,000	-	550,000
Gain/(loss) on conversion of debt to stock	(19,684)	-	(19,684)
Impairment of assets	4,502,984	-	4,502,984
Change in fair value of derivative liability	20,118,030	54,125,111	74,243,141
Share based compensation	3,266,541	-	3,266,541
Accounts receivable	(163,389)	-	(163,389)
Other Assets	454,585	-	454,585
Prepaid expenses	-	-	-
Accounts payable and accrued expenses	216,471	-	216,471
Deferred revenue	239,200	-	239,200
Due to related party	322,592	-	322,592
Other liabilities	67,417	-	67,417
Net cash (used in) operating activities	(543,924)	-	(543,924)

Net cash provided by investing activities	179,487	-	179,487

FINANCING ACTIVITIES:
Proceeds from issuance of preferred stock	368,398	-	368,398
Proceeds from issuance of common stock	-	-	-
Borrowings on line of credit, net	167,978	-	167,978
Payments on long-term debt, net	(84,886)	-	(84,886)
Proceeds from notes payable	399,202	-	399,202
Payments to notes payable	(288,529)	-	(288,529)
Net cash provided by financing activities	562,163	-	562,163

Effect of change in exchange rate on cash	(111,307)	-	(111,307)

Net Increase in cash	197,726	-	197,726

CASH AT BEGINNING PERIOD	906	-	906

CASH AT END OF PERIOD	$87,325	$-	$87,325

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

NON-CASH INVESTING AND FINANCING TRANSACTIONS
Common shares issued to settle liabilities	$943,516	$-	$943,516
Common shares issued in relation to acquisition	$1,987,109	$-	$1,987,109
Preferred shares issued in relation to acquisition	$1,500,000	$-	$1,500,000
Preferred shares issued to settle debt	$150,000	$-	$150,000
Preferred shares issued to subsidiary	$10,000	$-	$10,000

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

(Formerly Green Automotive Company Corporation)

Restated Consolidated Balance Sheet

December 31, 2011

	Balance Sheets
	as at December 31, 2011
	December 31,	Adjustments	Restated
Total Assets	$639,661	$-	$639,661

Current Liabilities
Accounts payable and accrued expenses	165,445	-	165,445
Due to related parties	452,064	-	452,064
Derivative liability	1,373,045	4,358,761	5,731,806
Total Current Liabilities	1,990,554	4,358,761	6,349,315

Long-term Liabilities
Notes payable, net of discounts	-	-	-
Total Long-term Liabilities	-	-	-

Total Liabilities	1,990,554	4,358,761	6,349,315

Contingencies	-	-	-

Stockholder's Deficit
Preferred stock, Class A Convertible Preferred Stock 100,000,000 shares and 1 share authorized at December 31, 2011 $.001 par value, 500,000 shares issued and outstanding at December 31, 2011,	500	-	500
Common stock, 900,000,000 shares authorized $.001 par value, 272,750,110 shares issued and outstanding at December 31, 2011,	272,750	-	272,750
Additional paid-in capital	3,997,036	-	3,997,036
Accumulated deficit	(5,621,179)	(4,358,761)	(9,979,940)
Total Stockholder's Deficit	(1,350,893)	(4,358,761)	(5,709,654)
Total Liabilities and Stockholders' Deficit	$639,661	$-	$639,661

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

(Formerly Green Automotive Company Corporation)

Restated Consolidated Statements of Operations

For The Year Ended December 31, 2011

	Year ended December 31, 2011
	As Reported	Adjustments	Restated
Revenues	$-	$-	$-

Costs of goods sold	-	-	-

Gross profit	-	-	-

Operating expenses
Depreciation and amortization	325,220	-	325,220
(Gain) or loss on disposal of fixed assets	(9,784)	-	(9,784)
General and administrative	1,174,931	-	1,174,931
	1,490,367	-	1,490,367

Loss before other expenses	(1,490,367)	-	(1,490,367)

Other income (expenses)
Loss on Settlement of Debt	(1,373,045)	(4,358,761)	(5,731,806)
Interest expense	(63,058)	-	(63,058)
	(1,436,103)	(4,358,761)	(5,794,864)

Profit / (loss) before income taxes	(2,926,470)	(4,358,761)	(7,285,231)

Income taxes	-	-	-
			-
Net income / (loss)	$(2,926,470)	$(4,358,761)	$(7,285,231)

Net income / (loss) per share (basic and diluted)	$(0.01)		$(0.03)

Weighted average shares outstanding (basic and diluted)	272,380,247	-	272,380,247

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

(Formerly Green Automotive Company Corporation)

Restatement Consolidated Statements of Cash Flows

For The Year Ended December 31, 2011

	Year ended December 31, 2011
	As Reported	Adjustments	Restated
OPERATING ACTIVITIES:
Net loss	$(2,926,470)	$(4,358,761)	$(7,285,231)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	325,220	-	325,220
Gain/(loss) on disposal of assets	(9,784)	-	(9,784)
Issuance of shares for services	40,000	-	40,000
Loss on settlement of debt	1,373,045	4,358,761	5,731,806
Inventories	(192,889)	-	(192,889)
Other Assets	(61,200)	-	(61,200)
Prepaid expenses	(36,300)	-	(36,300)
Accounts payable and accrued expenses	58,138	-	58,138
Due to related party	1,417,261	-	1,417,261
Net cash (used in) operating activities	(12,979)	-	(12,979)

Net cash provided by investing activities	-	-	-

Net cash provided by financing activities	10,000	-	10,000

Effect of change in exchange rate on cash	-	-	-

Net Increase in cash	(2,979)	-	(2,979)

CASH AT BEGINNING PERIOD	3,885	-	3,885

CASH AT END OF PERIOD	$906	$-	$906

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

NON-CASH INVESTING AND FINANCING TRANSACTIONS
Preferred shares issued to settle debt	$1,205,950	$-	$1,205,950

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

(Formerly Green Automotive Company Corporation)

Condensed Consolidated Balance Sheets

September 30, 2013 and December 31, 2012

	September 30,	December 31,
	2013	2012
	(Unaudited)	(Restated)
Current Assets
Cash	$62,183	$87,325
Accounts receivable	48,793	163,389
Inventories	291,635	-
Notes receivable	-	11,329
Investment in joint ventures	335,895	-
Prepaid expenses and deposits	51,850	14,896
Other current assets	65,569	22,693
Total Current Assets	855,925	299,632

Property and equipment, net	676,123	164,065

Other Assets
Goodwill	769,890	-
Total Assets	$2,301,938	$463,697

Current Liabilities
Accounts payable and accrued expenses	$1,614,553	$872,086
Deferred revenue	665,011	422,182
Credit facility and other advances	5,872	73,916
Derivative liability	49,687,966	79,732,676
Share liability on purchase of NCWI	-	250,000
Funds received from FMS not converted into preferred shares	227,009	120,102
Funds received not converted into equity (net of discount)	135,000	-
Sums due to Global Market Advisors	160,141	104,100
Accrued value added taxes	115,948	39,944
Sums due to global trade finance	25,000	25,000
Lease payable	58,990	15,062
Other payables	70,143	27,474
Total Current Liabilities	52,765,633	81,682,542

Long-term Liabilities
Notes payable, net of discounts	631,032	384,507
Total Liabilities	53,396,665	82,067,049

Stockholder's Deficit
Preferred stock, Class A Convertible Preferred Stock 100,000,000 shares authorized at September 30, 2013 and December 31, 2012, $.001 par value, 908,475 and 895,801 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively.	908	896
Preferred stock, Class B Convertible Preferred Stock 10,000,000 shares authorized at September 30, 2013 and December 31, 2012, $.001 par value, 10,000,000 shares issued and outstanding at September 30, 2013 and December 31, 2012.	10,000	10,000
Common stock, 900,000,000 shares authorized, $.001 par value, 395,632,451 and 324,551,468 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	395,632	324,551
Additional paid-in capital	33,519,635	12,700,403
Accumulated other comprehensive loss	(163,596)	(111,307)
Accumulated deficit	(84,857,306)	(94,527,895)
Total Stockholder's Deficit	(51,094,727)	(81,603,352)
Total Liabilities and Stockholders' Deficit	$2,301,938	$463,697

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

(Formerly Green Automotive Company Corporation)

Condensed Consolidated Statements of Operations

For The Three and Nine Months Ended September 30, 2013 and 2012

(Unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
		(Restated)		(Restated)
Revenues	$1,018,823	$78,966	$1,666,611	$78,966
Costs of goods sold	638,448	38,898	1,126,460	38,898
Gross profit	380,375	40,068	540,151	40,068

Operating expenses
Depreciation and amortization	27,412	116,243	45,494	274,933
Loss on disposal of equipment	13,360	-	25,876	-
Impairment of assets	-	4,202,900	-	4,202,900
Research and development	-	6,832	-	6,832
Share based compensation	5,976,916	-	6,191,202	-
General and administrative	1,115,727	597,391	2,125,426	814,042
	7,133,415	4,923,366	8,387,998	5,298,707

Loss before other expenses	(6,753,039)	(4,883,298)	(7,847,846)	(5,258,639)

Other income (expenses)
Stock issued in settlement of an agreement	-	-	(1,237,200)	-
Change in fair value of derivative liability	(18,766,197)	(1,272,028)	18,850,333	(1,551,131)
Gain on conversion of debt to stock	-	-	-	36,606
Loss on conversion of preferred shares	(16,116)	-	(36,490)	-
Other income	162,770	-	162,770	-
Interest expense	(37,805)	(29,230)	(220,980)	(32,366)
	(18,657,348)	(1,301,258)	17,518,433	(1,546,892)

Income / (loss) before income taxes	(25,410,387)	(6,184,556)	9,670,587	(6,805,531)
Income taxes	-	-	-	-
Net income / (loss)	$(25,410,387)	$(6,184,556)	$9,670,587	$(6,805,531)

Net income / (loss) per share Basic	$(0.07)	$(0.02)	$0.03	$(0.02)
Net income / (loss) per share Diluted	$(0.07)	$(0.02)	$0.01	$(0.02)

Weighted average shares (basic)	384,197,678	308,615,184	356,544,473	287,084,173
Weighted average shares (fully diluted)	384,197,678	308,615,184	735,405,168	287,084,173

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

(Formerly Green Automotive Company Corporation)

Condensed Consolidated Statements of Comprehensive Income / (Loss)

For The Three and Nine Months Ended September 30, 2013 and 2012

(Unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Net income / (loss)	$(25,410,387)	$(6,184,556)	$9,670,587	$(6,805,531)

Other comprehensive loss, net of tax:
Foreign currency translation	(137,095)	(168,972)	(52,289)	(168,972)

Comprehensive income / (loss)	(25,547,482)	(6,353,528)	9,618,298	(6,974,503)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

(Formerly Green Automotive Company Corporation)

Condensed Consolidated Statements of Cash Flows

For The Nine Months Ended September 30, 2013 and 2012

	September 30,
	2013	2012
	(Unaudited)	(Restated)
OPERATING ACTIVITIES:
Net income (loss)	$9,670,587	$(6,805,531)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	45,494	274,747
Debt discount	14,119	-
Loss on disposal of assets	25,876	-
Shares issued for settlement of agreement	1,237,200	-
Shares issued for services rendered	-	150,000
Impairment of Assets	-	4,202,900
Loss on conversion of preferred shares	36,490	36,606
Change in fair value of derivative liability	(18,850,333)	1,551,131
Share based compensation	6,191,202	-
Changes in operating assets and liabilities:
Accounts receivable	143,976	(96,589)
Inventories	(215,942)	-
Other assets	(3,703)	512,875
Prepaid expenses	(17,331)	-
Accounts payable and accrued expenses	661,155	(91,817)
Deferred revenue	207,846	15,204
Other liabilities	115,412	-
Net cash used in operating activities	(737,952)	(250,474)

INVESTING ACTIVITIES:
Proceeds from disposal of vehicles	28,126	-
Cash received from acquisition	14,896	149,497
Purchase of property and equipment	(587,411)	-
Net cash used in investing activities	(544,389)	149,497

FINANCING ACTIVITIES:
Conversion of preference shares	-	-
Proceeds from funds received from FMS	907,839	-
Proceeds from issuance of common stock	-	-
Payments to reduce line of credit	(69,628)	43,310
Proceeds from notes payable	467,406	282,837
Net cash provided by financing activities	1,305,617	326,147

Effect of change in exchange rate on cash	(48,418)	(168,972)
Net (decrease) / increase in cash	(25,142)	56,198

CASH AT BEGINNING PERIOD	87,325	906
CASH AT END OF PERIOD	$62,183	$57,104

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

NON-CASH INVESTING AND FINANCING TRANSACTIONS
Common shares issued in exchange for preferred shares	$11,278,686	$-
Common shares issued to settle agreements	$1,237,200	$-
Common shares issued to settle liabilities	$268,142	$475,000
Common shares issued relation to an investment in a JV	$335,895	$-
Common shares issued relation to acquisition	$6,755,290	$-
Preferred shares issued to settle debt	$800,932	$-

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

(Formerly Green Automotive Company Corporation)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

1. DESCRIPTION OF BUSINESS

We are a corporation originally organized under the laws of the State of Delaware in 1996, but re-incorporated in Nevada effective June 3, 2011.  We formerly operated under the name GANAS Corp. (“GANAS”).  Prior to November 2009, GANAS’ objective was to obtain through acquisition and/or merger transactions assets, which could benefit our shareholders.  Effective November 4, 2009, GANAS acquired Go Green USA LLC, a Nevada limited liability company organized on April 28, 2009 (“Go”), in a share exchange transaction pursuant to which newly issued shares of GANAS common stock were issued in exchange for all of the issued and outstanding membership interests of Go (the “Go Merger”).  The Go Merger resulted in GANAS issuing 1,436,202 shares of its common stock with par value $0.001 for each 1% membership interest in Go, following which GANAS changed its name to Green Automotive Company Corporation (the “Company” or “GACR”).  Effective September 30, 2011, we effected a Change of Domicile, re-incorporating in Nevada and simplifying our name to Green Automotive Company, among other things (the “Re-Incorporation”).

We are currently involved in assessing a number of All-Electric and alternate fuel vehicles including an All-Electric Intra-City and Municipal Mass Transit Bus and School Bus, for introduction to the U.S. market, to be manufactured by our subsidiary, Newport Coach Works, Inc.

Liberty Transaction

On June 28, 2012, we entered into a Stock Exchange Agreement (the “Liberty Agreement”) with Liberty Electric Cars Ltd., an England and Wales private company limited (“LEC”), and its wholly-owned subsidiary LEC 2 Limited, an England and Wales private company limited (“LEC2” and together with LEC, the “LEC Entities”), under which our wholly-owned subsidiary, Liberty Automotive Group, Inc. (formerly GAC EV Motors Inc.), a Nevada corporation (“LAG”) agreed to purchase 100% of the issued and outstanding securities of LEC (the “LEC Shares”), that owns 100% of the issued and outstanding securities of LEC2 (the “LEC2 Shares”) (collectively the “LEC Securities”) in exchange for the transfer of Thirty Nine Million Seven Hundred Forty Two Thousand One Hundred Seventy Eight (39,742,178) shares of our common stock held by LAG to the LEC Shareholders.  These shares represented approximately 8.19% of our outstanding voting control.  We also issued to Mr. West and Mr. Hobday, the executives of LEC, a total of 300,000 shares of our Series A Preferred Stock in exchange for the non-competition provisions in their independent contractor agreements.  This transaction closed on July 23, 2012.

Additionally, pursuant to the Liberty Agreement, we issued to GAC Automotive Services, Inc., a Nevada corporation and one of our wholly-owned subsidiaries (“GAC Auto”) Ten Million (10,000,000) shares of Series B Convertible Preferred Stock (the “Series B Shares”).  The issuance of the Series B shares to GAC Auto is not part of the purchase price of the LEC Entities and is not compensation to the LEC Entities or LEC Shareholders, but is reserved for issuance to certain entities that LEC and/or LEC2 have been in negotiations with at the time of execution of the Liberty Agreement if those entities and/or assets are purchased by us or our subsidiaries.  The determination as to when and if to transfer the Series B Shares from GAC Auto to a selling party must be approved by our Board of Directors.  To date, all of the Series B Shares are still held by GAC Auto.

As a result of the Liberty Transaction, we acquired LEC, a company that designs and develops electric vehicle drive solutions for use in its own converted vehicles and for sale to original equipment manufacturers (OEMs) for incorporation into their production.  LEC’s engineers have invented innovative EV drive train technologies that can be employed in a wide variety of vehicle platforms.  LEC is also involved in a number of advanced research programs for developing next generation electric vehicle (“EV”) solutions.  These programs include the prestigious “Deliver” project where LEC is working together with “tier one” automotive companies to develop a pure electric commercial vehicle, and the “Motore” project in which LEC has partnered with other “tier one” automotive companies and universities to develop a “rare earth” free electric motor technology.  Additionally, LEC has also created after sales support for EV’s, by providing a comprehensive aftermarket maintenance program throughout Europe for electric trucks and cars.

Due to its experience in EV technologies and in servicing EVs, LEC recently re-signed its agreement with, a large U.S. truck manufacturer, for the on-going support of electric vehicles run by its key clients in Europe.  LEC will continue to take care of all warranty support when required by these customers, all of whom run fleets of electric commercial vehicles across Europe.  This truck manufacturer’s customers include major companies such as FedEx, UPS and Veolia, who are using the first “ground up” electric trucks known as the “Modec” that were launched some 4 years ago for the purpose of making pollution free deliveries in urban areas.

Newport Coachworks Transaction

On October 12, 2012, we entered into an Acquisition and Stock Exchange Agreement (the “NCWI Agreement”) with Newport Coachworks, Inc., a California corporation (“NCWI”), under which we agreed to purchase 100% of the issued and outstanding securities of NCWI (the “NCWI Shares”) from Mr. Carter Read, NCWI’s sole shareholder, in exchange for the transfer of Five Million (5,000,000) shares of our common stock due at the closing of the transaction (the “GACR Closing Shares”), and up to an additional Twenty Two Million (22,000,000) shares of our common stock (the “GACR Additional Shares” and together with the GACR Closing Shares, the “GACR Shares”) to vest as follows:  upon NCWI obtaining bona fide, binding purchase orders, with cash down payment standard in the industry to NCWI, from third party purchasers requiring NCWI to manufacturer Sixty (60) buses with compressed natural gas engines at NCWI’s manufacturing facility (each a “Qualified Purchase Order”) within the first twelve (12) months following the payment of one-half of the initial forecasted funding of $500,000.    This transaction closed on October 12, 2012. All shares were issued to Mr. Read as of September 30, 2013.

Matter of Time Merger

On September 1, 2011, Green Automotive Company entered into a Stock Purchase Agreement and Escrow Agreement with Mark E. Crone (“Crone”) and Bosch Equities, L.P. (“Bosch”), under which we purchased 100% of the outstanding equity of Matter of Time I Co., a Nevada corporation (“MOT”), and extinguished a repayment obligation of MOT totalling $6,000, all in exchange for $30,000.

On February 10, 2012, Green Automotive Company entered into a Merger Agreement and Plan of Reorganization with Matter of Time I Co., a Nevada corporation (“MOT”) (the “MOT Agreement”).  Under the MOT Agreement, at the closing of the transaction contemplated by the MOT Agreement, MOT dissolved into and became a part of Green Automotive Company, with Green Automotive Company being the surviving corporation and assuming MOT’s status as a reporting issuer under the Securities Exchange Act of 1934, as amended.  On December 14, 2012 the transactions contemplated by the MOT Agreement closed (the “Closing”). As a result of the Closing, MOT was merged out of existence and Green Automotive Company became a reporting issuer under the Securities Exchange Act of 1934, as amended.

Going Green Transaction

On January 31, 2013, the Company signed a binding agreement to buy UK-based electric vehicle distributor Going Green Limited (www.goingreen.co.uk). Trading under the brand name, “GoinGreen”, it has sold over 1400 of the highly successful G-Wiz electric vehicles, making it one of Europe’s largest single retailers of electric vehicles.  Going Green Ltd was founded in 2002 and in the early days, set itself the mission to minimize the effects of climate change by encouraging carbon-neutral motoring. The company pioneered electric vehicles in the UK with the G-Wiz, an electric vehicle designed in California and manufactured in India by the Indo-Reva Electric Car Company, making London the capital of the electric vehicle (EV). The deal was completed on April 1, 2013 when 1,562,498 shares of GACR common stock was exchanged for 100% of the issued and outstanding securities of Going Green Limited (an England and Wales private limited company). Due to the temporary restraining order (“TRO”) the shares were not released by our transfer agent until June 24, 2013.

TBG TRO

On March 22, 2013, we filed an Ex Parte Motion For Temporary Restraining Order against The Barclay Group (“TBG”) in the Utah District Court in Salt Lake City, Utah (the “Utah TRO”) requesting the Court for permission to instruct our transfer agent to put a Rule 144 restrictive legend on two (2) certificates (representing 1,000,000 shares of GACR Common Stock - the “TBG Shares”) which had been submitted by TBG to MTG Trading (a registered NASD Broker-Dealer) for deposit in “street name” for possible future sale into the public market. After a brief hearing on May 7th, the Court decided that there was enough evidence presented by us to justify a Temporary Restraining Order, and granted our motion.  In order to minimize the possible harm to TBG if TBG were to prevail in the action, the Court ordered us not to issue any additional securities until the matter was resolved.

The following week the Court held a Hearing with all parties to settle on a form of order for the preliminary injunction requested by us, or allow our transfer agent to re-issue the TBG Shares in the name of Cede & Co. (effectively allowing the TBG Shares to be sold as “free-trading” shares in the public market).  At the hearing, the Court decided to Court let the Temporary Restraining Order stand, which served to prevent our transfer agent from re-issuing the TBG Shares in the name of Cede & Co. but left open for additional briefing and consideration the issue of whether the amount of the bond for the injunction should be increased to the difference between the current estimated free market value of the TBG Shares ($250,000 give or take) and the value on the day of the Courts decision. The Court determined that the possible loss to TBG, if it was decided that the TBG Shares should not have been held by our transfer agent and re-legended, was$50,000 and ordered us to post a $50,000 Bond., which we posted.

However, on May 9, 2013 the Court issued its Memorandum Decision and Order in favor of GACR placing a Permanent Injunction on the re-issuance of the TBG Shares without a Rule 144 restrictive legend until such shares were eligible under Rule 144 for the removal of the restrictive legend, which is on or about December 24, 2013. As a result, our bond requirement was canceled and, while TBG has the right to appeal the Memorandum Decision and Order, in our management’s view it is not likely TBG will file an appeal.  We were also released from the terms of the Utah TRO as to the restriction on issuance of additional shares to meet pre-TRO agreements and other agreements to which we are a party which require the issuance of additional shares of our stock.

2. BASIS OF PRESENTATION

The accompanying unaudited condensed interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America.

The unaudited condensed interim consolidated financial statements at September 30, 2013 and for the three and nine-month periods ended September 30, 2013 and 2012 are unaudited, but include all adjustments, consisting of normal recurring entries, which our management believes to be necessary for a fair presentation of the periods presented. Interim results are not necessarily indicative of results for a full year. The Company’s operating results will fluctuate for the foreseeable future. Therefore, period-to-period comparisons should not be relied upon as predictive of our operating results in future periods.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s condensed consolidated financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies conform to GAAP in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Principles of Consolidation

The Company’s unaudited condensed consolidated financial statements include the assets, liabilities and operating results of majority-owned subsidiaries. The Company does not hold significant variable interests in any variable interest entities. All significant intercompany accounts and transactions have been eliminated.

Reverse Merger Accounting

The MOT Merger was accounted for as a reverse-merger and recapitalization in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Green Automotive Company was the acquirer for financial reporting purposes and MOT was the acquired company. Consequently, the assets and liabilities and operations that are reflected in the historical financial statements prior to the Merger will be those of Green Automotive Company and will be recorded at the historical cost basis of the Company. The consolidated financial statements after completion of the Merger include the assets and liabilities of Green Automotive Company. Common stock and the corresponding capital amounts of the Company pre-merger have been retroactively restated as capital stock shares reflecting the exchange ratio in the Merger.

Going Concern

The Company has sustained losses since its inception on April 28, 2009. It has an accumulated deficit of $84,857,306 from inception through September 30, 2013. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

These unaudited condensed consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiating with a business entity for the combination of that target company with the Company (see Note 4).

There is no assurance that the Company will ever be profitable. These unaudited condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The assumptions used by management in future estimates could change significantly due to changes in circumstances, including, but not limited to, challenging economic conditions. Accordingly, actual results may differ from estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of amounts held as bank deposits and highly liquid debt instruments purchased with an original maturity of three months or less. The Company had no cash equivalents as of September 30, 2013 and December 31, 2012.

Accounts receivable

Accounts receivable consists of trade receivables, which are recorded at the invoiced amount, net of taxes, allowances for doubtful accounts and prompt payment discounts. Trade receivables do not carry interest. The allowance for doubtful accounts represents management’s estimate of the amount of probable credit losses in existing accounts receivable, as determined from a review of past due balances and other specific account data. Account balances are written off against the allowance when management determines the receivable is uncollectible.

Investment in Joint Venture

The Company applies the equity method for the 30% investment to its joint venture interest in Powabyke, a privately-held UK company, since quoted market prices are not available and the Company, has the ability to exercise significant influence over operating and financial policies of the joint venture. Significant influence is generally defined as 20% to 50% ownership in the voting stock of an investee.

Under the equity method, the Company initially records the investment at cost and then adjusts the carrying value of the investment to recognize the proportional share of the equity-accounted affiliate’s net income (loss) including changes in capital of the affiliates. In addition, dividends received from the equity-accounted company reduce the carrying value of the Company’s investment.  If there is an other-than-temporary decline in the market value of the investment, an impairment charge is recorded. As of September 30, 2013, based on management’s evaluation the investment in the joint venture is not impaired.

Inventories

The Company’s inventories are valued at lower of cost or market, as determined by the first-in, first out (FIFO) method.

Concentrations

The Company currently maintains substantially all of its cash with major financial institutions. At times, cash balances may be in excess of the amounts insured by the Federal Deposit Insurance Corporation. Newport Coachworks, Inc. has one customer, that being Don Brown Bus Sales and in the nine months ended September 30, 2013 they accounted for $828,883 of sales. Liberty Electric Cars Limited has one customer, that being Navistar and in the nine months ended September 30, 2013, they accounted for $126,086 of sales.

Comprehensive Income (Loss)

In June 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-05, Presentation of Comprehensive Income (“ASU 2011-05”), which amends FASB Codification Topic 220 on comprehensive income disclosures.  The new guidance allows an entity to present components of net income and other comprehensive income in one continuous statement, referred to as the statement of comprehensive income, or in two separate, but consecutive statements, while eliminating the option to report other comprehensive income and its components in the statement of changes in shareholders’ equity.  The provisions of ASU 2011-05 were adopted in 2012.  The adoption of ASU 2011-05 did not impact the Company’s consolidated financial position, results of operations or cash flows as it required only a change in the format of presentation.

Property and Equipment

Property and equipment consisting of leasehold improvements, furniture and fixtures, equipment and vehicles are stated at cost. Property and equipment are depreciated using the straight-line method over the estimated service lives ranging from three to seven years. Maintenance and repairs are expensed as incurred and improvements are capitalized. Gains or losses on the disposition of fixed assets are recorded upon disposal.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.

If the carrying amount of an asset exceeds its undiscounted estimated future cash flows, an impairment review is performed. An impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet. There are no impairment charges for the three and nine months ended September 30, 2013, but there was an impairment charge related to write off of Goodwill on consolidation of Liberty and write down of Licenses and homologation costs amounted to $4,202,900 for three and nine months ended September 30, 2012.

The Company has recorded the impairment loss of goodwill and other intangible assets under operating expense (Impairment of assets).

The Company determined that there was an indicator of impairment in goodwill and other intangibles during the nine months ended September 30, 2012 because of the lowered revenue and cash flow projections. The Company use the present value technique for the impairment testing.

The Company determined that there was an indicator of impairment related to license and homologation costs during nine months ended September 30, 2012 due to the failure to get the Zyote vehicle through the homologation process.

Derivative Instruments

The fair value of derivative instruments is recorded and shown separately under current liabilities. Changes in the fair value are recorded in the unaudited condensed consolidated statement of income under other income (expense).

The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses a weighted average Black-Scholes-Merton option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date. Refer to note 17 for details.

Fair Value Measurements

ASC 820, “ Fair Value Measurements ”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value: Level 1, defined as observable inputs such as quoted prices in active markets for identical assets or liabilities; Level 2, inputs other than level one that are either directly or indirectly observable such as quoted prices for identical or similar assets or liabilities on markets that are not active; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions. Refer to note 17 for details.

Income Taxes

We account for income taxes under the asset and liability method.  Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  Valuation allowances are recorded, when necessary, to reduce deferred tax assets to the amount expected to be realized.

As a result of the implementation of certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertainty in tax positions, as defined, ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes.  We adopted the provisions of ASC 740 as of January 1, 2007, and have analyzed filing positions in each of the federal and state jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions.  We have identified the U.S. federal and California as our "major" tax jurisdictions.  Generally, we remain subject to Internal Revenue Service examination of our 2007 through 2012 U.S. federal income tax returns, and remain subject to California Franchise Tax Board examination of our 2007 through 2012 California Franchise Tax Returns.  However, we have certain tax attribute carryforwards which will remain subject to review and adjustment by the relevant tax authorities until the statute of limitations closes with respect to the year in which such attributes are utilized.

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position.  Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740.  In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740.  Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Revenue Recognition

We recognize revenues related to annual membership income and service of electric vehicles in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) No. 605, Revenue Recognition.  Revenue is recognized when we have evidence of an arrangement, a determinable fee, and when collection is considered to be probable and services are provided. In the event that final acceptance of our product by the customer is uncertain, revenue is deferred until all acceptance criteria have been met.  In the event we have amounts billed or collected in accordance with contractual terms in advance of when the work is performed we treat these as deferred revenues.  These advance payments primarily relate to the Company's grant project and E-Care membership scheme. The current portion of deferred revenue represents the balance the Company estimates will be earned as revenue during the next fiscal year (see Note 9).

Grant Income

Grant income is not recognized until a grant claim has been submitted and approved by Government representatives.

E-tech services

Revenues from consultancy services are recognized only when all services have been rendered and collectability is reasonably assured.

E-Care services

Revenues from maintenance, repair, and overhaul services are recognized only when all services have been rendered and collectability is reasonably assured.

Earnings per Common Share

The Company computes earnings (loss) per share in accordance with ASC 260, "Earnings per Share". ASC 260 requires presentation of both basic and diluted earnings (loss) per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including 608,475 (net of 300,000 forfeit shares) for September 2013 and 500,000 for September 2012 Series A Convertible Preferred Stock, using the if-converted method, 18,000,000 for September 2013 and 4,000,000 for September 2012 Stock Options, using the treasury stock method, and 2,013,070 shares for September 2013 (nil September 2012) for convertible loan notes, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

Share-Based Payment Arrangements

Generally, all forms of share-based payments, including stock option grants, restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on the estimated number of awards that are ultimately expected to vest. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expenses resulting from share-based payments are recorded in operating expenses in the unaudited condensed consolidated statement of operations.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation. Such reclassifications had no impact on previously reported net loss.

Recent Accounting Pronouncements

Effective January 2012, the Company adopted ASU No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs (ASU 2011-04). ASU 2011-04 represents the converged guidance of the Financial Accounting Standards Board (FASB) and the International Accounting Standards Board (IASB) on fair value measurement. A variety of measures are included in the update intended to either clarify existing fair value measurement requirements, change particular principles requirements for measuring fair value or for disclosing information about fair value measurements. For many of the requirements, the FASB does not intend to change the application of existing requirements under Accounting Standards Codification (ASC) Topic 820, Fair Value Measurements. ASU 2011-04 was effective for interim and annual periods beginning after December 15, 2011. The adoption of this update did not have a material impact on the condensed consolidated financial statements and related disclosures.

Effective January 2012, the Company adopted ASU No. 2011-05, Presentation of Comprehensive Income (ASU 2011-05). ASU 2011-05 is intended to increase the prominence of items reported in other comprehensive income and to facilitate convergence of accounting guidance in this area with that of the IASB. The amendments require that all non-owner changes in shareholders’ equity be presented in a single continuous statement of comprehensive income or in two separate but consecutive statements. In December 2011, the FASB issued ASU No. 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05 (ASU 2011-12). ASU 2011-12 defers the provisions of ASU 2011-05 that require the presentation of reclassification adjustments on the face of both the statement of income and statement of other comprehensive income. Amendments under ASU 2011-05 that were not deferred under ASU 2011-12 will be applied retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2011. The adoption of this update did not have a material impact on the condensed consolidated financial statements and related disclosures.

In December 2011, the FASB issued ASU No. 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities (ASU 2011-11). The amendments in ASU 2011-11 require the disclosure of information on offsetting and related arrangements for financial and derivative instruments to enable users of its financial statements to understand the effect of those arrangements on its financial position. Amendments under ASU 2011-11 will be applied retrospectively for fiscal years, and interim periods within those years, beginning after January 1, 2013. The adoption of this update did not have a material impact on the condensed consolidated financial statements and related disclosures.

In July 2012, the FASB issued guidance on testing for indefinite-lived intangible assets for impairment. The new guidance allows an entity to simplify the testing for a drop in value of intangible assets such as trademarks, patents, and distribution rights. The amended standard reduces the cost of accounting for indefinite-lived intangible assets, especially in cases where the likelihood of impairment is low. The changes permit businesses and other organizations to first use subjective criteria to determine if an intangible asset has lost value. The amendments to U.S. GAAP will be effective for fiscal years starting after September 15, 2012. The adoption of this update did not have a material impact on the condensed consolidated financial statements and related disclosures.

In February 2013, the FASB issued ASU No. 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive (ASU 2013-02). This guidance is the culmination of the FASB’s deliberation on reporting reclassification adjustments from accumulated other comprehensive income (AOCI). The amendments in ASU 2013-02 do not change the current requirements for reporting net income or other comprehensive income. However, the amendments require disclosure of amounts reclassified out of AOCI in its entirety, by component, on the face of the statement of operations or in the notes thereto. Amounts that are not required to be reclassified in their entirety to net income must be cross-referenced to other disclosures that provide additional detail. This standard is effective prospectively for annual and interim reporting periods beginning after December 15, 2012. The adoption of this update did not have a material impact on the condensed consolidated financial statements and related disclosures.

Other recent pronouncements issued by FASB (including its Emerging Task Force), and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

4. ACQUISITIONS

On June 28, 2012, we entered into a Stock Exchange Agreement (the “Agreement”) with Liberty Electric Cars Ltd., an England and Wales private company limited (“LEC”), and its wholly-owned subsidiary LEC 2 Limited, an England and Wales private company limited (“LEC2” and together with LEC, the “LEC Entities”), under which our wholly-owned subsidiary, Liberty Automotive Group, Inc. (formerly GAC EV Motors Inc.), a Nevada corporation (“LAG”) agreed to purchase 100% of the issued and outstanding securities of LEC Entities in exchange for Thirty Nine Million Seven Hundred Forty Two Thousand One Hundred Seventy Eight (39,742,178) shares of our common stock held by LAG to the LEC Shareholders. The Company valued the common shares at $0.05 per share based on price paid in similar transactions involving the Company’s common stock. At the time these shares represented 8.19% of our outstanding voting control. This transaction closed on July 23, 2012.

Additionally, pursuant to the Agreement, we issued to GAC Automotive Services, Inc., a Nevada corporation and one of our wholly-owned subsidiaries (“GAC Auto”) Ten Million (10,000,000) shares of Series B Convertible Preferred Stock (the “Series B Shares”). The issuance of the Series B shares to GAC Auto is not part of the purchase price of the LEC Entities and is not compensation to the LEC Entities or LEC Shareholders, but is reserved for issuance to certain entities and/or assets that LEC and/or LEC2 have been in negotiations with at the time of execution of the Agreement if those entities are purchased by us or our subsidiaries. The determination as to when and if to transfer the Series B Shares from GAC Auto to a selling party must be approved by our Board of Directors. To date, all of the Series B shares are still held by GAC Auto.

As part of the Agreement, the Company issued 300,000 shares of restricted preferred stock to two LEC Directors as a covenant not to compete. The preferred shares are fully forfeitable in the event the Directors terminated their employment before the third year anniversary. Additionally, these preferred shares were valued at $5 per share and were recorded as part of purchase price. The Company valued the preferred shares at $5.00 per share based on price paid in similar transactions involving the Company’s preferred stock.

Contemporaneously with the Agreement, we entered into a Stock Purchase Agreement No 1. (the “Stock Agreement”) with First Market Services, a Nevada corporation (“FMS”), under which we may sell up to One Hundred Twenty Thousand (120,000) shares of our Series A Preferred Stock (the “Series A Shares”) with the purchase price of Five Dollars ($5) per share. Pursuant to the Stock Agreement, FMS has the right to purchase the Series A Shares in increments of One Thousand Dollars ($1,000) with a minimum purchase of Fifty Thousand Dollars ($50,000) per month for a minimum of twelve (12) months, with Forty Thousand Dollars ($40,000) being earmarked for the LEC Entities to fund their operations and growth, and Ten Thousand Dollars ($10,000) being earmarked to fund the costs associated with the Company being a public company.

On October 12, 2012, we entered into an Acquisition and Stock Exchange Agreement (the “NCWI Agreement”) with Newport Coachworks, Inc., a California corporation (“NCWI”), under which we agreed to purchase 100% of the issued and outstanding securities of NCWI (the “NCWI Shares”) from Mr. Carter Read, NCWI’s sole shareholder, in exchange for the transfer of Five Million (5,000,000) shares of our common stock (The Company valued the common shares at $0.05 per share based on price paid in similar transactions involving the Company’s common stock) due at the closing of the transaction (the “GACR Closing Shares”), and up to an additional Twenty Two Million (22,000,000) shares of our common stock (the “GACR Additional Shares” and together with the GACR Closing Shares, the “GACR Shares”) to vest as follows:  upon NCWI obtaining bona fide, binding purchase orders, with cash down payment standard in the industry to NCWI, from third party purchasers requiring NCWI to manufacturer Sixty (60) buses with compressed natural gas engines at NCWI’s manufacturing facility (each a “Qualified Purchase Order”) within the first twelve (12) months following the payment of one-half of the initial forecasted funding ($500,000) as discussed below GACR will issue Mr. Read up to all of the GACR Additional Shares.  This transaction closed on October 12, 2012. All shares were issued as of September 30, 2013

As noted above, we have a financing obligation to NCWI under the NCWI Agreement under which we are agreed to provide up to One Million Dollars ($1,000,000) to NCWI pursuant to the forecasted timeline set forth in Schedule 1.7 of the NCWI Agreement. The total funding is made up of $500,000 as the forecasted requirement for initiating internal combustion engine based bus manufacturing and $500,000 as the forecasted requirement for reaching pre-production stage in electric bus manufacturing. Both parties to the NCWI Agreement agreed that the funding requirements are forecasted amounts which may rise or fall according to business requirements and may be modified by the parties as needed. A further twenty two million (22,000,000) shares of our common stock was issued to Mr Carter Read on July 18, 2013 for securing binding purchase orders from Don Brown Bus Sales.

The allocation of the purchase price and the estimated fair market values of the assets acquired and liabilities assumed for the LEC and NCWI are shown below.

	LIBERTY ELECTRIC CARS LIMITED	NEWPORT COACHWORKS
Cash	$149,497	$1,000
Notes receivable	212,773	-
Other current assets	492,174	-
Property and equipment, net	197,469	-
Intangible asset (covenant not to compete)	1,500,000	-
Other intangible assets (Goodwill)	2,233,543	249,000
Total assets acquired	4,785,456	250,000

Accounts payable and accrued expenses	446,945	-
Deferred revenue	182,982	-
Notes payable	625,195	-
Other	43,225	-
Total liabilities assumed	1,298,347	-

Net assets acquired	$3,487,109	$250,000

Final Consideration
39,742,178 Common Stock issued for Liberty @ 5 cents	1,987,109
300,000 Series A Preferred Shares issued @$5	1,500,000
5,000,000 Common Stock issued for NCI @ 5 cents		250,000
	$$3,487,109	$$250,000

On January 31, 2013, the Company signed a binding agreement to buy UK-based electric vehicle distributor Going Green Limited (www.goingreen.co.uk ). Doing business under the brand name, “GoinGreen”, it has sold over 1400 of the highly successful G-Wiz electric vehicles, making it one of Europe’s largest single retailers of electric vehicles.  Going Green Ltd was founded in 2002 and in the early days, set itself the mission to minimize the effects of climate change by encouraging carbon-neutral motoring. The company pioneered electric vehicles in the UK with the G-Wiz, an electric vehicle designed in California and manufactured in India by the Indo-Reva Electric Car Company, making London the capital of the electric vehicle (EV). The deal was completed in the second quarter of 2013 when 1,562,498 shares of GACR common stock was exchanged for 100% of the issued and outstanding securities of Going Green Limited (an England and Wales private limited company). Due to the TRO the shares were not released by our transfer agent until June 24, 2013.

The allocation of the purchase price and the estimated fair market values of the assets acquired and liabilities assumed of Going Green Limited are shown below.

Cash	$14,896
Accounts receivable	29,379
Prepayments	19,623
Inventories	75,693
Other current assets	27,845
Property and equipment, net of accumulated depreciation	14,653
Goodwill	769,890
Total assets acquired	951,979

Credit Line	1,584
Accounts payable and accrued expenses	81,313
Deferred revenue	34,983
Income Tax payable	62,345
Other	206,464
Total liabilities assumed	386,689

Purchase Price	$565,290

Final Consideration
1,562,498 of common stock issued @ $0.33 in exchange for equity	515,625
150,501 of common stock issued @ $0.33 to settle debt	49,665

The acquisition method of accounting is based on ASC Subtopic 805-10, “ Business Combinations ,” and uses the fair value concepts defined in ASC Subtopic 820-10, “ Fair Value Measurements and Disclosures ”. The purchase price for the LEC, NCWI and Going Green businesses was allocated to the net tangible and intangible assets based upon their fair values as of the respective acquisition dates. The allocation of the purchase price was based upon a valuation and the estimates and assumptions were subject to change within the measurement period. The excess of the purchase price over the fair values of the net tangible assets and intangible assets, if any, was recorded as goodwill and is generally driven by our expectations of our ability to realize synergies and achieve our strategic growth objectives.

The goodwill recorded in connection with the LEC, NCWI and Going Green acquisitions were $3,733,543, $249,000 and $769,890, respectively, on each transaction acquisition date.

The following are unaudited pro-forma results of operations as if the acquisition had occurred at the beginning of the period for the three and nine months ended September, 2013 and 2012 (unaudited).

For The Three and Nine Months Ended September 30, 2013 and 2012

Unaudited

	For the three months ended Sept 30,		For the nine months ended Sept 30,
	2013	2012	2013	2012
Revenues	$1,018,823	$313,837	$1,850,336	$745,661
Costs of goods sold	$638,448	$146,832	$1,234,212	$477,752
Gross profit	380,375	167,005	616,125	267,909

Operating expenses
Depreciation and amortization	$27,412	$116,243	$46,479	$282,270
Loss on disposal of equipment	13,360	-	25,876	-
Impairment of assets	-	4,202,900	-	4,202,900
Research and development	-	6,832	-	6,832
Share based compensation	5,976,916	-	6,191,202	-
General and administrative	1,115,726	779,580	2,242,400	1,168,549
	7,133,414	5,105,555	8,505,958	5,660,551

Loss before other expenses	(6,753,038)	(4,938,549)	(7,889,832)	(5,392,642)

Other income (expenses)
Stock issued in settlement of an agreement	-	-	(1,237,200)	-
Change in fair value of derivative liability	(18,766,197)	(1,272,028)	18,850,333	(1,551,131)
Gain on conversion of debt to stock	-	-	-	36,606
Loss on conversion of preferred shares	(16,116)	-	(36,490)	-
Other income	162,770	-	162,770	-
Interest expense	(37,805)	(28,948)	(220,980)	(34,116)
	(18,657,348)	(1,300,976)	17,518,433	(1,548,641)

Profit / (loss) before income taxes	(25,410,387)	(6,239,525)	9,628,601	(6,941,283)
Income taxes	-	-	-	-
Net income / (loss)	$(25,410,387)	$(6,239,525)	$9,628,601	$(6,941,283)

Net income / (loss) per share (basic)	$(0.07)	$(0.02)	$0.03	$(0.02)
Net income / (loss) per share (diluted)	$(0.07)	$(0.02)	$0.01	$(0.02)

Weighted average shares outstanding (basic)	384,197,678	308,615,184	356,544,473	287,084,173
Weighted average shares outstanding (diluted)	384,197,678	308,615,184	735,405,168	287,084,173

5. ACCOUNTS RECEIVABLE

Accounts receivable consists of the following: as of September 30, 2013 (unaudited) and December 31, 2012:

	September 30, 2013	December 31. 2012
Trade receivables	$48,793	$113,429
Grant monies receivable	-	49,960
	$48,793	$163,389

Our sale of bus terms are cash on delivery.

6. INVENTORIES

Inventories consist of raw materials and work in progress. These pertain to the bus production in the NCWI facility. The Company’s inventories are valued at cost, as determined by the first-in, first out (FIFO) method; in aggregate such valuations are not in excess of market and consisted of the following as of September 30, 2013 (unaudited) and December 31, 2012:

	September 30, 2013	December 31. 2012
Raw materials	$96,059	$-
Goods in Transit	46,957	-
Work in progress	148,619	-
	$291,635	$-

7. PROPERTY AND EQUIPMENT

Property and equipment consists of the following: as of September 30, 2013 (unaudited) and December 31, 2012:

	September 30, 2013	December 31, 2012
Leasehold improvements	$21,083	$10,149
Furniture and fixtures	8,082	8,086
Equipment	677,774	111,973
Computer hardware and software	114,705	32,963
Vehicles	28,659	92,938
	850,303	256,109
Less accumulated depreciation	(174,180)	(92,044)

	$676,123	$164,065

Our property and equipment in 2013 are located equally in terms of value in California and in the United Kingdom (the “UK”). The UK assets are acquired as part of the LEC Entities Going Green acquisitions (see Note 4). For the nine months ended September 30, 2013 and September 30 2012, depreciation expense was $45,494 and $15,992, respectively.

8. GOODWILL & INTANGIBLE ASSETS

Intangible assets consist of the following and were mainly related to the LEC acquisition (unaudited):

	Sept 30, 2013	December 31, 2012
Goodwill on purchase of Going Green	$769,890	$-
Goodwill on purchase of Newport Coachworks	-	-
Go License	500,000	500,000
Crash test homologation costs	228,912	228,912
Liberty acquired technology	619,462	619,462
Assembled workforce	689,000	689,000
Trade name and website	45,000	45,000
Non-compete agreement	1,500,000	1,500,000
	4,352,264	3,582,374
Less amortization and impairment	(3,582,374)	(3,582,374)

	$769,890	$-

Amortization expense was $0 for the nine months ended September 30, 2013 and $258,755 for the nine months ended September 30, 2012. Additionally, the Company impaired the remaining basis in the intangibles during the year ended December 31, 2012 as management revised its sales forecast for the product which impaired the goodwill as of December 31, 2012. There was no impairment of goodwill for the nine months ended September 30, 2013.

9. DEFERRED REVENUE

Deferred revenue consists of the following: as of September 30, 2013 (unaudited) and December 31, 2012:

	September 30, 2013	December 31. 2012
Deferred Grant Income	$495,362	$307,226
Deferred membership fees	$169,649	$114,956
	$665,011	$422,182

10. SHARE LIABILITY ON PURCHASE OF NCWI

On October 12, 2012, we entered into an Acquisition and Stock Exchange Agreement (the “NCWI Agreement”) with Newport Coachworks, Inc., a California corporation (“NCWI”), under which we agreed to purchase 100% of the issued and outstanding securities of NCWI (the “NCWI Shares”) from Mr. Carter Read, NCWI’s sole shareholder. The shares were issued on July 18, 2013, due to the release of the TRO restrictions.

11. FUNDS RECEIVED FROM FMS NOT CONVERTED INTO PREFERRED SHARES

During the year 2011 and through December 21, 2011, the Company borrowed a total of $1,139,670 from FMS under the Agreement, all advances were supported individually by a Convertible Preferred Note (“CPN”), the notes bore interest at 18% per annum and were convertible into the Company’s common stock at the rate of $0.05 per share limited to a ceiling of 4.99% of total outstanding shares on date of conversion.

On December 21, 2011, the Company and FMS entered into the Settlement & Conversion Agreement (“SCA”) whereby the parties agreed that FMS should forgive all amounts owed from the Company under the agreement including the accrued interest of $66,280 as documented under the individual CPN for a total of $1,205,950 in consideration the Company issued to FMS 500,000 shares of the Company’s restricted no par value Series A Convertible Preferred Stock (“CPS”) (see Note 16). The CPS is convertible into Company’s common stock in accordance with the following formula:

No. of common shares to be issued upon conversion of CPS =

No. of common stock outstanding on date of conversion x 0.000001 x No. of preferred shares being converted.

The Company has received advances during the nine months ended September 30, 2013 in the amount of $907,839. These advances were made directly from FMS. These advances are due upon demand and do not bear any interest. The Company converted $180,188 of the advances in the first quarter of 2013 to 21,841 shares of the Company’s preferred stock at $8.25 per share. It converted a further $620,743 of the advances in the second quarter of 2013 to 95,485 shares of the Company’s preferred stock (51,385 @ $5 a share and 44,098 @ $8.25 a share). At September 30, 2013 $227,009 had not been converted into preferred shares.

12. FUNDS RECEIVED FROM SHAREHOLDER NOT CONVERTED INTO PREFERRED SHARES

The Company has received advances during the nine months ended September 30, 2013 in the amount of $135,000. These advances were made directly from the shareholder. These advances are due upon demand and do not bear any interest. The shareholder has agreed to convert this amount in to Series A preferred stock.

13. SUMS DUE TO GLOBAL MARKET ADVISORS

On July 19, 2010, we entered into an Advisory Agreement (the “Advisory Agreement’) with Global Market Advisors, Inc., a Nevada corporation (“GMAI”).  Under the Advisory Agreement, GMAI was retained by us to assist with a variety of services, including, but not limited to, assisting us with our filings as a public company, making the public aware of us and our business, and provide general advice to our management in order to execute our business plan and strategy. The agreement was terminated with effect on July 31, 2013. In exchange for the services we agreed to compensate GMAI and at September 30, 2013 $160,141 has been accrued to cover all costs and fees owed.

14. SUMS DUE TO GLOBAL TRADE FINANCE

On January 1, 2012 the Company made and entered into a credit facility with Global Trade Finance (“GTF”) to provide credit up to $250,000.  The Company had drawn down $79,000 of the facility through the second quarter of 2012.  The effective rate of interest is 8% on the facility, and the facility was to be secured by 5,000,000 shares of Green Auto common stock, and the advances made to the Company under the credit facility were not reduced to Convertible Notes. The facility was to be due January 1, 2013, or up to twenty four months if demand for repayment is not made, however, effective September 30, 2012, the $79,000 was converted into 1,500,000 shares of the Company’s common stock. The Company recorded $4,000 gain on settlement of debt. The Company also borrowed another $25,000 on this facility that it still owes under the same terms listed above as of September 30, 2013.

15. NOTES PAYABLE, NET OF DISCOUNTS

Notes Payable	September 30, 2013	December 31, 2012

N Eckert - £116,625 Note Payable, 12% interest, due upon the company raising in excess of £500,000 on OTCBB market, unsecured	$188,186	$188,478

R Knight £38,500 Note Payable, Nil Interest, when funds permit, unsecured	$62,124	$62,220

P Beitl £96,145 (2012: £37,983) Note Payable, Nil Interest, when funds permit, unsecured	$155,140	$61,383

R Mcwaters – £25,000 Note payable, 12% interest, convertible based on a conversion price of 50% of close price on date of notification, unsecured	$40,340	$40,403

D Voss – £25,000 Note payable, 12% interest, convertible based on a conversion price of 50% of close price on date of notification, unsecured	$40,340	$40,403

M Elson – £20,000 Note payable, 12% interest, convertible based on a conversion price of 50% of close price on date of notification, unsecured	$32,272	$32,322

N Jones £10,053 Note Payable, Nil Interest, unsecured	$16,222	$16,247

I Hobday – £3,525 Note payable, Nil interest, unsecured	$5,686	$5,697

P Lilley £700 Note Payable, Nil Interest, unsecured	$1,130	$1,130

L G Capital Note payable, 8% Interest, unsecured, convertible at 50% discount to market price after 180 days	$51,500	$-

Auctus Note Payable, 8% Interest, unsecured, convertible at 42% discount to market price after 180 days	$37,750	$-

JMJ Financial Note Payable, interest 12% after 90 days, unsecured, convertible at 40% discount to market price	$50,000	$-

	$680,690	$448,284
Debt Discount	$(49,658)	$(63,777)
	$631,032	$384,507

As part of the acquisition of Liberty Electric described in Note 4 above, the Company had $625,195 in notes payable. Most of these notes are non-interest bearing and due upon demand. Four notes with a total amount of $211,240 were converted into 1,004,180 shares of GACR common stock. One note in the amount of $5,686 has an interest rate of nil% and is due to a related party. The balance due on the other notes at September 30, 2013 is $675,004 and at December 31, 2012 $5,697 was owed to a related party and the remaining notes totalled $442,587.

16. STOCK INCENTIVE PLAN

On May 30, 2011, the Company adopted the 2011 Non-Qualified Stock Incentive Plan (the “Plan”). Under the Plan, participants, including both employees and nonemployees of the Company, have the opportunity to acquire common units of the Company. For awards made under the Plan, participants purchase common units at the time the award is made at (i) a stated value, or (ii) a percentage that is not less than 50% of the current fair market value of the stock. Award agreements with employees have a term of ten years and typically have a graded vesting terms over five years. If a participant ceases to be employed with the Company prior to the end of the vesting period, the participant forfeits his/her rights to any unvested units at the date of the termination.

There were 4,000,000 unvested stock options as of September 30, 2013 and December 31, 2012. The Company granted 18,000,000 stock options during the year ended December 31, 2012. No options were granted during the nine months ended September 30, 2013. The Company also did not record any stock option expense for the quarters ended September 30, 2013 and 2012.

The fair value of each option award is estimated on the date of grant using the Black-Scholes option valuation model that uses the assumptions noted in the following table. Because the Black-Scholes option valuation model incorporate ranges of assumptions for inputs, those ranges are disclosed. Expected volatilities are based on historical volatilities of the Company’s stock. The Company uses historical data to estimate option exercise and employee termination within the valuation model. The expected term of options granted is derived from estimates and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

	September 30 2013		December 31, 2012
Expected volatility	88%		88%
Expected dividends	−	%	−	%
Expected terms (in years)	3		3
Risk-free rate	0.36%		0.36%
Forfeiture rate	−	%	−	%

A summary of option activity as of September 30, 2013 and December 31, 2012, and changes during the periods then ended is presented below:

		Weighted-	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Options	Price	Life (Years)	Value
Outstanding at December 31, 2011	4,000,000	$0.002	1.41	$191,500
Granted	18,000,000	0.42	2.90	−
Exercised	−	−	−	−
Forfeited or expired	−	−	−	−
Outstanding at December 31, 2012	22,000,000	$0.34	2.44	$191,500
Exercisable at December 31, 2012	18,000,000	$0.42	3.00	$ −

		Weighted-	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Options	Price	Life (Years)	Value
Outstanding at January 1, 2013	22,000,000	$0.34	2.44	$191,500
Granted	−	−	−	−
Exercised	−	−	−	−
Forfeited or expired	−	−	−	−
Outstanding at September 30, 2013	22,000,000	$0.34	2.19	$191,500
Exercisable at September 30, 2013	18,000,000	$0.42	2.75	$ −

17. STOCKHOLDERS’ DEFICIT

Convertible Preferred Stock and Derivative Liability

On December 21, 2011, the Company and FMS entered into the Settlement & Conversion Agreement (“SCA”) whereby the parties agreed that FMS should forgive all amounts owed from the Company under the agreement including the accrued interest as documented under the individual convertible promissory notes for a total of $1,205,950 in consideration the Company issued to FMS 500,000 shares of the Company’s restricted no par value Series A Convertible Preferred Stock (“CPS”).

On July 23, 2012 and in relation with the LEC Acquisition (Note 4), the Company issued 300,000 shares of restricted preferred stock to two LEC Directors as a covenant not to compete. The preferred shares are fully forfeitable in the event the Directors terminated their employment or violated the non-compete provision before the third year anniversary. Additionally, these preferred shares were valued at $5 per share and were recorded as part of the purchase price.

On or about September 29, 2012, the Company issued an additional 30,000 CPS to FMS to settle $150,000 of advances owed to FMS (see Note 4) at a conversion rate of $5 per CPS.

On or about December 26, 2012, the Company issued an additional 53,680 CPS to FMS for cash at a price of $5 per CPS.

On or about December 26, 2012, the Company issued an additional 12,121 CPS to FMS for cash at a price of $8.50 per CPS.

On or about February 15, 2013, FMS converted 62,500 Series A preferred shares into 20,437,331 shares of our common stock.

On or about March 6, 2013, the Company issued an additional 21,841 CPS to FMS for cash at a price of $8.50 per CPS in settlement of $180,188 advances from related party.

On or about July 26, 2013, the Company issued an additional 95,485 CPS to FMS for cash, 51,387 at a price of $5 per CPS and 44,098 at a price of $8.5 per CPS in settlement of $620,743 advances from related party.

On or about July 29, 2013, 42,152 Series A Preferred Shares were converted into 16,156,335 shares of our common stock.

The CPS is convertible into Company’s common stock in accordance with the following formula:

No. of common shares to be issued upon conversion of CPS =

No. of common stock outstanding on date of conversion x 0.000001 x No. of preferred stock being converted.

Due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion option embedded in the CPS, the conversion feature is classified as derivative liabilities and recorded at fair value.

Pursuant to ASC 815, “Derivatives and Hedging,” the Company initially recognized the fair value of the embedded conversion feature of the CPS on date of issuance and was charged to operations. On September 30, 2013, the Company recorded a mark-to-market adjustment based on the fair value of the derivative liability on that date which resulted in a gain of $18,850,333. The fair value of the derivative liability was determined using the Black Scholes option pricing model with a quoted market price of $0.26, a conversion price of $0.008 expected volatility of 133%, no expected dividends, an expected term of one year and a risk-free interest rate of 0.10%. As of September 30, 2013, the number of common shares that could be potentially issued to settle the conversion of the preferred stock is 243,774,831 common shares.

The following table sets forth by level with the fair value hierarchy the Company’s financial assets and liabilities measured at fair value on September 30, 2013.

	Level 1	Level 2	Level 3	Total
Assets
None	$-	$-	$-	$-
Liabilities
Derivative Financial instruments	$-	$-	$18,850,333	$18,850,333

The following table summarizes the derivative liabilities included in the unaudited condensed consolidated balance sheet at September 30, 2013:

Balance at December 31, 2011 (Audited)	$5,731,806
Derivative liability related to LEC debt conversion feature	133,872
Derivative liability related to preferred stock conversion feature	73,866,998
Balance at January 1, 2013 (Audited)	$79,732,676
Derivative liability released due to conversion	(7,904,004)
Change in Value of Historic Derivatives	(38,690,539)
Balance at March 31, 2013 (Unaudited)	$33,138,133
Derivative liability related to new debt issuance	46,182
Change in Value of Historic Derivatives	1,114,759
Balance at June 30, 2013 (Unaudited)	$34,299,074
Derivative liability released due to conversion	(3,377,305)
Change in Value of Historic Derivatives	18,766,197
Balance at September 30, 2013 (Unaudited)	$49,687,966

Common Stock

During the quarter ended June 30, 2011, a third party individual purchased 1,000,000 shares of common stock for $10,000 cash. In addition, third party provided services to the Company valued at $40,000 based on market prices of those services.

On January 1, 2012 the Company made and entered into a credit facility with Global Trade Finance (“GTF”) to provide credit up to $250,000. The Company had drawn down $79,000 of the facility through the second quarter of 2012. The effective rate of interest is 8% on the facility, and the facility was to be secured by 5,000,000 shares of Green Auto common stock, and the advances made to the Company under the credit facility were not reduced to Convertible Notes. The facility was to be due January 1, 2013, or up to twenty four months if demand for repayment is not made, however, effective June 30, 2012, the $79,000 was converted into 1,500,000 shares of Green Auto common stock. The Company recorded $4,000 loss on settlement of debt. The Company has borrowed another $25,000 on this facility that it still owes under the same terms listed above.

On January 27, 2012, the Company issued 8,000,000 shares of its common stock for the settlement of $430,689 of payables due to related parties.

On June 28, 2012, we entered into a Stock Exchange Agreement (the “Agreement”) with Liberty Electric Cars Ltd., an England and Wales private company limited (“LEC”), and its wholly-owned subsidiary LEC 2, Limited, an England and Wales private company limited (“LEC2” and together with LEC, the “LEC Entities”), under which our wholly-owned subsidiary, Liberty Automotive Group, Inc. (formerly GAC EV Motors Inc.), a Nevada corporation (“LAG”) agreed to purchase 100% of the issued and outstanding securities of LEC (the “LEC Shares”), and LEC owns 100% of the issued and outstanding securities of LEC2 (the “LEC2 Shares”) (collectively the “LEC Securities”) in exchange for the transfer of Thirty Nine Million Seven Hundred Forty Two Thousand One Hundred Seventy Eight (39,742,178) shares of our common stock held by LAG to the LEC Shareholders.  These shares represent approximately 8.19% of our outstanding voting control.  This transaction closed on July 23, 2012.

On or about November 13, 2012, we issued an aggregate of 1,004,180 shares of our common stock to four non-affiliate investors in exchange for $211,240 owed by Liberty under debt instruments. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was either accredited or sophisticated and familiar with our operations.

On or about November 13, 2012, we issued 300,000 shares of our common stock to one non-affiliate investor in exchange for $47,038 owed by Liberty for services performed. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was either accredited or sophisticated and familiar with our operations.

On or about February 15, 2013 FMS converted 62,500 Preferred A shares in to 20,437,331 shares of our common stock. On or about February 15, 2013, we issued 375,000 shares of our common stock to Kodiak Capital Group LLC worth $150,000 as part of the Kodiak Funding Agreement. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was either accredited or sophisticated and familiar with our operations.

On or about February 15, 2013, we issued 160,715 shares of our common stock to Colin Manners (part of Kodiak Capital Group LLC) worth $64,286 as part of the Kodiak Funding Agreement. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was either accredited or sophisticated and familiar with our operations.

On March 18, 2013, the Company entered into a funding agreement for up to $3 million with Kodiak Capital Group LLC , a Newport Beach-based institutional investor. The Company has agreed to file a registration statement with the U.S. Securities & Exchange Commission (“SEC”) covering the shares that may be issued to Kodiak under the terms of the common stock purchase agreement. After the SEC has declared the registration statement related to the transaction effective, the Company has the right at its sole discretion over a period of one year to sell up $3 million of its common stock to Kodiak under the terms set forth in the agreement. Proceeds from this transaction will be used to fund the Company’s business development and for general corporate purposes.

On or about April 1, 2013, the Company issued 1,712,999 shares to the owners of Going Green Limited (a UK company) to acquire 100% of the business. Due to the TRO the shares were not released by our transfer agent until 24th June 2013.

On or about May 9, 2013, the Company issued 1,050,000 shares of its common stock to Metro-Electric PLC to secure a 30% investment in the Powabyke brand of Electric Bikes owned by Metro-Electric PLC.

On or about May 9, 2013, the Company issued 1,500,000 shares of its common stock each to Gary Spaniak Sr and Ron Davis to compensate them for Liberty Electric Cars Limited withdrawing from the Merger with ELCR in order to be acquired by GACR.

On or about July 18, 2013, the Company issued 27,000,000 shares of its common stock to Carter Read of which 5,000,000 was in relation to the purchase of Newport Coachworks, Inc. and 22,000,000 was in relation to Mr. Read securing purchase orders in excess of sixty (60) units.

On or about July 29, 2013, the Company converted 42,152 Series A Preferred Stock in to 16,156,335 shares of its common stock.

On or about September 20, 2013, the Company issued 1,188,603 shares of its common stock. Of those shares, 1,046,618 were issued in connection with convertible debt, 27,939 were issued to a member of staff to retain their services, and 114,046 were issued in lieu of rent payments.

18. INCOME TAXES

Internal Revenue Code Section 382 and similar California rules place a limitation on the amount of taxable income that can be offset by net operating loss carryforwards (“NOL”) after a change in control (generally greater than a 50% change in ownership).  Transactions such as planned future sales of our common stock may be included in determining such a change in control.  These factors give rise to uncertainty as to whether the net deferred tax assets are realizable.  We have approximately $12,615,000 in NOL at December 31, 2012 that will begin to expire in 2030 for federal and state purposes and could be limited for use under IRC Section 382.  We have recorded a valuation allowance against the entire net deferred tax asset balance due because we believe there exists a substantial doubt that we will be able to realize the benefits due to our lack of a history of earnings and due to possible limitations under IRC Section 382.

We file income tax returns in the U.S. with varying statutes of limitations.  Our policy is to recognize interest expense and penalties related to income tax matters as a component of our provision for income taxes.  There were no accrued interest and penalties associated with uncertain tax positions as of September 30, 2013 and December 31, 2012. We have no unrecognized tax benefits and thus no interest or penalties included in the financial statements.

19. CONTINGENCIES

Our predecessor, Go Green USA, LLC (“Go Green”) was a defendant, along with other defendants in a civil action filed in Marshall County, West Virginia by Glen Dale Motor Co. and Tomsic Motor Co, Civil Action no. 11-C-104 H. This undefended and previously unknown action resulted in a default judgment order in the amount of $3,717,615 with interest accruing at 7% per annum from and after February 13, 2012. There is no active effort to enforce this action against Go Green and we believe there are numerous defenses to the asserted judgment and any such enforcement effort. Moreover, the existence of the liability pre-existed our acquisition of Go Green and its existence was not disclosed as a part of the acquisition.

Management has not accrued for this event in the financial statements as its not determinable whether the Company is liable for this as Steve Wells, a former director with the Company is no longer serving with the Company. The Company expects that if they are served that the expected loss could be between zero to $3,717,615.

SELECTED FINANCIAL DATA

As a smaller reporting company we are not required to provide this information.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Disclaimer Regarding Forward Looking Statements

This Registration Statement contains forward-looking statements, principally in this Section and “Business.” Generally, you can identify these statements because they use words like “anticipates,” “believes,” “expects,” “future,” “intends,” “plans,” and similar terms. These statements reflect only our current expectations. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy and actual results may differ materially from those we anticipated due to a number of uncertainties, many of which are unforeseen, including, among others, the risks we face as described in this filing. You should not place undue reliance on these forward-looking statements which apply only as of the date of this annual report. To the extent that such statements are not recitations of historical fact, such statements constitute forward-looking statements that, by definition, involve risks and uncertainties. In any forward-looking statement where we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation of belief will be accomplished.

We believe it is important to communicate our expectations to our investors. There may be events in the future; however, that we are unable to predict accurately or over which we have no control. The risk factors listed in this filing, as well as any cautionary language in this annual report, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Factors that could cause actual results or events to differ materially from those anticipated, include, but are not limited to: our ability to successfully obtain financing for product acquisition; changes in product strategies; general economic, financial and business conditions; changes in and compliance with governmental regulations; changes in various tax laws; and the availability of key management and other personnel.

Overview

We are involved in a number of advanced research programs for developing next generation electric vehicle (“EV”) solutions, primarily in the bus, limousine, and large SUV markets.

History and Development of the Company

We are a corporation originally organized under the laws of the State of Delaware in 1996, but re-incorporated in Nevada effective June 3, 2011.  We formerly operated under the name GANAS Corp. (“GANAS”).  Prior to November 2009, GANAS’ objective was to obtain through acquisition and/or merger transactions, assets, which could benefit our shareholders.  Effective November 4, 2009, GANAS acquired Go Green USA LLC, a Nevada limited liability company organized on April 28, 2009 (“Go”), in a share exchange transaction pursuant to which newly issued shares of GANAS common stock were issued in exchange for all of the issued and outstanding membership interests of Go (the “Go Merger”).  The Go Merger resulted in GANAS issuing 1,436,202.25 shares of its common stock with par value $0.001 for each 1% membership interest in Go, following which GANAS changed its name to Green Automotive Company Corporation.  Effective September 30, 2011, we effected a Change of Domicile, re-incorporating in Nevada and simplifying our name to Green Automotive Company, among other things (the “Re-Incorporation”).

1

In August 2009, prior to the Go Merger, Go entered into a Memorandum of Understanding with a subsidiary of  Zotye Holding Group, a Chinese automotive manufacturer (collectively, “Zotye”) which, on January 29, 2010, was reduced to a definitive Exclusive Agreement of Distribution and Service between the Issuer and Zotye (the “Zotye Agreement”).  On July 20, 2010, the Zotye Agreement was amended and restated “between the Issuer and Yongkang Titan Imp. & Exp. Co., Ltd., a reported subsidiary of Zotye,” and then on December 21, 2010, the Zotye Agreement was further amended and restated between the Issuer and Zhejiang Titan Imp. & Exp. Co., Ltd., another reported Zotye subsidiary.

On January 29, 2010, following the execution of the Zotye Agreement we changed our primary SIC Code to 5012 for automobiles.

Following the Go Merger, and throughout the 2010 and 2011 fiscal years we devoted all of our resources to the homologation of the all-electric Zotye Sport Utility Vehicle (“SUV”) with the intent to import and distribute the SUV throughout the U.S. pursuant to the Zotye Agreement.  However, after taking several SUV’s through the required tests to comply with the standard safety benchmarks required by the U.S. Department of Transportation (“DOT”) and the U.S. Federal Motor Vehicle Safety Standards (“FMVSS”) to determine the safety and US marketability of the SUV, we elected to modify our business plan so as to not be dependent upon one supplier, one product and only one segment of the new all-electric automotive industry, and instead to be involved in two areas of the industry: the import, testing and distribution of foreign and domestic manufactured Eco- friendly passenger vehicles (“Passenger Vehicles”), Municipal Transit Buses, School Buses, Limousines, and Airport and Hotel Shuttle Vans (collectively, “Mass-Transit Vehicles”), and the conversion of conventional internal combustion engine driven vehicles into all-electric powered vehicles (“Conversion Vehicles”), with the medium term goal of becoming the first manufacturer of all-electric Mass-Transit Vehicles and Conversion Vehicles.

On September 1, 2011, Green Automotive Company entered into a Stock Purchase Agreement and Escrow Agreement with Mark E. Crone (“Crone”) and Bosch Equities, L.P. (“Bosch”), under which we purchased 100% of the outstanding equity of Matter of Time I Co., a Nevada corporation (“MOT”), and extinguished a repayment obligation of MOT totaling $6,000, all in exchange for $30,000.  A copy of this agreement is attached hereto as Exhibit 10.16.

On February 10, 2012, we entered into a Merger Agreement and Plan of Reorganization with Matter of Time I Co., a Nevada corporation (“MOT”) (the “MOT Agreement”).  Under the MOT Agreement, at the closing of the transaction contemplated by the MOT Agreement, MOT dissolved into and became a part of Green Automotive Company, with Green Automotive Company being the surviving corporation and assuming MOT’s status as a reporting issuer under the Securities Exchange Act of 1934, as amended.  On December 14, the transactions contemplated by the MOT Agreement closed (the “Closing”).  A copy of the MOT Agreement is attached hereto as Exhibit 10.5.  As a result of the Closing, MOT was merged out of existence and Green Automotive Company became a reporting issuer under the Securities Exchange Act of 1934, as amended.

On June 28, 2012, we entered into a Stock Exchange Agreement (the “Liberty Agreement”) with Liberty Electric Cars Ltd., an England and Wales private company limited (“LEC”), and its wholly-owned subsidiary LEC 2 Limited, an England and Wales private company limited (“LEC2” and together with LEC, the “LEC Entities”), under which our wholly-owned subsidiary, Liberty Automotive Group, Inc. (formerly GAC EV Motors Inc.), a Nevada corporation (“LAG”) agreed to purchase 100% of the issued and outstanding securities of LEC (the “LEC Shares”), that owns 100% of the issued and outstanding securities of LEC2 (the “LEC2 Shares”) (collectively the “LEC Securities”) in exchange for the transfer of Thirty Nine Million Seven Hundred Forty Two Thousand One Hundred Seventy Eight (39,742,178) shares of our common stock held by LAG to the LEC Shareholders.  These shares represent approximately 8.19% of our outstanding voting control.  This transaction closed on July 23, 2012.  As a result of this transaction, through LEC, we design and develop electric vehicle drive solutions for use in LEC’s own converted vehicles and for sale to original equipment manufacturers (OEMs) for incorporation into their production, as well as in the aftermarket maintenance market for EV vehicles.

2

On October 12, 2012, we entered into an Acquisition and Stock Exchange Agreement (the “NCWI Agreement”) with Newport Coachworks, Inc., a California corporation (“NCWI”), under which we agreed to purchase 100% of the issued and outstanding securities of NCWI (the “NCWI Shares”) from Mr. Carter Read, NCWI’s sole shareholder, in exchange for the transfer of Five Million (5,000,000) shares of our common stock due at the closing of the transaction (the “GACR Closing Shares”), and up to an additional Twenty Two Million (22,000,000) shares of our common stock (the “GACR Additional Shares” and together with the GACR Closing Shares, the “GACR Shares”) to vest as follows:  upon NCWI obtaining bona fide, binding purchase orders, with a cash down payment standard in the industry to NCWI, from third party purchasers requiring NCWI to manufacturer Sixty (60) buses with compressed natural gas engines at NCWI’s manufacturing facility (each a “Qualified Purchase Order”) within the first twelve (12) months following the payment of one-half of the initial forecasted funding of $500,000.  As discussed below, GACR will issue Mr. Read up to all of the GACR Additional Shares, which shares will either be kept in escrow and distributed, or kept in treasury and issued, to Mr. Read within ten (10) days of the end of each calendar quarter pro rata with the number of Qualified Purchase Orders received by NCWI for the applicable calendar quarter (the “NCWI Transaction”).  The determination as to whether the shares will be issued and held in escrow or kept in treasury will be determined by the Parties in good faith and has not been determined to date.  The GACR Shares, if all issued, currently represent approximately 7.6% of our outstanding common stock.  This transaction closed on October 12, 2012.  As a result of this acquisition we are in the business, through NCWI, of bus and limousine manufacturing.

On January 31, 2013, we signed a binding agreement to buy UK-based electric vehicle distributor Going Green Limited (www.goingreen.co.uk). Under the brand name, “GoinGreen”, it has sold over 1400 of the highly successful G-Wiz electric vehicles, making it one of Europe’s largest single retailers of electric vehicles.  Going Green Ltd was founded in 2002 and in the early days, set itself the mission to minimize the effects of climate change by encouraging carbon-neutral motoring. The company pioneered electric vehicles in the UK with the G-Wiz, an electric vehicle designed in California and manufactured in India by the Indo-Reva Electric Car Company, making London a centerpiece of the electric vehicle (EV) market. The deal was consummated on April 1, 2013 when 1,562,498 shares of GACR common stock was exchanged for 100% of the issued and outstanding securities of Going Green Limited (an England and Wales private limited company).

On or about May 9, 2013, we issued 1,050,000 shares of our common stock to Metro-Electric PLC to secure a 30% investment in the Powabyke brand of Electric Bikes owned by Metro-Electric PLC.

On or about May 9, 2013, we issued 1,500,000 shares of our common stock each to Gary Spaniak Sr and Ron Davis to compensate them for Liberty Electric Cars Limited withdrawing from the Merger with ELCR in order to be acquired by GACR.

Overview of Electric Vehicle Market

The market for electric vehicles is growing rapidly, driven primarily by government incentives and the fuel costs for traditional vehicles.  With most major OEM’s now launching electric vehicles the general consensus is that EV’s will eventually replace traditional fossil fuel vehicles, the only question is “how quickly”. Industry analysts Frost and Sullivan’s research (2010) indicated that circa 20% of the market for EV’s will be satisfied by new entrants rather than traditional automotive OEM’s.  Indeed, Tesla’s rise to market value ($2.3bn based on the sale of just 1,500 cars worldwide in 2011) shows what new entrants can achieve.  Electric cars in all categories are forecasted to reach sales of 3.8m units annually by 2020 (Pike Research 2012), with electric trucks forecasted to reach annual sales of 100,000 units globally (Pike research 2011) (excluding buses and coaches).  The development of infrastructure for charging EV’s lags the introduction of vehicles, and as such, the main initial market will be for EV’s that regularly drive the same or similar routes (delivery vehicles, school buses, shuttle buses etc.).  These vehicles, which return to base regularly, and can therefore be charged easily, represent the vanguard of EV adoption.  As infrastructure for charging becomes better and more readily available, coupled with a reduction in component costs driven by volume growth and technology development, then adoption by the public for personal use should increase. The market features two types of products: “ground up” electric vehicles (Renault Zoe, Modec truck, Tesla sports car) and converted product (Smiths Electric Trucks, Azure E Connect).  Converted vehicles are quicker to market and remove the need to design an entire vehicle.  Adoption of EV’s in the business-to-business segment is driven by a number of factors: pollution and emission reduction; lower fuel costs; legislation; incentives; health issues; driver satisfaction; noise reduction and total cost of ownership benefits.

3

Results of Operations for the Years Ended December 31, 2012 and 2011

Restatement of 2011 and 2012 consolidated financial statements

This Registration Statement contains restated consolidated financial statements for the years ended December 31, 2011 and December 31, 2012 from those as previously filed in our Annual Report on Form 10-K for the year ended December 31, 2012 originally filed on May 20, 2013 (See Note 14 to our audited consolidated financial statements). As disclosed in our Current Report on Form 8-K as filed on June 17, 2013, we determined that there were errors in our 2011 and 2012 consolidated financial statements related to The Black Scholes calculation for Derivative Transactions relating to the Series A Convertible Preferred Stock incorrectly assumed that there was a 16.667% restriction in the number of common shares that the preferred shares could be converted into. This had the effect of understating the cost of the transactions in 2011 and 2012 and understating the liability. Please see Note 14 - Restatement contained in the Notes to Consolidated Financial Statements appearing later in this report which further describes the effect of this restatement.

Summary of Results of Operations

	Years Ended December 31,
	2012	2011
Revenue	$320,648	$-
Cost of goods sold	75,379	-

Operating expenses:
General and administrative	1,915,700	1,174,931
Stock based compensation	3,266,541	-
Loss or Gain on disposal of fixed assets	11,113	(9,784)
Impairment of assets	4,502,984	-
Research and development	6,229	-
Amortization and depreciation	324,172	325,220
Total operating expenses	10,026,739	1,490,367

Operating loss	(9,781,470)	(1,490,367)

Other Income (Expenses)
Change in fair value of derivative liability	(74,243,141)	-
Loss on Settlement of debt	-	(5,731,806)
Interest expense	(112,792)	(63,058)
Other (expense)	(410,551)	-

Net loss	$(84,547,954)	$(7,285,231)

Operating Loss; Net Loss

Our net loss increased by $77,262,723 to $84,547,954 from $7,285,231, for the year ended December 31, 2012 compared to December 31, 2011. The increase in net loss compared to the prior year period is primarily a result of non-cash charge due to the change in fair value of derivative liabilities primarily related to convertible preferred stock outstanding. These changes are detailed below.

Revenue

Our revenue from the year ended December 31, 2012 was $320,648 compared to $0 for the year ended December 31, 2011.  All of our revenue was derived from the operations of our subsidiary, Liberty Electric Cars Ltd.  This revenue was the result of E-tech consulting work and E-care servicing work.

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Cost of Goods Sold

Our cost of goods sold for the year ended December 31, 2012 were $75,379, compared to $0 for the same period one year ago.  Since we did not have any revenues for the year ended December 31, 2011, we did not have any cost of goods sold for that period.  The cost of goods sold for the year ended December 31, 2012 all related to the revenues generated from LEC.  Since the revenues from LEC primarily related to the provisions of workshop servicing or consultancy services our cost of goods sold were a low percentage of revenue.  As Newport Coachworks starts to manufacture and sell vehicles, we anticipate our cost of goods sold as a percentage of revenue will greatly increase due to the manufacturing costs related to bus production.

General and Administrative Expenses

General and administrative expenses increased by $740,769, to $1,915,700 for the year ended December 31, 2012, from $1,174,931 for the year ended December 31, 2011, primarily due to an increase in our operations in our acquired UK subsidiary and the inclusion of $3,266,541 of stock based compensation expense.

Depreciation and Amortization

Our expenses related to depreciation and amortization were $324,172 for the year ended December 31, 2012, compared to $325,220 for the year ended December 31, 2011.  The decrease was attributable to the more assets mainly in the UK becoming fully depreciated.

Stock-Based Compensation

Our expenses related to stock-based compensation were $3,226,541 for the year ended December 31, 2012, compared to $0 for the year ended December 31, 2011.  The increase was attributable to 14,000,000 stock options granted during 2012 mainly to officers and directors which became fully vested on the day of issuance.

Change in Fair Value of Derivative Liability

During the year ended December 31, 2012, we had a change in fair value of derivative liability of $74,243,141 mainly related to the issuance of the Series A Preferred Stock and Liberty’s convertible notes, compared to $5,731,806 for the year ended December 31, 2011.

Interest Income/Expense; Net

Interest expense, net increased slightly to $112,792 for the year ended December 31, 2012, compared to $63,058 for the year ended December 31, 2011.  In the year ended December 31, 2012 our interest expenses includes interest on its notes payable and credit facilities drawn in order to meet its capital and operating requirements.

Other Income (Expense)

During the year ended December 31, 2012, we had other expense of $410,551 related to the net effect of writing down our investment in Avid Group held by Liberty, the conversion of convertible debt in Liberty and loss on debt settlement in GACR, compared to $0 for year ended December 31, 2011.

Impairment of assets

During the year ended December 31, 2012, we recorded an impairment of assets of $4,502,984 of which $4,013,005 related to the write off of goodwill that was recorded in relation to our acquisitions, compared to $0 for year ended December 31, 2011.

5

Liquidity and Capital Resources for Years ended December 31, 2012 and 2011

Introduction

During the years ended December 31, 2012 and 2011, because of our operating losses, we did not generate positive operating cash flows.  Our cash on hand as of December 31, 2012 was $87,325 and our monthly cash flow burn rate is approximately $48,000, excluding professional fees and consultants on an as needed basis.  As a result, we have significant short term cash needs.  These needs are being satisfied through proceeds from the sales of our securities and the issuance of convertible notes.  We currently do not believe we will be able to satisfy our cash needs from our revenues for some time.

Our cash, current assets, total assets, current liabilities, and total liabilities as of December 31, 2012 compared to December 31, 2011, respectively, are as follows:

	December 31, 2012	December 31, 2011	Change

Cash	$87,325	$906	$86,419
Total Current Assets	299,632	300,695	(1,063)
Total Assets	463,697	639,661	(175,964)
Total Current Liabilities	81,682,542	6,349,315	75,333,227
Total Liabilities	$82,067,049	$6,349,315	$75,717,734

Our total assets decreased by $175,964 as of December 31, 2012 compared to December 31, 2011. The decrease in total assets was primarily attributed to the impairment of our intangibles in 2012.

Our current liabilities increased by $75,333,227, as of December 31, 2012 as compared to December 31, 2011. A large portion of this increase was due to derivative liability of $74,000,870 that is the result of issuance of convertible preferred stock and convertible debt and the mark-to-market adjustments at year end.

In order to repay our obligations in full or in part when due, we will be required to raise significant capital from other sources.  There is no assurance, however, that we will be successful in these efforts.

Cash Requirements

We had cash available as of December 31, 2012 of $87,325 and $906 on December 31, 2011.  Based on our revenues, cash on hand and current monthly burn rate, around $48,000, excluding professional fees and consultants on an as needed basis, we will need to continue borrowing from our shareholders and other related parties, and/or raise money from the sales of our securities, to fund operations.

Sources and Uses of Cash

Operations

We had net cash (used) by operating activities of $(543,924) for the year ended December 31, 2012, as compared to $(12,979) for the year ended December 31, 2011.  For the period in 2012, the net cash used in operating activities consisted primarily of our net (loss) of ($84,547,954), adjusted by the change in fair value of derivative liability of $74,243,141, share based compensation of $3,266,541, depreciation and amortization of $324,172, issuance of shares for services $550,000, impairment of assets of $4,502,984, and changes in other assets of $454,585, accounts payable and accrued expenses of $216,471, notes receivable of $67,417, deferred revenue of $239,200 and due to related party of $322,592, and changes in accounts receivable of ($163,389).

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Investments

We had net cash provided by investing activities of $179,487 for the year ended December 31, 2012 compared to $0 for the year ended December 31, 2011.  In the year ended December 31, 2012 the net cash provided by investing activities related mainly to $149,497 of cash received upon acquiring Liberty.

Financing

Our net cash provided by financing activities for the year ended December 31, 2012 was $562,163, compared to $10,000 for the year ended December 31, 2011.  For the period in 2012, our financing activities consisted of $368,398 from proceeds from issuance of preferred stock, $167,978 from borrowings on line of credit, ($84,886) repayment of long term debt, $399,902 for additional notes payable and ($288,529) notes paid down.

Contractual Obligations

The following table summarizes our contractual obligations as of December 31, 2012:

	2012	2013	2014	2015	2016	Total
Debt obligations (including Interest)	$384,507	$36,193	$-	$-	$-	$420,700
Service contracts	$273,735	$520,830	$520,830	$520,830	$36,000	$1,872,225
Operating leases	$13,391	$112,964	$126,530	$128,924	$131,318	$513,127
	$671,633	$669,987	$647,360	$649,754	$167,318	$2,806,052

Operating leases

On December 12, 2011, LEC2 Limited began leasing operating facilities under an agreement expiring on December 11, 2019. Future quarterly lease payments under the agreement are $13,777 (£8,525), which are due in advance each month.

Minimum future lease payments under non-cancellable operating leases having remaining terms in excess of one year as of December 31, 2012 are as follows:

Year ended December 31, 2013	$55,109
Year ended December 31, 2014	$55,109
Year ended December 31, 2015	$55,109
Year ended December 31, 2016	$55,109
Year ended December 31, 2017	$55,109
Thereafter	$110,218

On January 7, 2013, Newport Coachworks, Inc. began leasing operating facilities under an agreement expiring on February 28, 2018.  Minimum future lease payments under non-cancellable operating leases having remaining terms in excess of one year as of December 31, 2012 are as follows:

Aggregate maturities of lease obligations are as follows:

Year ended December 31, 2013	$57,855
Year ended December 31, 2014	$71,421
Year ended December 31, 2015	$73,815
Year ended December 31, 2016	$76,209
Year ended December 31, 2017	$78,602
Thereafter	$13,168

Off Balance Sheet Arrangements

We have no off balance sheet arrangements.

7

Results of Operations for the Three Months Ended September 30, 2013 and September 30, 2012

Summary of Results of Operations

	Three Months Ended September 30,
	2013	2012
Revenue	$1,018,823	$78,966
Cost of goods sold	638,448	38,898

Operating expenses:
General and administrative	1,115,727	597,391
Share based compensation	5,976,916	-
Loss on disposal of equipment	13,360	-
Impairment of Assets	-	4,202,900
Research & Development	-	6,832
Amortization and depreciation	27,412	116,243
Total operating expenses	7,133,415	4,923,366

Operating loss	(6,753,039)	(4,883,298)

Other Income (Expenses)
Change in fair value of derivative liability	(18,766,197)	(1,272,028)
Loss on conversion of preferred shares	(16,116)
Other income	162,770
Interest expense	(37,805)	(29,230)

Net loss	$(25,410,387)	$(6,184,556)

Operating Loss; Net Income (Loss)

We had net loss of $25,410,387 for the three months ended September 30, 2013, compared to a net loss of $6,184,556 for the three months ended September 30, 2012.  However, these net losses were largely a result of non-cash change in fair value of derivative liabilities primarily related to convertible preferred stock outstanding, and, as a result, our net loss of $25,410,387 is not indicative of the results of our operations and should not be viewed as an indicator of our future results.  Our management believes our operating loss of $6,753,039 for the three months ended September 30, 2013, compared to our operating loss of $4,883,298 for the three months ended September 30, 2012, is a more accurate indicator of our current results, and more in line with what management believes our future quarters will look like until we are successful in generating additional revenue from our operations.

Revenue

Our revenue from the three months ended September 30, 2013 was $1,018,823 compared to $78,966 for the three months ended September 30, 2012.  Our revenue was derived from the operations of our three core subsidiaries, Newport Coachworks, Inc, Liberty Electric Cars Limited and Going Green Limited. All three generated revenues for the whole three months.  This revenue is generated from bus sales, E-tech consulting work, E-care servicing work, and retailing electric vehicles

Cost of Goods Sold

Our cost of goods sold for the three months ended September 30, 2013 were $638,448, compared to $38,898 for the same period in 2012. The cost of goods sold for the three months ended September 30, 2013 was derived from the operations of our three core subsidiaries, Newport Coachworks, Inc, Liberty Electric Cars Limited and Going Green Limited.  Our cost of goods sold as a percentage of revenues decreased as we closed a technology project in the quarter with relatively low cost of sales.

8

General and Administrative Expenses

General and administrative expenses increased by $518,336 to $1,115,727 for the three months ended September 30, 2013, from $597,391 for the three months ended September 30, 2012, primarily due to the inclusion now of expenses related to our Newport Coachworks and Going Green subsidiaries.  For the three months ended September 30, 2012, we did not have expenses related to Liberty Electric Cars Limited for the complete period and as for Newport Coachworks, Inc., and Going Green we did not own these two companies at all during the three months ended September 30, 2012.

Share based compensation

There were $5,976,916 worth of shares issued by way of compensation for the three months ended September 30, 2013 and no shares issued for compensation in the corresponding period last year. The main transaction was 22 million shares ($5,940,000) issued to Carter Read as a result of Newport Coachworks, Inc. receiving purchase orders totalling in excess of sixty (60) vehicles.

Impairment of assets

We have no impairment in the current three month period ended September 30, 2013 but did have $4,202,900 in the corresponding period for last year. This represented the writing off of Intangible assets following the acquisition of Liberty.

Research & Development

We have no Research and Development costs in the current three month period ended September 30, 2013 but did have $6,832 in the corresponding period for last year.  This represented some costs pertaining to an in-house Electric vehicle project.

Depreciation and Amortization

Our expenses related to depreciation and amortization were $27,412 for the three months ended September 30, 2013, compared to $116,243 for the three months ended September 30, 2012.  The decrease was attributable to certain assets, mainly the long-lived assets of Green Automotive Company, becoming fully amortized and fully impaired in 2012.

Change in Fair Value of Derivative Liability

During the three months ended September 30, 2013, we had a change in fair value of derivative liability of (18,766,197) primarily related to the issuance of the Series A Preferred Stock and Liberty’s convertible notes and the change in the fair value of our common stock during the three months ended September 30, 2013, compared to ($1,272,028) for the three months ended September 30, 2012, all of which related to change in stock price and thus affect the calculation of the derivative liability.

Interest Expense

Interest expense increased to $37,805 for the three months ended September 30, 2013, compared to $29,230 for the three months ended September 30, 2012.  In the three months ended September 30, 2013 our interest expenses includes amortization of debt discount and interest on its notes payable and credit facilities drawn in order to meet its capital and operating requirements.

9

Results of Operations for the Nine Months Ended September 30, 2013 and September 30, 2012

Summary of Results of Operations

	Nine Months Ended September 30,
	2013	2012
Revenue	$1,666,611	$78,966
Cost of goods sold	1,126,460	38,898

Operating expenses:
General and administrative	2,125,426	814,042
Loss on disposal of equipment	25,876	-
Share based compensation	6,191,202	-
Impairment of assets	-	4,202,900
Research & Development	-	6,832
Amortization and depreciation	45,494	274,933
Total operating expenses	8,387,997	5,298,707

Operating loss	(7,847,846)	(5,258,639)

Other Income (Expenses)
Stock issued to settle agreement	(1,237,200)	-
Gain on conversion of debt to stock	-	36,606
Change in fair value of derivative liability	18,850,333	(1,551,131)
Loss on conversion of preferred shares	(36,490)	-
Other income	162,770	-
Interest expense	(220,980)	(32,366)

Net income (loss)	$9,670,587	$(6,805,531)

Operating Loss; Net Income (Loss)

We had net income of $9,670,587 for the nine months ended September 30, 2013, compared to a net loss of $6,805,531 for the nine months ended September 30, 2012.  However, this difference was largely a result of non-cash change in fair value of derivative liabilities primarily related to convertible preferred stock outstanding, and, as a result, our net income of $9,670,587 is not indicative of the results of our operations and should not be viewed as an indicator of our future results.  Our management believes our operating loss of $7,847,846 for the nine months ended September 30, 2013, compared to our operating loss of $5,258,639 for the nine months ended September 30, 2012, is a more accurate indicator of our current results, and more in line with what management believes our future quarters will look like until we are successful in generating additional revenue from our operations.

Revenue

Our revenue from the nine months ended September 30, 2013 was $1,666,611 compared to $78,966 for the nine months ended September 30, 2012.  Our revenue was derived from the operations of our three core subsidiaries, Newport Coachworks, Inc, Liberty Electric Cars Limited and Going Green Limited. All three generated revenues for the nine-month period.  This revenue is generated from bus sales, E-tech consulting work and E-care servicing work, and retailing electric vehicles

10

Cost of Goods Sold

Our cost of goods sold for the nine months ended September 30, 2013 were $1,126,460, compared to $38,898 for the same period one year ago.  The cost of goods sold for the nine months ended September 30, 2013 was derived from the operations of our three core subsidiaries, Newport Coachworks, Inc, Liberty Electric Cars Limited and Going Green Limited.  Our cost of goods sold as a percentage of revenues decreased as we closed a technology project in the quarter with relatively low cost of sales.

General and Administrative Expenses

General and administrative expenses increased by $1,311,384 to $2,125,426 for the nine months ended September 30, 2013, from $814,042 for the nine months ended September 30, 2012 primarily due to the inclusion now of expenses related to our Newport Coachworks and Going Green subsidiaries.  For the nine months ended September 30, 2012, we did not have expenses related to Liberty Electric Cars Limited for the complete period and as for Newport Coachworks, Inc., and Going Green we did not own these two companies at all during the nine months ended September 30, 2012.

Stock based compensation

Stock based compensation increased by $6,191,202 in the nine months ended September 30, 2013, from $nil in the same nine month period in 2012. The main transaction was 22 million shares ($5,940,000) issued to Carter Read as a result of Newport Coachworks, Inc. receiving purchase orders totalling in excess of sixty (60) vehicles. In addition, $214,826 of the stock based compensation expense pertained to the Kodiak agreement.

Impairment of assets

We have no impairment in the current three month period ended September 30, 2013 but did have $4,202,900 in the corresponding period for last year. This represented the writing off of Intangible assets following the acquisition of Liberty.

Research & Development

We did not have any research and development costs in the nine-month period ended September 30, 2013 but did have $6,832 in the corresponding period for last year.  This represented some costs pertaining to an in-house Electric vehicle project.

Depreciation and Amortization

Our expenses related to depreciation and amortization were $45,494 for the nine months ended September 30, 2013, compared to $274,933 for the nine months ended September 30, 2012.  The decrease was attributable to certain assets, mainly the long-lived assets of Green Automotive Company, becoming fully amortized and fully impaired in 2012.

Stock issued to settle agreement

There were $1,237,200 worth of shares issued for settlement of agreements for the nine months ended September 30, 2013 and no shares issued for compensation in the corresponding period last year.

Change in Fair Value of Derivative Liability

During the nine months ended September 30, 2013, we had a change in fair value of derivative liability of $18,850,333 primarily related to the issuance of the Series A Preferred Stock and Liberty’s convertible notes and the change in the fair value of our common stock during the nine months ended September 30, 2013, compared to ($1,551,131) for the nine months ended September 30, 2012, all of which related to change in stock price and thus affect the calculation of the derivative liability.

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Interest Expense

Interest expense increased to $220,980 for the nine months ended September 30, 2013, compared to $32,366 for the nine months ended September 30, 2012.  In the nine months ended September 30, 2013 our interest expenses includes amortization of debt discount and interest on its notes payable and credit facilities drawn in order to meet its capital and operating requirements.

Loss on Conversion of Preferred Shares

During the nine months ended September 30, 2013, we had a loss in conversion of preferred shares of $36,490, due to the conversion of some shares of our Series A Preferred Stock in to shares of our common stock during the quarter, compared to $0 for nine months ended September 30, 2012.

Liquidity and Capital Resources for Nine Months Ended September 30, 2013 and 2012

Introduction

During the nine months ended September 30, 2013 and 2012, because of our operating losses, we did not generate positive operating cash flows.  Our cash on hand as of September 30, 2013 was $62,183 and our monthly cash flow burn rate is approximately $60,000, excluding professional fees and consultants on an as needed basis.  As a result, we have significant short term cash needs.  These needs are being satisfied through proceeds from the sales of our securities and the issuance of convertible notes.  We currently do not believe we will be able to satisfy our cash needs from our revenues for some time.

Our cash, current assets, total assets, current liabilities, and total liabilities as of September 30, 2013 compared to December 31, 2012, respectively, are as follows:

	September 30, 2013	December 31, 2012	Change

Cash	$62,183	$87,325	$(25,142)
Total Current Assets	855,925	299,632	556,293
Total Assets	2,301,938	463,697	1,838,241
Total Current Liabilities	52,765,633	81,682,542	(28,916,909)
Total Liabilities	$53,396,665	$82,067,049	$(28,670,384)

Our total assets increased by $1,838,241 as of September 30, 2013 compared to December 31, 2012. The increase in total assets was primarily attributed to increase in Goodwill of $769,890 following the acquisition of Going Green, increase in Group assets following ramp in Newport Coachworks of $512,058 and we made an investment in joint ventures of $335,895 related to our investment in Powabyke EV Limited.

Our current liabilities decreased by $28,916,909, as of September 30, 2013 as compared to December 31, 2012.  A large portion of this decrease was due to a decrease in derivative liability of $30,044,710 between the two periods, which is the result of the mark-to-market adjustments for the convertible instruments.

In order to repay our obligations in full or in part when due, we will be required to raise significant capital from other sources.  There is no assurance, however, that we will be successful in these efforts.

Cash Requirements

We had cash available as of September 30, 2013 of $62,183 and $87,325 as of December 31, 2012.  Based on our revenues, cash on hand and current monthly burn rate, around $60,000, excluding professional fees and consultants on an as needed basis, we will need to continue borrowing from our shareholders and other related parties, and/or raise money from the sales of our securities, to fund operations.

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Sources and Uses of Cash

Operations

We had net cash provided by (used in) operating activities of ($737,952) for the nine months ended September 30, 2013, as compared to ($250,474) for the nine months ended September 30, 2012.  For the period in 2013, the net cash used in operating activities consisted primarily of our net income of $9,670,587, adjusted by the change in fair value of derivative liability of ($18,850,333), shares issued for settlement of agreement $1,237,200, share based compensation of $6,191,202, depreciation and amortization of $45,494, Debt discount of $14,119, loss on conversion of preferred shares of $36,490, loss on shares issued for settlement of debt $1,237,200, and loss on disposal of assets of $25,876, plus changes in: inventories of ($215,942), prepaid expenses of ($17,331), other assets of ($3,703), accounts payable and accrued expenses of $661,155, accounts receivable of $143,976, deferred revenue of $207,846, and other liabilities of $115,412.  For the nine months ended September 30, 2012, the net cash provided by operating activities consisted primarily of our net loss of ($6,805,531), adjusted by the change in fair value of derivative liability of $1,551,131, depreciation and amortization of $274,747, shares issued for services rendered $150,000, impairment of assets of $4,202,900, loss on conversion of preferred shares $36,606, plus changes in: accounts receivable of ($96,589), other assets of $512,875, accounts payable and accrued expenses of ($91,817), and deferred revenue of $15,204.

Investments

We had net cash used in investing activities of ($544,389) for the nine months ended September 30, 2013 compared to $149,497 for the nine months ended September 30, 2012.  In the nine months ended September 30, 2013 the net cash provided by investing activities related mainly to purchase of property and equipment of ($587,411), offset by proceeds from disposal of vehicles of $28,126, and proceeds from acquisition of $14,896. In nine months ended September 30, 2012 we received cash of $149,497 from acquisition.

Financing

Our net cash provided by financing activities for the nine months ended September 30, 2013 was $1,305,617 compared to $326,147 for the nine months ended September 30, 2012.  For the period in 2013, proceeds from issuance to FMS amounted to $907,839, our financing activities consisted of $467,406 proceeds from notes payable, offset by ($69,628) in payments to reduce line of credit. In nine months ended September 30, 2012 we received $282,837 proceeds from notes payable, increased by $43,310 in additional lines of credit.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are no disclosure required by this Item.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to market risks, which include interest rate changes in United States of America and commodity prices.  We do not engage in financial transactions for trading or speculative purposes.

Interest Rate Risk.  There may be interest charged on our accounts payable, as well as interest we charge on our accounts receivable, depending on their age.  Typically these interest rates are fixed are not affected by changes in market interest rates.  However, from time to time we may enter into debt transactions that have a variable interest rate which would leave us subject to interest rate fluctuations.

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Commodity Prices. We will be exposed to fluctuation in market prices for the raw materials necessary to manufacture our products.  To mitigate risk associated with increases in market prices and commodity availability, we will attempt to negotiate contracts with favorable terms directly with vendors.  We do not believe we will enter into forward contracts or other market instruments as a means of achieving our objectives or minimizing our risk exposures on these materials.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the names and ages of our current directors, director nominees, and executive officers, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company.  Our executive officers are elected annually by the Board of Directors.  The directors serve one-year terms until their successors are elected.  The executive officers serve terms of one year or until their death, resignation, or removal by the Board of Directors.  Unless described below, there are no family relationships among any of the directors and officers.

Name	Age	Position(s)

Fred Luke	65	Director
Alan Rothman	54	Secretary and Director
Ian Hobday	53	Chief Executive Officer and Director
Andrew Hewson	54	Director
Darren West	48	Chief Financial Officer and Director
Carter Read	57	Director
Peter C. Leeds	72	Director

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person’s principal occupation during the period, and the name and principal business of the organization by which he was employed.

Fred Luke, age 65, was appointed President, Treasurer and a member of our Board of Directors on January 11, 2011.  Mr. Luke resigned as our Treasurer effective February 12, 2013 and resigned as our President on September 1, 2013.  Mr. Luke has over 40 years of experience in providing operational and financial consulting services.  He has assisted companies with entity formation and business planning, multi-national mergers and acquisitions, reverse mergers, corporate finance, debt restructuring, and arranging conventional debt and equity financing.  Since 1970, Mr. Luke has provided consulting and management services and has served as a director, chairman, chief accounting officer, president and chief executive officer of over 100 public and privately-held companies.  He has worked in Asia, Europe, Canada, and North Africa.  Mr. Luke’s clients have been active in various business segments, domestic banking, the creation of domestic and foreign tax shelters, telecommunications, commercial airlines, real estate, domestic film financing, clothing and food manufacturing, casino gaming and hotel operations, oil and gas exploration, oil and gas transportation and refining, alternative energy, equipment leasing, network marketing, and international finance.  Mr. Luke’s prior experience of over forty years of assisting companies with entity formation and business planning, multi-national mergers and acquisitions, reverse mergers, corporate finance, debt restructuring, and arranging conventional debt and equity financing led us to believe Mr. Luke is an ideal director for our company considering where we are in development, as well as our dependence on financing through the sales of our securities.

Mr. Luke does not hold any shares of any class of our securities , but holds options to purchase 2,000,000 shares of our common stock at an exercise price of $0.42 per share .  Currently, Mr. Luke is not compensated for his services as a member of our Board of Directors.

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Alan Rothman, age 54, was appointed Secretary and a member of our Board of Directors on January 11, 2011.  Mr. Rothman has over thirty years of experience in his current California law practice.  Mr. Rothman’s experience in California law led us to believe he would be an ideal director for our company.

Mr. Rothman holds 1,000,000 shares of our common stock which he acquired by the exercise of an Option granted to him as incentive to become a Director.  Currently, Mr. Rothman is not compensated for his services as a member of our Board of Directors.

Ian Hobday, age 53, was appointed as a member of our Board of Directors on August 3, 2012 and appointed as our Chief Executive Officer on August 20, 2013.  Mr. Hobday, who also serves as the CEO for Liberty Electric Cars Ltd., our wholly-owned subsidiary, has international experience in sales, marketing and general management and a track record of growing businesses and delivering profit improvement within multinational companies.  He is co-founder of several innovative start-up companies and has extensive experience in developing business opportunities worldwide.  Mr. Hobday’s position as Chief Executive Officer of one of our two operating subsidiaries, as well as his wealth of international experience in sales and marketing led us to believe Mr. Hobday would be an ideal director for our company.

Mr. Hobday holds 6,438,823 shares of our common stock held in the name of Hobbers, Inc., an entity owned by Mr. Hobday, and 150,000 shares of our Series A Preferred Stock.   Currently, Mr. Hobday is not compensated for his services as a member of our Board of Directors.

Darren West, age 48, was appointed as a member of our Board of Directors on August 3, 2012 and as our Chief Financial Officer, effective February 12, 2013.  Mr. West, who also serves as the CFO for Liberty Electric Cars Ltd., our wholly-owned subsidiary, has extensive international experience having worked in more than 30 countries.  Mr. West has experience in acquisitions, mergers, and disposals.  Mr. West’s position as Chief Financial Officer of one of our two operating subsidiaries, as well as his international accounting experience led us to believe Mr. West would be an ideal director for our company.

Mr. West holds Includes 4,244,515 shares of our common stock held in the name of Thomas West Investments Limited, an entity owned by Mr. West and his wife, and 150,000 shares of our Series A Preferred Stock.   Currently, Mr. West is not compensated for his services as a member of our Board of Directors.

Andrew N. Hewson, age 54, was appointed as a member of our Board of Directors on September 26, 2012.  Mr. Hewson  is a graduate of Cambridge University and has spent over twenty-five years as a director of various public companies, having qualified as a Chartered Accountant in 1984. He has served as a Finance Director of a property developer and investor, and cofounded a specialist retail warehouse property developer and investor. Since 2002, Mr. Hewson has concentrated on growing often smaller businesses, both in property and non-property sectors, including a particular interest in low carbon and carbon reduction business initiatives. He was, until recently, founder, shareholder and director of Going Green Limited, and is a director of a number of other businesses which specialize in electronics manufacturing and developing complex algorithms for digital imaging software.  Mr. Hewson’s position as a founder and executive of Going Green Limited, a company that has been targeted by LEC as a good strategic partner for LEC’s business, led us to believe Mr. Hewson would be an ideal director for our company.

Mr. Hewson holds 531,087 shares of our common stock.   Currently, Mr. Hewson is not compensated for his services as a member of our Board of Directors.

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Carter Read, age 57, is a member of our Board of Directors.  Mr. Read has been the President of Newport Coachworks, Inc., our wholly-owned subsidiary, since October 2012.  In this position Mr. Read oversees all aspects of Newport Coachworks’ bus manufacturing process.  Prior to his position with Newport Coachworks, Mr. Read worked for Tiffany Coachworks from 1999 until October 2012 as its President.  In that position, Mr. Read oversaw Tiffany Coachwork’s design, production, manufacturing and final engineering of its limousine and bus lines, including developing over nine models of buses ranging from 11500 lb GVW to 33000 lb GVW for the North American market.  Mr. Read built a reputation for quality, reliability, style and value. Vehicles manufactured at Tiffany Coachworks under his direction deployed the very latest technology.  Mr. Read’s prior experience of thirteen years of running Tiffany Coachworks, as well as his vast knowledge of bus manufacturing and electric vehicles led us to believe Mr. Read is an ideal director for our company considering our primary business plan of manufacturing and selling electric vehicles and buses.

Mr. Read holds 18,500,000 shares of our common stock held in the name of Parrot Hill Investments LLC, an entity owned by Mr. Read.   Currently, Mr. Read is not compensated for his services as a member of our Board of Directors.

Peter C. Leeds, age 72 is a member of our Board of Directors. Since January 1986, Mr. Leeds has been the President of Leeds Davis a professional services firm specializing in providing management consulting services to a variety of companies, ranging from start-ups to mature companies.  Prior to his position with Leeds Davis, Mr. Leeds was a well-known manager in the music industry.  His clients included Blondie, Roberta Flack, and Les McCann. Following his successful music industry career, Mr. Leeds created a video production company that went on to produce The Better Homes and Gardens Idea Notebook for USA Network. Mr. Leeds has also been involved in creating a number of financial structures and business arrangements for a variety of clients. These have included Kolff Medical with Dr. Robert Jarvic (creator of the Jarvic artificial heart), The Juvenile Diabetes Foundation (where he was VP and Board member) and The Caedmon School (where he was Board member and VP for 5 years).  Mr. Leed’s experience with assisting companies with financial structures and business arrangements led us to believe Mr. Leeds is an ideal director for our company considering where we are in development, our dependence on financing through the sales of our securities, as well as the possibility we may acquire other companies in the future.

Mr. Leeds holds 3,198,339 shares of our common stock.   Currently, Mr. Leeds is not compensated for his services as a member of our Board of Directors.

The following table sets forth the names and ages of our directors, director nominees, and executive officers as of December 31, 2012, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company.  The executive officers of the Company are elected annually by the Board of Directors.  The directors serve one-year terms until their successors are elected.  The executive officers serve terms of one year or until their death, resignation, or removal by the Board of Directors.  Unless described below, there are no family relationships among any of the directors and officers.

Term of Office

Our directors hold office until the next annual meeting or until their successors have been elected and qualified, or until they resign or are removed. Our board of directors appoints our officers, and our officers hold office until their successors are chosen and qualify, or until their resignation or their removal.

Family Relationships

There are no family relationships among our directors or officers.

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Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.

any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.

any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Committees

All proceedings of the board of directors for the year ended December 31, 2012 were conducted by resolutions consented to in writing by the board of directors and filed with the minutes of the proceedings of our board of directors. Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by the board of directors.

We do not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our president at the address appearing on the first page of this annual report.

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Audit Committee Financial Expert

Our board of directors has determined that it does not have an audit committee member that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. We believe that the audit committee members are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated revenues to date.

Nomination Procedures For Appointment of Directors

As of December 31, 2012, we did not effect any material changes to the procedures by which our stockholders may recommend nominees to our board of directors.

Code of Ethics

We do not have a code of ethics.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

During the most recent fiscal year, to the Company’s knowledge, the following delinquencies occurred:

Name	No. of Late Reports	No. of Transactions Reported Late	No. of Failures to File
Fred Luke	0	0	1
Darren West	0	0	1
Ian Hobday	0	0	1
Alan Rothman	0	0	1
Andrew Hewson	0	0	1

EXECUTIVE COMPENSATION

The particulars of compensation paid to the following persons:

(a)

all individuals serving as our principal executive officer during the year ended December 31, 2012;

(b)

each of our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2012 who had total compensation exceeding $100,000; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at December 31, 2012,

who we will collectively refer to as the named executive officers, for the years ended December 31, 2012 and 2011, are set out in the following summary compensation table:

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Summary Compensation

The following table provides a summary of the compensation received by the persons set out therein for each of our last two fiscal years:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Fred Luke President and Director (former Treasurer)	2012 2011 2010	30,000(1) 18,000 18,000	-0- -0- -0-	-0- -0- -0-	466,649(2) -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	496,649 18,000 18,000
Alan Rothman Secretary and Director	2012 2011 2010	30,000(1) 18,000 18,000	-0- -0- -0-	-0- -0- -0-	466,649(2) -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	496,649 18,000 18,000

(1)

During the year ended December 31, 2012, Fred Luke and Alan Rothman each received compensation of $18,000 and $12,000, respectively, for their roles as directors of Green Automotive Company and Matter of Time I Co.  As at December 31, 2012 both had accrued compensation of $12,000 in respect of Matter of Time I Co. and Alan Rothman had accrued compensation of $13,500 in respect of Green Automotive Company.

(2)

Fred Luke and Alan Rothman each received options to purchase 2,000,000 shares our common stock for services rendered.  These options were issued and vested on December 31, 2012. The estimated cost of these shares using the Black Scholes formula is $466,649.

Employment Contracts

We currently do not have written employment agreements with our executive officers.  However, LEC, our wholly-owned subsidiary, has independent contractor agreements with Mr. Ian Hobday and Mr. Darren West, LEC’s executive officers, and NCWI, our wholly-owned subsidiary, has an employment agreement with Mr. Carter Read.

In connection with the Liberty Agreement, in July 20, 2012, LEC entered into independent contractor agreements with Ian Hobday and Darren West, to serve as LEC’s Chief Executive Officer and Chief Financial Officer, respectively.  Under the independent contractor agreements each of Mr. Hobday and Mr. West are entitled to remuneration of £150,000 per year of which £6,000 per month will be paid in cash by LEC, and the balance will be accrued / deferred.  To date, certain amounts of the £6,000 per month that LEC had planned to pay in cash is also being accrued.  The arrangement will be reviewed after 6 months.  Each of Mr. Hobday and Mr. West, after 6 months from the effective date of their agreement, will have the option of converting all or part of the accrued / deferred amount into GAC common stock based on the following formula: Amount Executive chooses to convert / (GACR stock price at date of conversion / 2) = number of shares in GACR ordinary stock to be granted.  In addition, we agreed to issue Mr. Hobday and Mr. West options to acquire up to two Million (2,000,000) shares of our common stock, as well as 150,000 shares of our Series A Convertible Preferred Stock (the “Series A Preferred Stock”).  The shares of Series A Preferred Stock, or any common stock issued to the executives as a result of the conversion of the Series A Preferred Stock, shall not be transferred by the executives for a period of three (3) years from the effective date of the independent contractor agreements, and such shares are subject to forfeiture as set forth in the agreements.

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In connection with the NCWI Agreement, NCWI entered into an employment agreement with Mr. Read, under which Mr. Read serves as the Chief Executive Officer of NCWI and receives compensation of $15,000 per month and a bonus of $700 per vehicle manufactured and sold by NCWI, which remuneration will be paid by NCWI to Mr. Read no later than the 15th day of the month following the month NCWI receives full payment for the applicable bus.  Additionally, under his employment agreement, Mr. Read has an “acquisition bonus” pursuant to which in the event we either sell NCWI in an equity sale or sell substantially all of the assets of NCWI in an asset sale, in a stand-alone transaction (one that does not involve the sale of substantially all of Green Automotive Company in the same transaction) to a third party, and if the purchase price we receive for NCWI in the transaction exceeds the value of the shares of our common stock that Mr. Read received under that certain Acquisition and Stock Exchange Agreement (the “Acquisition Agreement”) by and between GACR, NCI and NCI’s shareholders dated of even date hereof (such value shall be deemed to be the “Share Value Amount,” as defined herein), then Executive will receive a cash bonus equal to 50% of the total purchase price GACR receives for NCI (or its assets) minus the Share Value Amount.  The Share Value Amount shall be $0.35, multiplied by the total number of shares of GACR common stock the NCI shareholders have received under the Acquisition Agreement (up to 27,000,000 shares).  In order to receive the Acquisition Bonus Executive must have been employed by Employer within one year of the date NCI or its assets are sold by GACR to a third party.

Director Compensation

The following table sets forth director compensation for 2012:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Fred Luke	18,000 (1)	-	466,649 (2)	-	-	-	484,649

Alan Rothman	18,000(1)	-	466,649 (2)	-	-	-	484,649

Ian Hobday	-	-	- (3)	-	-	-	-

Darren West	-	-	- (3)	-	-	-	-

Andrew Hewson	-	-	-	-	-	-	-

(1)

Fred Luke and Alan Rothman each received compensation of $18,000 for their roles as directors of Green Automotive Company.  At December 31, 2012 Alan Rothman had accrued compensation of $13,500 owed to him.

(2)

Fred Luke and Alan Rothman each received options to purchase 2,000,000 shares our common stock for services rendered.  These options were issued and vested on December 31, 2012. The estimated cost of these shares using the Black Scholes formula is $466,649.

(3)

Ian Hobday and Darren West were awarded 2,000,000 options each on July 23, 2012 which vest one-third on the next three consecutive anniversary dates.  As at December 31, 2012 no cost was assigned to these options as they have not vested yet.

Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding stock awards held by the Named Executive Officers on December 31, 2012:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Fred Luke	2,000,000	-	-	$0.42	January 1, 2016	-	-	-	-

Alan Rothman	2,000,000	-	-	$0.42	January 1, 2016	-	-	-	-

Ian Hobday	-	2,000,000	-	$0.42	July 23, 2018 (1)	-	-	-	-

Darren West	-	2,000,000	-	$0.42	July 23, 2018 (1)	-	-	-	-

Andrew Hewson	-	-	-	-	-	-	-	-	-

(1)  The options issued to Ian Hobday and Darren West expire three years after they vest.  Since the options vest equally over three years on July 23, 2013, July 23, 2014 and finally on July 23, 2015, one third will equally expire on July 23, 2016, July 23, 2017 and finally on 23, July 2018.

Outstanding Equity Awards at Fiscal Year-End

During the year ended December 31, 2012, we issued options to purchase 2,000,000 shares of our common stock to each of Mr. Fred Luke, Mr. Alan Rothman, Mr. Ian Hobday and Mr. Darren West, all of which are officers and Directors of Green Automotive Company.

Aggregated Option Exercises

There were no options exercised by any officer or director of our company during our twelve month period ended December 31, 2012.

Long-Term Incentive Plan

Currently, our company does not have a long-term incentive plan in favor of any director, officer, consultant or employee of our company.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 30, 2013, certain information with respect to the Company’s equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company’s outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Title of Class	Name and Address of Beneficial Owner(2)	Nature of Beneficial Ownership	Amount		Percent of Class (1)

Common Stock	Fred Luke (3)	Director	2,000,000	(4)	<1%

Common Stock	Allan M. Rothman (3)	Secretary and Director	3,000,000	(5)	<1%

Common Stock	Ian Hobday (3)	Director	67,838,823	(6)	14.45%

Common Stock	Andrew N. Hewson (3)	Director	531,087	(8)	<1%

Common Stock	Darren West (3)	Director	65,644,515	(7)	13.97%

Common Stock	Carter Read (3)	Director	18,500,000	(9)	4.67%

Common Stock	Peter Leeds (3)	Director	3,198,339		<1%

Common Stock	Bio-Global Resources, Inc. 74998 Country Club Dr. Palm Desert, CA 92260	5% Shareholder	37,812,060	(11)	8.71%

Common Stock	Equity Market Development, Inc. 11700 Preston Rd., Ste #660-418 Dallas, TX 75230	5% Shareholder	55,519,200	(12)	12.29%

Common Stock	First Orient Holdings Limited 11700 Preston Rd., Ste #660-418 Dallas, TX 75230	5% Shareholder	49,500,000	(13)	11.11%

Common Stock	All Officers and Directors as a Group (5 persons)		160,712,764	(4) to (10)	31.21%

(1)

Based on 396,132,391 shares of common stock outstanding as of October 30, 2013.  Shares of common stock subject to options or warrants or other convertible instruments currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for the purposes of computing the percentage of any other person.

(2)

Unless indicated otherwise, the address of the shareholder is 5495 Wilson Street, Riverside, CA 92509.

(3)

Indicates an officer and/or director of the Company.

(4)

Includes options to purchase 2,000,000 shares of our common stock at an exercise price of $0.42 per share.

(5)

Includes options to purchase 2,000,000 shares of our common stock at an exercise price of $0.42 per share.

(6)

Includes 6,438,823 shares of our common stock held in the name of Hobbers, Inc., an entity owned by Mr. Hobday, and 150,000 shares of our Series A Preferred Stock.  The number of shares indicated in table is on an “as converted” basis as on October 30, 2013.  Shares of our Series A Preferred Stock are convertible into that number of shares of our common stock determined by multiplying the number of issued and outstanding shares of our common stock  on the date of conversion by .000001, and then multiplying that number by the number of Series A Preferred Shares to be converted.  For the purposes of this calculation as of October 30, 2013 we had 396,132,391 shares outstanding on a fully-diluted basis.

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(7)

Includes 4,244,515 shares of our common stock held in the name of Thomas West Investments Limited, an entity owned by Mr. West and his wife, and 150,000 shares of our Series A Preferred Stock.  The number of shares indicated in table is on an “as converted” basis as on October 30, 2013.  Shares of our Series A Preferred Stock are convertible into that number of shares of our common stock determined by multiplying the number of issued and outstanding shares of our common stock, on the date of conversion by .000001, and then multiplying that number by the number of Series A Preferred Shares to be converted.  For the purposes of this calculation as of October 30, 2013 we had 396,132,391 shares outstanding on a fully-diluted basis.

(8)

Includes 531,087 shares of our common stock that Mr. Hewson owns in his own name.

(9)

Includes 18,500,000 shares of our common stock held in the name of Parrot Hill Investments LLC, an entity owned by Mr. Read.

(10)

Includes 3,198,339 shares of our common stock that Mr. Leeds owns in his own name.

(11)

Includes 95,485 shares of our Series A Preferred Stock.  Shares of our Series A Preferred Stock are convertible into that number of shares of our common stock determined by multiplying the number of issued and outstanding shares of our common stock, on the date of conversion by .000001, and then multiplying that number by the number of Series A Preferred Shares to be converted. For the purposes of this calculation as of October 30, 2013 we had 396,132,391 shares outstanding on a fully-diluted basis.

(12)

Includes 140,200 shares of our Series A Preferred Stock.  Shares of our Series A Preferred Stock are convertible into that number of shares of our common stock determined by multiplying the number of issued and outstanding shares of our common stock,  on the date of conversion by .000001, and then multiplying that number by the number of Series A Preferred Shares to be converted.  For the purposes of this calculation as of October 30, 2013 we had 396,132,391 shares outstanding on a fully-diluted basis.

(13)

Includes 125,000 shares of our Series A Preferred Stock.  Shares of our Series A Preferred Stock are convertible into that number of shares of our common stock determined by multiplying the number of issued and outstanding shares of our common stock, on the date of conversion by .000001, and then multiplying that number by the number of Series A Preferred Shares to be converted. For the purposes of this calculation as of October 30, 2013 we had 396,132,391 shares outstanding on a fully-diluted basis.

The Company is not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above.

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Change of Control Transaction

Green Automotive Company has not had any changes in control.  However, under the MOT Agreement, at closing of the transaction, MOT dissolved into and became a part of Green Automotive Company, with Green Automotive Company being the surviving corporation and electing to assume MOT’s status as a reporting issuer under the Securities Exchange Act of 1934, as amended.  On December 14, 2012, the transactions contemplated by the MOT Agreement closed.  As a result of the closing, MOT was merged out of existence and Green Automotive Company became a reporting issuer under the Securities Exchange Act of 1934, as amended.

As a result of this transaction, MOT was dissolved by way of merger and Green Automotive Company became the registrant.  Green Automotive Company’s shareholders control Green Automotive Company, which is now the registrant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as set out below, as of December 31, 2012, we had not been a party to any transaction, proposed transaction, or series of transactions during the last two years in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which, to our knowledge, any of the following persons had, or is to have, a direct or indirect material interest: a director or executive officer of our company; a nominee for election as a director of our company; a beneficial owner of more than five percent of the outstanding shares of our common stock; or any member of the immediate family of any such person.

On July 19, 2010, we entered into an Advisory Agreement (the “Advisory Agreement’) with Global Market Advisors, Inc., a Nevada corporation (“GMAI”).  Under the Advisory Agreement, GMAI was retained by us to assist with a variety of services, including, but not limited to, assisting us with our filings as a public company, making the public aware of us and our business, and provide general advice to our management in order to execute our business plan and strategy.  In exchange for the services we agreed to compensate GMAI as follows:   (i) an option to purchase 1,000,000 shares of common stock (which was issued and exercised by GMAI in 2010), (ii) an advisory fee of $2,500 per month (which was paid for 2-3 months and has been accrued since, with currently $117,000 due), (iii) an “introduction fee” for introductions GMAI provided to us that leads distributors or sales channels for our products, with the “introduction fee” equal to 10% of the funds or other benefits received by us as a result of the introductions provided by GMAI, and (iv) a “transaction fee” for any acquisition, merger, joint venture, etc., brought to us by GMAI, with the “transaction fee” equal to 10% of the economic benefit received by us as a result of the transaction (currently GMAI is owed a transaction fee the amount of which GMAI and our management have yet to agree upon).  At the time we entered into the Advisory Agreement, Mr. Fred Luke was GMAI’s President and owned 99% of GMAI’s common stock, but was not affiliated with Green Automotive Company at that time.  When Mr. Luke agreed to become our President in January 2011, he stepped down from his position with GMAI and transferred his ownership interest in GMAI to Global Trade Finance, Inc. (“Global Trade”) in exchange for the extinguishment of debt GMAI owed Global Trade, making GMAI a wholly-owned subsidiary of Global Trade.  Mr. Luke’s father, Mr. Fred Graves Luke, continued to work for GMAI until Mr. Fred Graves Luke’s passing in April 2012.  At the time of his passing he was negotiating on behalf of us agreements with Indian Tribes in Oklahoma and Florida to sell the Tribes All-Electric School Buses and he was trying to secure State and Federal grants for us.  However, Fred Graves Luke passed away in April 2012. Since the death of Fred Graves Luke, Mr. John L. Lawver, President of Eurasia Finance and Development Corp, (“Eurasia”), the sole shareholder of Global Trade Finance Inc (“Global Trade”), which is the sole shareholder of GMAI, has been carrying out the duties of acting Secretary and Director of GMAI.

On January 1, 2012, we entered into a Credit Agreement with Global Trade, pursuant to which Global Trade agreed to provide us up to $250,000 in loans which we were to collateralize with the issuance of 5,000,000 shares of our common stock (the “Collateral Shares”).  We borrowed approximately $79,000 under the Credit Agreement but never issued the Collateral Shares.  In June 2012, we entered into a Settlement, General Release and Conversion Agreement under which we agreed to terminate the Credit Agreement and forgive repayment of the $79,000 in exchange for 1,500,000 of the Collateral Shares.  At the time the agreement was entered into Mr. Fred Graves Luke, the father of Fred Luke, our President, was the President of Global Trade, however, since the death of Fred Graves Luke. Global Trade became a wholly-owned subsidiary of Eurasia, a non-affiliate.

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On December 31, 2010, we entered into an Assignment Agreement with GMAI who, acting as a trustee in a Settlement Agreement between our former CEO and certain of our creditors, whereby our former CEO agreed to settle all claims and obligations totaling $469,560 on our behalf to the creditors in consideration for assigning 45,000,000 common shares of his personal shares to the creditors.  We recorded a gain on debt settlement of $469,560 during the year ended December 31, 2010.

Additionally, in March 2012, Investment & Finance Company IFC Ltd (“IFC”), a non-affiliate, agreed to settle the disputes and our accrued debt of $430,689 to certain of our former officers, directors and employees consisting of claims for back/accrued salaries, unreimbursed out of pocket expenses paid on behalf of us in exchange for 8,000,000 shares of our common stock.

On July 23, 2012, we entered into a Stock Purchase Agreement (the “FMS Stock Agreement”) with First Market Services, a Nevada corporation (“FMS”) and one of our shareholders, under which we may sell, and FMS may purchase, up to One Hundred Twenty Thousand (120,000) shares of our Series A Preferred Stock  at Five Dollars ($5) per share.  Pursuant to the FMS Stock Agreement, FMS has the right to purchase the Series A Shares in increments of One Thousand Dollars ($1,000) with a minimum purchase of Fifty Thousand Dollars ($50,000) per month for a minimum of twelve (12) months, with Forty Thousand Dollars ($40,000) being earmarked for the LEC Entities to fund their operations and growth, and Ten Thousand Dollars ($10,000) being earmarked to fund the costs associated with us being a public company.  As of December 31, 2012, we had issued 83,680 shares of our Series A Preferred Stock have been issued to FMS under the FMS Agreement.

As a result of the acquisition of Newport Coachworks, Inc., we entered into a second Stock Purchase Agreement (the “FMS Stock Agreement No. 2”) with FMS under which we may sell, and FMS may purchase, up to One Hundred Twenty One Thousand Two Hundred Twelve (121,212) shares of our Series A Preferred Stock at Eight Dollars Twenty Five Cents ($8.25) per share.  Pursuant to the FMS Stock Agreement No. 2, FMS has the right to purchase the Series A Shares in increments of One Thousand Dollars ($1,000).  An initial payment of $50,000 was paid on October 15, 2012.  As of December 31, 2012, we had issued 12,121 shares of our Series A Preferred Stock to FMS under FMS Agreement No. 2.

During the six months ended June 30, 2013 we received advances totaling $785,839 from First Market Services, who is a shareholder of ours.   These advances are due upon demand and do not bear any interest.  During the first quarter of 2013, we converted $180,188 of the advances into 21,841 shares of our Series A Convertible Preferred Stock ($8.25/per share).  As of June 30, 2013, $725,752 remained due to First Market Services for money advanced to us.

As of December 31, 2012, we owed $120,102 to FMS, of which $15,102 relates to amounts paid by FMS to us under the FMS Agreements for which stock has not been issued, and $105,000 relates to prior loans to us from FMS.

We do not have a written policy concerning the review, approval, or ratification of transactions with related persons.

We do not have an audit, compensation, or nominating committee.  One of our directors, Andrew Hewson, is independent.

Corporate Governance

As of December 31, 2012, our Board of Directors consisted of Mr. Fred Luke, Mr. Alan Rothman, Mr. Ian Hobday, Mr. Darren West and Mr. Andrew Hewson.  Mr. Hewson is considered “independent” as the term is used in NASDAQ rule 5605(a)(2).

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

Nevada law authorizes Nevada corporations to limit or eliminate the personal liability of their directors to them and their stockholders for monetary damages for breach of a director’s fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations Nevada law authorizes, directors of Nevada corporations are accountable to those corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Nevada law enables Nevada corporations to limit available relief to equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of our directors to us and our stockholders to the fullest extent Nevada law permits. Specifically, no director will be personally liable for monetary damages for any breach of the director’s fiduciary duty as a director, except for liability:

·for any breach of the director’s duty of loyalty to us or our stockholders;

·for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

·for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the NGCL; and

·for any transaction from which the director derived an improper personal benefit.

This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders. Our bylaws provide indemnification to our officers and directors and other specified persons with respect to their conduct in various capacities. See “Indemnification of Directors and Officers.”

Anti-Takeover Effects of Provisions of the NGCL and our Certificate of Incorporation and Bylaws

Provisions of the NGCL and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our Board of Directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Nevada Anti-Takeover Statute.   We are subject to Section 203 of the NGCL, an anti-takeover statute. In general, Section 203 of the NGCL prohibits a publicly-held Nevada corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board of Directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

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As of November 30, 2012, we are not subject to Section 203 of the NGCL because we do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders and we have not elected by a provision in our original Certificate of Incorporation or any amendment thereto to be governed by Section 203. Unless we adopt an amendment of our Certificate of Incorporation by action of our stockholders expressly electing not to be governed by Section 203, we would generally become subject to Section 203 of the NGCL at such time that we have a class of voting stock that is either listed on a national securities exchange or held of record by more than 2,000 stockholders, except that the restrictions contained in Section 203 would not apply if the business combination is with an interested stockholder who became an interested stockholder before the time that we have a class of voting stock that is either listed on a national securities exchange or held of record by more than 2,000 stockholders.

Amendments to Our Certificate of Incorporation. Under the NGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the NGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

·increase or decrease the aggregate number of authorized shares of such class;

·increase or decrease the par value of the shares of such class; or

·alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

Vacancies in the Board of Directors. Our bylaws provide that, subject to limitations, any vacancy occurring in our Board of Directors for any reason may be filled by a majority of the remaining members of our Board of Directors then in office, even if such majority is less than a quorum. Each director so elected shall hold office until the expiration of the term of the other directors. Each such directors shall hold office until his or her successor is elected and qualified, or until the earlier of his or her death, resignation or removal.

Special Meetings of Stockholders. Under our bylaws, special meetings of stockholders may be called at any time by a majority of the members of the Board of Directors or by any officer instructed by the directors to call such a meeting. Under the NGCL, written notice of any special meeting must be given not less than 10 nor more than 60 days before the date of the special meeting to each stockholder entitled to vote at such meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our Board of Directors or a committee of our Board of Directors.

No Cumulative Voting. The NGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation will not provide for cumulative voting.

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Transfer Agent and Registrar

Our independent stock transfer agent is Action Stock Transfer Corporation.

Article 10 of our Articles of Incorporation, as amended, provides the following:

“No Personal Liability of Officers or Directors.  To the fullest extent permitted by Nevada Revised Statute 78.037 as the same exists or may hereafter be amended, an officer or Director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages due to breach of fiduciary duty as such officer or Director.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

AVAILABLE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934.  We filed with the Securities and Exchange Commission a registration statement on Form S-1, together with all amendments and exhibits thereto, under the Securities Act of 1933 with respect to the common stock offered hereby.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto.  Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

Copies of all or any part of the registration statement may be inspected without charge or obtained from the Commission at the Headquarters Office, 100 F Street, N.E., Room 1580, Washington, DC 20549, upon the payment of the fees prescribed by the Commission.  The registration statement is also available through the Commission’s web site at the following address:  http://www.sec.gov.

EXPERTS

The financial statements of Green Automotive Company as of December 31, 2012 and 2011 and for the years then ended appearing in this prospectus which is part of a registration statement have been so included in reliance on the report of Anton & Chia, LLP, given on the authority of such firm as experts in accounting and auditing.

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PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay all expenses in connection with the registration and sale of the common stock by the selling stockholder, who may be deemed to be an underwriter in connection with their offering of shares.  The estimated expenses of issuance and distribution are set forth below:

Registration Fees	Approximately	$820
Transfer Agent Fees	Approximately	500
Costs of Printing and Engraving	Approximately	500
Legal Fees	Approximately	32,500
Accounting and Audit Fees	Approximately	5,000
Total		$39,320

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article 10 of our Articles of Incorporation provides that, to the fullest extent permitted by law, no director or officer shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders.  In addition, the corporation shall have the power, in its bylaws or in any resolution of its stockholders or directors, to indemnify the officers and directors of the corporation against any liability as may be determined to be in the best interests of this corporation, and in conjunction therewith, to buy, at the corporation’s expense, policies of insurance.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On October 16, 2013, we issued 500,000 shares of our common stock to Alan Stone, or his designees, in exchange for investor relations services provided to the company.  The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 since Mr. Stone is either accredited or sophisticated and familiar with our operations.

On September 20, 2013, we issued 503,054 shares of our common stock to Wesley Jacobs in lieu of $50,000 Convertible loan note and issued 543,564 shares of our common stock to Todd Jorgensen in lieu of $50,000 Convertible loan note.. The shares were restricted in accordance with Rule 144.  The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 since the investors were either accredited or sophisticated and familiar with our operations.

On September 20, 2013, we issued 27,939 shares of our common stock to Paul Fickweiller in lieu of a retention bonus.  Mr. Fickweiller is a key member of our staff on the replacement Azalai program.  The shares were restricted in accordance with Rule 144.  The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 since the investor was either accredited or sophisticated and familiar with our operations.

On September 20, 2013, we issued 114,046 shares of our common stock to Purple Parking Limited in lieu of  rent due by Going Green, one of our subsidiaries.  The shares were restricted in accordance with Rule 144.  The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 since the investor was either accredited or sophisticated and familiar with our operations.

On August 26, 2013, we entered into a Securities Purchase Agreement with Auctus Private Equity Fund, LLC, under which we issued them a Convertible Promissory Note in the principal amount of $37,750, which is convertible into shares of our common stock at a 42% discount to our two lowest closing bid prices during a pricing period.  The issuance of the promissory note was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 since the investor was either accredited or sophisticated and familiar with our operations.

On August 21, 2013, we entered into a Securities Purchase Agreement with LG Capital Funding, LLC, under which we issued them a Convertible Promissory Note in the principal amount of $51,500, which is convertible into shares of our common stock at a 50% discount to our two lowest closing bid prices during a pricing period.  The issuance of the promissory note was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 since the investor was either accredited or sophisticated and familiar with our operations.

On July 29, 2013, we issued 16,156,335 shares of our common stock to Helium Investments in exchange for their conversion of 42,152 shares of our Series A Convertible Preferred Stock.  These shares were restricted in accordance with Rule 144.  The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 since the investor was either accredited or sophisticated and familiar with our operations.

On July 18, 2013, we issued 27,000,000 shares of our common stock to Parrot Hill Investments, an entity controlled by Carter Read, one of our directors, as consideration owed to him under that certain Acquisition and Stock Exchange Agreement with Newport Coachworks, Inc., a California corporation dated October 12, 2012.  These shares were restricted in accordance with Rule 144.  The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 since the investor was either accredited or sophisticated and familiar with our operations.

On March, 6, 2013, we converted $180,188 of the amount we owed to First Market Services, one of our primary shareholders, into 21,841 shares of our Series A Convertible Preferred Stock.  On July 26, 2013, we issued First Market Services an additional 95,485 shares of our Series A Convertible Preferred Stock in lieu of repaying certain amounts advanced to us by First Market Services.  These shares were restricted in accordance with Rule 144.  The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 since the investor was either accredited or sophisticated and familiar with our operations.

On February 28, 2013, we entered into an Acquisition and Stock Exchange Agreement (the “Going Green Agreement”) with Going Green Ltd., an England corporation (“GG”), under which we and LEC, our wholly-owned subsidiary, agreed to purchase 100% of the issued and outstanding securities of GG (the “GG Shares”), in exchange for the transfer of One Million Five Hundred Sixty Two Thousand Four Hundred Ninety Eight (1,562,498) shares of our common stock to the GG Shareholders.  In addition, we agreed to issue two creditors of GG an aggregate of One Hundred Fifty Thousand Five Hundred One (150,501) in full satisfaction of amounts GG owed them.  The shares were issued, and the transaction closed, on June 24, 2013.  There were a total of 15 GG Shareholders and all were non-affiliates except Mr. Andrew Nicholas Hewson, who is a member of our Board of Directors.  Mr. Hewson received 602,486 shares of our common stock in the GG transactions.  All shares issued to GG shareholders and creditors contained a standard Rule 144 restrictive legend.  The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 since the investors were either accredited or sophisticated and familiar with our operations.

On or about February 15, 2013, we received a request from First Market Services to convert 62,500 shares of our Series A Convertible Preferred Stock into shares of our common stock.  Pursuant to the Certificate of Designation for our Series A Preferred Stock, our management calculated the number of shares of our common stock to be issued upon the conversion of 62,500 shares of our Series A Convertible Preferred Stock to be 20,437,331 shares, a figure that First Market Services confirmed.  As a result, on February 15, 2013, we issued 20,437,331 shares of our common stock to First Market Services.  The shares contained a standard Rule 144 restrictive legend.  The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 since the investor was either accredited or sophisticated and familiar with our operations.

On March 14, 2013, we entered into an Investment Agreement (the "Agreement") with Kodiak Capital Group, LLC ("Kodiak") in order to establish a source of funding for the company.  Under the Agreement, Kodiak will provide us with up to $3,000,000 of funding.  Pursuant to the Agreement, on February 15, 2013, we issued a total of 535,715 shares of our common stock, with 375,000 shares issued in the name of Kodiak and 160,715 shares issued in the name of Colin Manners, a principal of Kodiak, per Kodiak’s instruction.  The shares contained a standard Rule 144 restrictive legend.  The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 since the investor was either accredited or sophisticated and familiar with our operations.

On October 29, 2012, Liberty Electric Cars Ltd., our wholly-owned subsidiary (“LEC”), entered into a Purchase and Management Agreement with Metroelectric PLC (“Metroelectric”), under which LEC purchased a 30% ownership interest in Powabyke EV Limited (“Powabyke”) from Metroelectric in exchange for 1,050,000 shares of our common stock.   These shares were issued on March 22, 2013.  The shares contained a standard Rule 144 restrictive legend.  The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 since the investor was either accredited or sophisticated and familiar with our operations.

On January 23, 2013, we entered into a Settlement Agreement and General Release by and between us, LEC, on the one hand, and Gary Spaniak (“Spaniak”) and Ron Davis (“Davis”), respectively (the “Settlement Agreements”), under which we and LEC agreed with Spaniak and Davis to settle issues between them related to LEC’s agreement with OicCo Acquisition I Inc., a Delaware corporation (“OicCo”), in exchange for One Million Five Hundred Thousand (1,500,000) shares of our common stock.  These shares were issued on March 22, 2013.  The shares contained a standard Rule 144 restrictive legend.  The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 since the investors were either accredited or sophisticated and familiar with our operations.

On December 31, 2012, we issued options to purchase an aggregate of 14,000,000 shares of our common stock at an exercise price of $0.42, which vested immediately upon issuance.  These options were issued for services rendered by the holders to the company.  Of those options, 2,000,000 were issued to Fred Luke, our President and one of our Directors, and 2,000,000 were issued to Alan Rothman, our Secretary and one of our Directors.  The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investors were either accredited or sophisticated and familiar with our operations.

On December 26, 2012, we issued a total of 23,680 shares of our Series A Convertible Preferred Stock to First Market Services in exchange for $118,400 cash.  The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was either accredited or sophisticated and familiar with our operations.

On December 17, 2012, we issued a total of 42,121 shares of our Series A Convertible Preferred Stock to First Market Advisors, Inc. in exchange for $250,000 cash.  The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was either accredited or sophisticated and familiar with our operations.

On or about November 13, 2012, we issued an aggregate of 1,004,180 shares of our common stock to four non-affiliate investors in exchange for $216,903 owed by Liberty under debt instruments.  The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was either accredited or sophisticated and familiar with our operations.

On or about November 13, 2012, we issued 300,000 shares of our common stock to one non-affiliate investor in exchange for $47,038 owed by Liberty for services performed.  The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was either accredited or sophisticated and familiar with our operations.

Pursuant to the NCWI Transaction, we agreed to issue 5,000,000 shares of our common stock to Mr. Carter Read, the Chief Executive Officer of Newport Coachworks, Inc., our wholly-owned subsidiary, in connection with the NCWI Transaction.  These shares have not been issued as of the date of this filing.  The issuance will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was either accredited or sophisticated and familiar with our operations.

On or about September 29, 2012, we issued 30,000 shares of our Series A Preferred Stock to First Market Services, Inc. pursuant to the Stock Purchase Agreement we have with First Market Services, Inc.  The shares were issued in exchange for $150,000.   The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was either accredited or sophisticated and familiar with our operations.

In September 2012, we issued 1,500,000 shares of our common stock to Global Trade Finance, Inc. under the terms of a settlement agreement, pursuant to which Global Trade Finance forgave approximately $79,000 in loans to us.  The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was either accredited or sophisticated and familiar with our operations.

On or about July 17, 2012, we issued the Thirty Nine Million Seven Hundred Forty Two Thousand One Hundred Seventy Eight (39,742,178) shares of our common stock held by LAG to the LEC Shareholders, pursuant to the Liberty Transaction.  These shares represented approximately 8.19% of our outstanding voting control.  This issuance was exempt from registration under Regulation S of the Securities Act of 1933, as amended, and pursuant to Section 4(2) of the Securities Act of 1933, and the investors were either accredited or sophisticated and familiar with our operations.

On December 21, 2011, we issued 500,000 shares our Series A Convertible Preferred Stock to First Market Services, Inc. pursuant to the terms of that certain Settlement & Conversion Agreement (“SCA”) whereby the parties agreed that First Market Services would forgive all amounts owed to it from us, including the accrued interest as documented under the individual convertible promissory notes.  The total debt at the time of conversion totaled $1,205,950.  The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was either accredited or sophisticated and familiar with our operations.

If our stock is listed on an exchange we will be subject to the Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to a few exceptions which we do not meet. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

EXHIBITS

3.1 (1)	Articles of Incorporation of Green Automotive Company, filed June 3, 2011

3.2 (1)	Articles of Merger of Green Automotive Company, filed October 19, 2011

3.3 (1)	Articles of Merger between Green Automotive Company and Matter of Time I Co., filed December 13, 2012

3.4 (1)	Amended and Restated Bylaws of Green Automotive Company

5.1*	Legal Opinion of Legal Counsel

10.1 (1)	Advisory Agreement by and between Green Automotive Company and Global Market Advisors, Inc. dated July 19, 2010

10.2 (1)	Credit Agreement by and between Green Automotive Company and Global Trade Finance, Inc. dated January 1, 2012

10.3 (1)	Settlement, General Release and Conversion Agreement by and between Green Automotive Company and Global Trade Finance, Inc. dated June 30, 2012

10.4 (1)	Assignment Agreement by an between Green Automotive Company and Investment Finance IFC Ltd. Dated January 27, 2012

10.5 (1)	Merger Agreement and Plan of Reorganization by and between Green Automotive Company and Matter of Time I Co. dated February 10, 2012 and completed December 12, 2012.

10.6 (1)	Stock Exchange Agreement by and between Green Automotive Company and Liberty Electric Cars Ltd. Dated June 28, 2012

10.7 (1)	Amendment No. 1 to Stock Exchange Agreement by and between Green Automotive Company and Liberty Electric Cars Ltd. Dated December 4, 2012

10.8 (1)	Stock Purchase Agreement by and between Green Automotive Company and First Market Services dated June 29, 2012

10.9 (1)	Acquisition and Stock Exchange Agreement by and between Green Automotive Company and Newport Coachworks, Inc. dated October 12, 2012

10.10 (1)	Amended and Restated Independent Contractor Agreement by and between Liberty Electric Cars Ltd. And Ian Hobday dated December 4, 2012

10.11 (1)	Amended and Restated Independent Contractor Agreement by and between Liberty Electric Cars Ltd. And Darren West dated December 4, 2012

10.12 (1)	Employment Agreement by and between Newport Coachworks, Inc. and Carter Read dated October 2012

10.13 (1)	Distribution Agreement by and between Newport Coachworks, Inc. and Don Brown Bus Sales, Inc. dated November 1, 2012

10.14 (1)	Employment Agreement with Mark Aubry dated December 17, 2012

10.15 (1)	Stock Purchase Agreement by and between Green Automotive Company and First Market Services dated November 20, 2012

10.16 (1)	Stock Purchase Agreement by and between Green Automotive Company and Mark E. Crone and Bosch Equities, LP dated September 1, 2011

10.17 (1)	Exchange Agreement by and between Green Automotive Company and Investment Finance Company IFC Limited dated March 31, 2012

10.18 (2)	Investment Agreement with Kodiak Capital Group, LLC dated March 14, 2013

10.19 (2)	Registration Rights Agreement with Kodiak Capital Group, LLC dated March 14, 2013

10.20 (3)	Acquisition and Stock Exchange Agreement by and between Green Automotive Company, Liberty Electric Cars Ltd. and Going Green Limited dated February 28, 2013

10.21 (4)	Securities Purchase Agreement with Auctus Private Equity Fund, LLC, dated August 26, 2013

10.22 (4)	Promissory Note issued to Auctus Private Equity Fund LLC, dated August 26, 2013

10.23 (4)	Securities Purchase Agreement with LG Capital Funding, LLC, dated August 21, 2013

10.24 (4)	Promissory Note issued to LG Capital Funding, LLC, dated August 21, 2013

10.25 (5)	Services Agreement by and between Navistar, Inc. and Liberty Electric Cars Ltd. dated May 3, 2011

10.26 (6)	Summary of Amendment to D Distribution Agreement by and between Newport Coachworks, Inc. and Don Brown Bus Sales, Inc. dated November 1, 2012

21.1 (1)	List of Subsidiaries

23.1	Consent of Anton & Chia, LLP

23.2	Consent of Sam Kan & Company

23. 3 *	Consent of Legal Counsel (included in Exhibit 5.1)

99.1	Audited Consolidated Financial Statements for Liberty Electric Cars, Ltd. for the Fiscal Years Ended December 31, 2011 and 2010

99.2	Unaudited Consolidated Financial Statements for Liberty Electric Cars, Ltd. for the Three and Six Months Ended June 30, 2012 and 2011

99.3	Unaudited Pro Forma Consolidated Financial Statements for the Twelve Months ended December 31 , 2012

*

To be included in subsequent filing.

(1)

Incorporated by reference from our Current Report on Form 8-K filed with the Commission on December 20, 2012.

(2)

Incorporated by reference from our Current Report on Form 8-K filed with the Commission on March 19, 2013.

(3)

Incorporated by reference from our Current Report on Form 8-K filed with the Commission on August 15, 2013.

(4)

Incorporated by reference from our Registration Statement on Form S-1/A filed with the Commission on November 12, 2013.

(5)

Incorporated by reference from our Amended Current Report on Form 8-K/A filed with the Commission on June 17, 2013.

(6)

Incorporated by reference from our Amended Current Report on Form 8-K/A filed with the Commission on November 29, 2013.

Undertakings

A.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B.

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-K) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Newport Beach, State of California.

Green Automotive Company

Dated: December 6 , 2013		/s/ Ian Hobday
	By:	Ian Hobday
	Its:	Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Dated: December 6 , 2013		/s/ Ian Hobday
	By:	Ian Hobday, Director and Chief Executive Officer (Principal Executive Officer

Dated: December 6 , 2013		/s/ Darren West
	By:	Darren West, Director, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Dated: December 6 , 2013	By:	Alan Rothman, Director and Secretary

Dated: December 6 , 2013	By:	Fred Luke, Director

/s/ Andrew Nicholas Hewson
Dated: December 6 , 2013	By:	Andrew Nicholas Hewson, Director

/s/ Carter Read
Dated: December 6 , 2013	By:	Carter Read, Director

/s/ Peter C. Leeds
Dated: December 6 , 2013	By:	Peter C. Leeds, Director